AGREEMENT AND PLAN OF MERGER

by and among:
SHIFT TECHNOLOGIES, INC.,
a Delaware corporation;
SHIFT REMARKETING OPERATIONS, INC.,
a Delaware corporation;
and
CARLOTZ, INC.,
a Delaware corporation
___________________________
Dated as of August 9, 2022
___________________________

Table of Contents
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Exhibits
Exhibit A    -    Certain Definitions

Exhibit B-1    -    Persons Entering into Support Agreements in favor of Parent and Merger Sub

Exhibit B-2    -    Persons Entering into Support Agreements in favor of the Company

Exhibit C    -    Form of A&R Sponsor Letter Agreement

Exhibit D     -    Form of Amended and Restated Certificate of Incorporation of Surviving
        Corporation

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AGREEMENT AND PLAN OF MERGER
This Agreement and Plan of Merger (this “Agreement”) is entered into as of August 9, 2022, by and among Shift Technologies, Inc., a Delaware corporation (“Parent”), Shift Remarketing Operations, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and CarLotz, Inc., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A. Each of Parent, Merger Sub and the Company is referred to herein as a “Party” and collectively as the “Parties.”
Recitals
A.    Parent, Merger Sub and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.
B.    The respective boards of directors of Parent, Merger Sub and the Company have unanimously approved this Agreement and the Merger.
C.    To induce Parent and Merger Sub to enter into this Agreement and cause the Merger to be consummated, concurrently with the execution and delivery of this Agreement, (i) each stockholder of the Company listed in Exhibit B-1 is executing a voting and support agreement in favor of Parent and Merger Sub (each such agreement, a “Support Agreement”); and (ii) the Company and Acamar Partners Sponsor I LLC have executed an amendment and restatement of that certain sponsor letter agreement, dated as of October 21, 2020 (the “A&R Sponsor Letter Agreement”), in the form attached hereto as Exhibit C.
D.    To induce the Company to enter into this Agreement and cause the Merger to be consummated, concurrently with the execution and delivery of this Agreement, each stockholder of Parent listed in Exhibit B-2 is executing a Support Agreement in favor of the Company.
Agreement
The Parties, intending to be legally bound, agree as follows:
Section 1.Description of Transaction
1.1Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).
1.2Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.
1.3Closing; Effective Time. Subject to Section 1.11(c), the consummation of the Contemplated Transactions (the “Closing”) shall take place by means of a virtual closing through electronic exchange of signatures at 8:00 a.m. (New York time) on the third (3rd) Business Day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 6 and Section 7 (other than those conditions which are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other place, time or date as Parent and the Company may jointly designate. The date on

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which the Closing actually takes place is referred to as the “Closing Date.” Subject to the provisions of this Agreement, a certificate of merger satisfying the applicable requirements of the DGCL shall be duly executed by the Company in connection with the Closing and, concurrently with or as soon as practicable following the Closing, filed with the Secretary of State of the State of Delaware. The Merger shall become effective at the time of the filing of such certificate of merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such certificate of merger with the consent of Parent (the time at which the Merger becomes effective being referred to as the “Effective Time”).
1.4Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:
(a)the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit D;
(b)the bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to the bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the Surviving Corporation’s name therein shall be changed to the Company’s name; and
(c)the directors of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are the directors of Merger Sub immediately prior to the Effective Time, until the earlier of their, death, resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be; and
(d)the officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are the officers of the Company immediately prior to the Effective Time, until the earlier of their, death, resignation (including any resignation pursuant to Section 5.8) or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.
1.5Effect on Capital Stock of the Company.
(e)Conversion of Company Common Stock and Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:
(i)subject to Sections 1.5(b), 1.5(c) and 1.7, each issued and outstanding share of Company Common Stock (other than any shares of Company Common Stock to be canceled pursuant to Section 1.5(a)(iii)) shall be converted into the right to receive a number of fully paid and non-assessable shares of Parent Common Stock equal to the Exchange Ratio; and all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist;
(ii)each holder of a Company Stock Certificate or Uncertificated Share shall cease to have any rights with respect thereto, except the right to receive, upon the surrender thereof, the Merger Consideration in accordance with this Section 1.5 and Section 1.7;
(iii)each share of Company Common Stock held in the treasury of the Company immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

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(iv)each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into one (1) fully paid and nonassessable share of the common stock of the Surviving Corporation; and
(v)each share of Parent Common Stock shall remain an issued share of Parent Common Stock and shall not be converted or canceled as a result of the Merger. Each certificate or book-entry share representing any shares of Parent Common Stock as of the Effective Time shall continue for all corporate purposes.
(a)Treatment of Company Equity Awards; Company Warrants; Company Earnout Shares.
(i)Company RSU Awards. Each award of time-based vesting restricted stock units relating to Company Common Stock (excluding the Company Earnout Acquiror RSUs, each, a “Company RSU Award”) that is outstanding as of immediately prior to the Effective Time shall, as of the Effective Time, automatically and without any action on the part of the holder thereof:
(A)if and to the extent such Company RSU Award is or becomes vested at the Effective Time pursuant to its terms, be cancelled and converted into the right to receive a number of shares of Parent Common Stock equal to the product of (1) the number of vested whole shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time and (2) the Exchange Ratio, less applicable Tax withholding, payable promptly following the Effective Time; provided, that notwithstanding anything to the contrary contained in this Agreement, any payment pursuant to this Section 1.5(b)(i)(A) in respect of any such Company RSU Award which constitutes “deferred compensation” subject to Section 409A shall be made on the earliest possible date that such payment would not trigger a tax or penalty under Section 409A; or
(B)if or to the extent such Company RSU Award is not covered by Section 1.5(b)(i)(A) (each Company RSU Award to the extent not so covered, an “Assumed Company RSU Award”), cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and converted automatically into a Parent RSU Award on the same terms and conditions (including applicable vesting provisions) as applied to such Assumed Company RSU Award immediately prior to the Effective Time, except converted into the right to a Parent RSU Award with respect to a number of shares of Parent Common Stock equal to the product of (1) the number of unvested whole shares of Company Common Stock subject to such Company RSU Award immediately prior to the Effective Time and (2) the Exchange Ratio, and rounding such product down to the nearest whole share.
(ii)Company PSU Awards. Each award of performance-based vesting restricted stock units relating to Company Common Stock that is outstanding as of immediately prior to the Effective Time pursuant to its terms (each, a “Company PSU Award”) shall, as of the Effective Time, automatically and without any action on the part of the holder thereof:
(A)if and to the extent such Company PSU Award is or becomes vested at the Effective Time pursuant to its terms, be cancelled and converted into the right to receive a number of vested shares of Parent Common Stock equal to the product of (1) the number of whole shares of Company Common Stock subject to such Company PSU Award immediately prior to the Effective Time and (2) the Exchange Ratio, less applicable Tax withholding, payable promptly following the Effective Time; provided, that notwithstanding anything to the contrary contained in this Agreement, any payment pursuant to this Section 1.5(b)(ii)(A) in respect of any such Company PSU Award which constitutes “deferred

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compensation” subject to Section 409A shall be made on the earliest possible date that such payment would not trigger a tax or penalty under Section 409A; or
(B)if or to the extent such Company PSU Award is not covered by Section 1.5(b)(ii)(A) (each Company PSU Award to the extent not so covered, an “Assumed Company PSU Award”), cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and converted automatically into a Parent PSU Award on the same terms and conditions (including applicable vesting provisions) as applied to such Assumed Parent PSU Award immediately prior to the Effective Time, except (1) converted into the right to a Parent PSU Award with respect to a number of shares of Parent Common Stock equal to the product of (x) the number of unvested whole shares of Company Common Stock subject to such Company PSU Award immediately prior to the Effective Time and (y) the Exchange Ratio, and rounding such product down to the nearest whole share and (2) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company PSU Award shall be adjusted to threshold closing share prices of Parent Common Stock determined by dividing (x) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company PSU Award as of immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.
(iii)Company Stock Options. Each Company Stock Option that is outstanding and unexercised as of immediately prior to the Effective Time, whether vested or unvested (each, an “Assumed Company Stock Option”) shall, as of the Effective Time, automatically and without any action on the part of the holder thereof cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and converted automatically into a Parent Stock Option on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to such Assumed Company Stock Option immediately prior to the Effective Time, except that (1) the number of shares of Parent Common Stock subject to each Assumed Company Stock Option shall be equal to the product of (x) the number of whole shares of Company Common Stock subject to such Assumed Company Stock Option immediately prior to the Effective Time and (y) the Exchange Ratio, and rounding such product down to the nearest whole share; and (2) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of each Assumed Company Stock Option shall be determined by dividing (x) the per share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Assumed Company Stock Option immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.
(iv)Company Earnout Shares.
(C)If the transactions contemplated by this Agreement, including the Merger, constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), (1) Parent agrees that the terms and conditions set forth in Section 3.10(f) of the SPAC Merger Agreement will apply to the transactions contemplated by this Agreement, including the Merger, (2) the Company Common Stock in respect of the Company Earnout Shares will be issued in accordance with Section 3.10(f) of the SPAC Merger Agreement as of immediately prior to the Effective Time and (3) as of the Effective Time, each such share of Company Common Stock will be converted into the right to receive the Merger Consideration pursuant to Section 1.7 of this Agreement. For the avoidance of doubt, such shares of Company Common Stock issued in respect of the Company Earnout Shares, when issued, will be subject to the same exchange procedures as all other shares of Company Common Stock pursuant to Section 1.7 of this Agreement.
(D)If the transactions contemplated by this Agreement, including the Merger, do not constitute an “Acceleration Event” (as such term is defined in the

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SPAC Merger Agreement), each Company Earnout Share that is subject to issuance as of immediately prior to the Effective Time (each, an “Assumed Company Earnout Share”) shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and converted automatically into a right to receive Parent Common Stock (each, a “Parent Earnout Share”) on the same terms and conditions as applied to such Assumed Company Earnout Share immediately prior to the Effective Time, except that (1) the number of shares of Parent Common Stock subject to each Assumed Company Earnout Share shall be equal to the product of (x) the number of whole shares of Company Common Stock subject to such Assumed Company Earnout Share immediately prior to the Effective Time and (y) the Exchange Ratio, and rounding such product down to the nearest whole share; and (2) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company Earnout Shares shall be adjusted to threshold closing share prices of Parent Common Stock determined by dividing (x) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company Earnout Shares as of immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.
(v)Company Earnout Acquiror RSUs.
(C)If the transactions contemplated by this Agreement, including the Merger, constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), (1) Parent agrees that the terms and conditions set forth in Section 3.04(e) of the SPAC Merger Agreement will apply to the transactions contemplated by this Agreement, including the Merger, and (2) as of the Effective Time, each Company Earnout Acquiror RSU shall immediately vest, be cancelled and be converted into the right to receive a number of shares of Parent Common Stock equal to the product of (1) the number of vested shares of Company Common Stock subject to such Company Earnout Acquiror RSU immediately prior to the Effective Time and (2) the Exchange Ratio, less applicable Tax withholding, payable promptly following the Effective Time; provided, that notwithstanding anything to the contrary contained in this Agreement, any payment pursuant to this Section 1.5(b)(v)(A) in respect of any such Company Earnout Acquiror RSU which constitutes “deferred compensation” subject to Section 409A shall be made on the earliest possible date that such payment would not trigger a tax or penalty under Section 409A.
(D)If the transactions contemplated by this Agreement, including the Merger, do not constitute an “Acceleration Event” (as such term is defined in the SPAC Merger Agreement), each Company Earnout Acquiror RSU that is issued and outstanding as of immediately prior to the Effective Time (each, an “Assumed Company Earnout Acquiror RSU”) shall, as of the Effective Time, automatically and without any action on the part of the holder thereof, cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and converted automatically into a right to receive Parent Common Stock (each, a “Parent Earnout Acquiror RSU”) on the same terms and conditions (including applicable vesting provisions) as applied to such Assumed Company Earnout Acquiror RSU immediately prior to the Effective Time, except that (1) the number of shares of Parent Common Stock subject to each Assumed Company Earnout Acquiror RSU shall be equal to the product of (x) the number of whole shares of Company Common Stock subject to such Assumed Company Earnout Acquiror RSU immediately prior to the Effective Time and (y) the Exchange Ratio, and rounding such product down to the nearest whole share; and (2) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company Earnout Acquiror RSU shall be adjusted to threshold closing share prices of Parent Common Stock determined by dividing (x) the threshold closing share prices of the Company Common Stock applicable to such Assumed Company Earnout Acquiror RSU as of immediately prior to the Effective Time by (y) the Exchange Ratio, and rounding such quotient up to the nearest whole cent.

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(vi)Company Warrants. At the Effective Time, each Company Warrant shall, automatically and without any required action on the part of the holder thereof, cease to represent a Company Warrant in respect of Company Common Stock and shall be assumed by Parent and converted into a warrant denominated in shares of Parent Common Stock (each, a “Parent Warrant”). The number of shares of Parent Common Stock subject to each such Parent Warrant shall be equal to the product (rounded to the nearest whole number) of (x) the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, and the exercise price of each such Parent Warrant shall be equal to the quotient of (1) the per share exercise price of such Company Warrant immediately prior to the Effective Time divided by (2) the Exchange Ratio, which quotient shall be rounded to the nearest whole cent. Except as expressly provided above, following the Effective Time, each such Parent Warrant shall continue to be governed by the same terms and conditions (including vesting terms) as were applicable to the applicable Company Warrant immediately prior to the Effective Time.
(vii)At the Effective Time, Parent shall assume the Company Equity Plans (under which the Parent RSU Awards and Parent Stock Options contemplated by this Section 1.5(b) shall be issued), and the shares of Company Common Stock reserved for issuance thereunder shall be converted to that number of shares of Parent Common Stock (rounded down to the nearest whole share) equal to the product of (i) the number of shares of Company Common Stock available for issuance as of immediately prior to the Effective Time and (ii) the Exchange Ratio. Prior to the Effective Time, the Board of Directors of the Company or the appropriate committee thereof shall adopt resolutions providing for the treatment of the Company RSU Awards, the Company PSU Awards and the Company Stock Options (collectively, the “Company Equity Awards”) as contemplated by this Section 1.5(b).
(a)No Fractional Shares. Notwithstanding anything else in this Agreement, no certificates or scrip representing a fractional share of Parent Common Stock will be issued pursuant to this Section 1.5 in connection with payment of the Merger Consideration, and to the extent a fractional share of Parent Common Stock is issuable as part of the Merger Consideration after aggregating all fractional shares of Parent Common Stock that otherwise would be received by such Person pursuant to this Section 1.5, such fraction shall be rounded up to one whole share of Parent Common Stock.
(b)Certain Adjustments. If, during the period commencing on the date of this Agreement and ending at the Effective Time, the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a stock dividend is declared by the Company or Parent, as applicable during such period, or a record date with respect to any such event shall occur during such period, then the Exchange Ratio shall be adjusted to the extent appropriate. Nothing in this Section 1.5(d) shall be construed to permit any Party to take any action that is otherwise prohibited or restricted by any other provision of this Agreement.
1.1Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and all holders of certificates representing shares of Company Common Stock outstanding immediately prior to the Effective Time (each such certificate, a “Company Stock Certificate”) or uncertificated shares of Company Common Stock represented by book entry (each such share, an “Uncertificated Share”) shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company

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Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Company Stock Certificate or Uncertificated Share is presented to the Exchange Agent or to the Surviving Corporation or Parent, such Company Stock Certificate or Uncertificated Share shall be canceled and shall be exchanged as provided in Section 1.7.
1.2Exchange of Certificates.
(c)Exchange Agent; Exchange Fund. Prior to the Closing, Parent shall enter into an exchange agreement (which shall be reasonably acceptable to the Company) with the transfer agent of Parent (or, at Parent’s election, such other nationally recognized financial institution or trust company designated by Parent and reasonably acceptable to the Company) (the “Exchange Agent”) for the payment of the Merger Consideration as provided in Section 1.5. Prior to or substantially concurrently with the Effective time, Parent shall deposit or cause to be deposited with the Exchange Agent, for exchange in accordance with this Section 1 through the Exchange Agent, book-entry shares representing the full number of whole shares of Parent Common Stock issuable pursuant to Section 1.5 in exchange for outstanding shares of Company Common Stock, and Parent shall, after the Effective Time on the appropriate payment date, if applicable, provide or cause to be provided to the Exchange Agent any dividends or other distributions payable on such shares of Company Common Stock pursuant to Section 1.7(c) (such shares of Parent Common Stock provided to the Exchange Agent, together with any such dividends or other distributions with respect thereto, the “Exchange Fund”).
(d)Exchange Procedures.
(i)Company Stock Certificates. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to deliver to each holder of record of a Company Stock Certificate (i) a notice advising such holder of the effectiveness of the Merger, (ii) a letter of transmittal (which shall specify that delivery of Company Stock Certificates shall be effected, and risk of loss and title to the Company Stock Certificates shall pass only upon proper delivery of the Company Stock Certificates (or affidavits of loss in lieu thereof) to the Exchange Agent, and which shall be in the form and have such other provisions as are reasonably acceptable to Parent) and (iii) instructions (which instructions shall be in the form and have such other provisions as are reasonably acceptable to Parent) for use in effecting the surrender of the Company Stock Certificates in exchange for (A) the number of shares of Parent Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Company Stock Certificates pursuant to Section 1.5 and (B) any dividends or other distributions payable pursuant to Section 1.7(c).
(ii)Non-DTC Uncertificated Shares. As soon as reasonably practicable after the Effective Time, Parent shall cause the Exchange Agent to deliver to each holder of Uncertificated Shares not held through DTC (i) a notice advising such holders of the effectiveness of the Merger, (ii) a statement reflecting the number of shares of Parent Common Stock (which shall be in book-entry form) representing, in the aggregate, the whole number of shares that such holder has the right to receive in respect of such Uncertificated Shares pursuant to Section 1.5 and (B) to the extent any dividends or other distributions are payable pursuant to Section 1.7(c), a check for such amount.
(iii)DTC Uncertificated Shares. With respect to Uncertificated Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Exchange Agent and DTC to ensure that the Exchange Agent will transmit to DTC or its nominees as soon as reasonably practicable on or after the Closing Date, upon surrender of Uncertificated Shares held of record by DTC or its nominees in accordance with DTC’s

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customary surrender procedures, the Merger Consideration and, to the extent any dividends or other distributions are payable pursuant to Section 1.7(c), cash for such amount.
(iv)Certain Transfers of Ownership. With respect to Company Stock Certificates, if payment of the Merger Consideration and any dividends or other distributions pursuant to Section 1.7(c) is to be made to a Person other than the record holder of such Company Stock Certificate, it shall be a condition of payment that shares so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such shares surrendered or shall have established to the satisfaction of the Surviving Corporation that such Taxes either have been paid or are not applicable. With respect to Uncertificated Shares, payment of the Merger Consideration and any dividends or other distributions pursuant to Section 1.7(c) shall only be made to the Person in whose name such Uncertificated Shares are registered in the stock transfer books of the Company as of the Effective Time. Until surrendered as contemplated by this Section 1.7(b)(iv), each Company Stock Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable in respect of such shares of Company Common Stock and any dividends or other distributions to which such holder is entitled pursuant to Section 1.7(c).
(e)Distributions with Respect to Unexchanged Shares. Subject to Applicable Law, there shall be paid to the holders of the Parent Common Stock issued in exchange for Company Stock Certificates or Uncertificated Shares pursuant to Section 1.7(b), without interest, (i) at the time of delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 1.7(b), the amount of dividends or other distributions, if any, with a record date after the Effective Time theretofore paid with respect to such shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions, if any, with a record date after the Effective Time, but prior to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 1.7(b), and a payment date subsequent to such delivery of such Parent Common Stock by the Exchange Agent pursuant to Section 1.7(b), payable with respect to such shares of Parent Common Stock.
(f)Lost Certificates. If any Company Stock Certificate shall have been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Exchange Agent, the posting by such person of a bond, in such reasonable amount as Parent may direct, as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Company Stock Certificate the Merger Consideration to which the holder thereof is entitled pursuant to this Section 1.
(g)Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Company Stock Certificates or Uncertificated Shares for one (1) year after the Effective Time shall be delivered to Parent or its designee upon demand, and any such holders prior to the Merger who have not theretofore complied with this Section 1 shall thereafter look only to Parent as general creditor thereof for payment of their claims for Merger Consideration and any dividends or distributions with respect to Parent Common Stock as contemplated by Section 1.7(c).
(h)No Liability. None of Parent, Merger Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash held in the Exchange Fund delivered to a Governmental Authority pursuant to any applicable abandoned property, escheat or similar Law. If any Company Stock Certificate shall not have been surrendered or Uncertificated Share not

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paid, in each case, in accordance with Section 1.7(b), immediately prior to the date on which any Merger Consideration in respect of such Company Stock Certificate or Uncertificated Share would otherwise escheat to or become the property of any Governmental Authority, any such Merger Consideration in respect of such Company Stock Certificate or Uncertificated Share shall, to the extent permitted by Applicable Law, become the property of Parent free and clear of all claims or interest of any person previously entitled thereto.
(i)Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any person such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of Applicable Law. Any amounts so withheld shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
1.3Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.
1.4No Dissenters’ Rights. In accordance with Section 262 of the DGCL, no appraisal rights shall be available with respect to the Merger or other Contemplated Transactions.
1.5Tax Treatment. The Company, Parent, the Surviving Corporation and Merger Sub intend that the Merger be a reorganization described in section 368(a) of the Code occurring pursuant to a plan of reorganization within the meaning of Treasury Regulation section 1.368-1 and each of the Company, Parent, the Surviving Corporation and Merger Sub shall not take and position on any Tax Return inconsistent with this characterization.
1.6Closing Statements.
(j)No later than the close of business of the fifth (5th) Business Day preceding the day on which Closing shall occur pursuant to Section 1.3, the Company shall provide to Parent a written statement, signed by an executive officer of the Company (the “Company Closing Statement”), setting forth the Company’s good faith estimate, together with related supporting calculations and work papers and back-up materials relating thereto, of the Company Cash Amount. The Company shall provide Parent and its Representatives with reasonable access during normal business hours to the relevant books, records and finance personnel of the Company to enable Parent and its Representatives to review and analyze the Company Closing Statement and the components thereof. If requested by Parent, the Parties shall meet and confer regarding the Company Closing Statement and the components thereof no later than the third (3rd) Business Day prior to the day on which Closing shall occur pursuant to Section 1.3, and shall make such changes thereto as the Parties may mutually and in good faith agree, and the Company Cash Amount as so mutually agreed in writing shall be final and binding on the Parties for all purposes of this Agreement. If there is a dispute between the Parties regarding the Company Closing Statement or the Company Cash Amount that is not resolved as of such date of meeting, and the resolution of such dispute is required to determine whether the Company Cash Amount is less than the Company Minimum Cash Amount, then any such disputed items shall be referred to Deloitte Touche Tohmatsu Limited, or in the event that such firm declines to serve in such capacity, an independent auditor of recognized national standing jointly selected by Parent and the Company (the “Accounting Firm”), each Party acting reasonably and as quickly as possible, time being of the essence. The Parties shall promptly

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deliver to the Accounting Firm the work papers and back-up materials used in preparing the relevant Company Closing Statement and any remaining disputes with respect thereto, and the Parties shall use reasonable best efforts to cause the Accounting Firm to make its determination as soon as possible and within seven (7) calendar days of accepting its selection at the latest. The Parties shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a representative of the other Party. The determination of the Accounting Firm shall be limited to the items in dispute submitted to the Accounting Firm and limited to applying the definition of Company Cash Amount as set forth herein. Any determination of the Company Cash Amount made by the Accounting Firm shall be made in writing, delivered to each of the Parties, and shall be final and binding on the Parties hereto and shall be deemed to have been finally determined for purposes of this Agreement and to represent the Company Cash Amount and Company Closing Statement, as applicable, for all purposes of this Agreement.
(k)No later than the close of business of the fifth (5th) Business Day preceding the day on which Closing shall occur pursuant to Section 1.3, Parent shall provide to the Company a written statement, signed by an executive officer of Parent (the “Parent Closing Statement”), setting forth Parent’s good faith estimate, together with related supporting calculations and work papers and back-up materials relating thereto, of the Parent Cash Amount. Parent shall provide the Company and its Representatives with reasonable access during normal business hours to the relevant books, records and finance personnel of Parent to enable the Company and its Representatives to review and analyze the Parent Closing Statement and the components thereof. If requested by the Company, the Parties shall meet and confer regarding the Parent Closing Statement and the components thereof no later than the third (3rd) Business Day prior to the day on which Closing shall occur pursuant to Section 1.3, and shall make such changes thereto as the Parties may mutually and in good faith agree, and the Parent Cash Amount as so mutually agreed in writing shall be final and binding on the Parties for all purposes of this Agreement. If there is a dispute between the Parties regarding the Parent Closing Statement or the Parent Cash Amount that is not resolved as of such date of meeting, and the resolution of such dispute is required to determine whether the Parent Cash Amount is less than the Parent Minimum Cash Amount, then any such disputed items shall be referred to the Accounting Firm, each Party acting reasonably and as quickly as possible, time being of the essence. The Parties shall promptly deliver to the Accounting Firm the work papers and back-up materials used in preparing the relevant Parent Closing Statement and any remaining disputes with respect thereto, and the Parties shall use reasonable best efforts to cause the Accounting Firm to make its determination as soon as possible and within seven (7) calendar days of accepting its selection at the latest. The Parties shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a representative of the other Party. The determination of the Accounting Firm shall be limited to the items in dispute submitted to the Accounting Firm and limited to applying the definition of Parent Cash Amount as set forth herein. Any determination of the Parent Cash Amount made by the Accounting Firm shall be made in writing, delivered to each of the Parties, and shall be final and binding on the Parties hereto and shall be deemed to have been finally determined for purposes of this Agreement and to represent the Parent Cash Amount and Parent Closing Statement, as applicable, for all purposes of this Agreement.
(l)The parties shall delay the Closing until the final and binding determination of the Company Cash Amount and the Parent Cash Amount in accordance with the provisions of this Section 1.11 and Closing shall occur promptly thereafter in accordance with Section 1.3. The fees and expenses of the Accounting Firm shall be allocated between the Parties in the same proportion that the disputed amount of the Company Cash Amount or Parent Cash Amount, as applicable, that was unsuccessfully disputed by such Party (as finally

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determined by the Accounting Firm) bears to the total disputed amount of the Company Cash Amount or Parent Cash Amount, as applicable. If the dispute resolution procedures involving the Accounting Firm pursuant to this Section 1.11 apply, upon resolution of the matter in accordance with this Section 1.11, the Parties shall not be required to determine the Company Cash Amount or Parent Cash Amount again even though the Closing Date may occur later than the originally contemplated Closing Date.
Section 2.Representations and Warranties of the Company
The Company represents and warrants to Parent and Merger Sub as follows, it being understood that each representation and warranty contained in this Section 2 is subject to: (a) the exceptions and disclosures set forth in the Company Disclosure Schedule (subject to Section 9.6); and (b) disclosure in any Company SEC Report filed with the SEC and publicly available on EDGAR at least one (1) Business Day before the date of this Agreement but excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other information, statement or other disclosure that is similarly predictive, cautionary or forward-looking in nature:
1.6Due Organization; Subsidiaries.
(a)The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and each of the other Acquired Companies is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization. Except as would not reasonably be expected to have or result in a Company Material Adverse Effect, each Acquired Company has all necessary corporate or other power, as the case may be, and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound. Each of the Acquired Companies is qualified, registered or licensed to do business as a foreign entity, and is in good standing (with respect to jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business or the ownership or use of its assets requires such qualification, registration or licensure, except where that failure to be so qualified, registered or licensed would not reasonably be expected to have or result in a Company Material Adverse Effect.
(b)Part 2.1(b)(i) of the Company Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of the name and jurisdiction of organization of each Subsidiary of the Company. Except as set forth in Part 2.1(b)(ii) of the Company Disclosure Schedule, (i) neither the Company nor any of the other Acquired Companies owns any capital stock of, or any equity interest of any nature in, any other Entity, other than another Acquired Company, (ii) none of the Acquired Companies has at any time been a general partner of any general or limited partnership and (iii) none of the Acquired Companies has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.
1.7Organizational Documents. The Company has Made Available to Parent accurate and complete copies of the certificate of incorporation, bylaws, certificate of formation or limited partnership, partnership agreement and other charter and organizational or governing documents of the Company and each other Acquired Company, including all amendments and supplements thereto as of the date of this Agreement. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws including all amendments thereto. No Acquired Company is in violation of any of the provisions of its certificate of incorporation, bylaws, certificate of formation or limited partnership, partnership agreement and other charter and organizational or governing documents including all amendments thereto, of such Entity,

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except where such violation would not reasonably be expected to have a result in a Company Material Adverse Effect.
1.8Capitalization.
(a)The authorized capital stock of the Company consists of: (i) 500,000,000 shares of Company Common Stock, of which 114,707,700 shares have been issued and are outstanding as of the close of business on the Business Day immediately preceding the date of this Agreement (the “Measurement Time”); and (ii) 10,000,000 shares of Company Preferred Stock, of which no shares have been issued or are outstanding. As of the Measurement Time, no shares of Company Common Stock are held by the Company as treasury stock. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. Except for the shares of Company Common Stock held by the Company as treasury stock, there are no shares of Company Common Stock held by any of the Acquired Companies. There is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Companies is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities.
(b)As of the Measurement Time: (i) 6,121,177 shares of Company Common Stock are subject to issuance pursuant to Company Stock Options granted and outstanding under the Company Equity Plans; (ii) 8,080,745 shares of Company Common Stock are subject to issuance and/or delivery pursuant to Company RSU Awards granted and outstanding under the Company Equity Plans (excluding the Company Earnout Acquiror RSUs); (iii) 5,100,000 shares of Company Common Stock are subject to issuance and/or delivery pursuant to Company PSU Awards granted and outstanding under the Company Equity Plans (reflecting shares of Company Common Stock that vest based on performance-based vesting requirements assuming deemed achievement of maximum performance); (iv) no Company Equity Awards are outstanding other than those granted under the Company Equity Plans and referenced in the preceding clauses (i) through (iii); (v) 7,190,057 shares of Company Common Stock are reserved for future issuance pursuant to Company Equity Awards not yet granted under the Company Equity Plans; (vi) 10,185,774 shares of Company Common Stock are subject to issuance pursuant to and upon the exercise of all issued and outstanding Company Public Warrants; (vii) 6,074,310 shares of Company Common Stock are subject to issuance pursuant to and upon exercise of all issued and outstanding Company Private Warrants; (viii) 6,945,732 shares of Company Common Stock are subject to issuance pursuant to Company Earnout Shares upon the satisfaction of certain performance thresholds set forth in the SPAC Merger Agreement; and (ix) 150,504 shares of Company Common Stock are subject to issuance pursuant to Company Earnout Acquiror RSUs upon the satisfaction of certain performance thresholds set forth in the SPAC Merger Agreement.
(c)Part 2.3(c) of the Company Disclosure Schedule accurately sets forth the following information with respect to each Company Equity Award outstanding as of the Measurement Time: (A) the Company Equity Plan (if any) pursuant to which such Company Equity Award was granted; (B) the name of the holder of such Company Equity Award; (C) the number of shares of Company Common Stock subject to such Company Equity Award (including, for Company Equity Awards subject to performance-based vesting requirements, both the target and the maximum number of shares of Company Common Stock); (D) the exercise price (if any) of such Company Equity Award; (E) the date on which such Company Equity Award was granted; (F) the applicable vesting schedule, and the extent to which such Company Equity Award is vested and/or exercisable; (G) the date on which such Company Equity Award expires; (H) if such Company Equity Award is a Company Stock Option, whether it is an “incentive stock option” (as defined in the Code) or a non-qualified stock option; (I) if

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such Company Equity Award is a Company RSU Award or Company PSU Award, whether such Company RSU Award or Company PSU Award is subject to Section 409A of the Code and the regulations and guidance thereunder (“Section 409A”); and (J) if such Company Equity Award is a Company RSU Award or Company PSU Award, the dates on which shares of Company Common Stock are scheduled to be delivered, if different from the applicable vesting schedule. The Company has Made Available to Parent accurate and complete copies of all equity-based plans or, if not granted under an equity plan, such other Contract, pursuant to which any stock options, restricted stock units or performance stock units (including all outstanding Company Equity Awards, whether payable in equity, cash or otherwise) are currently outstanding as of the date of this Agreement, and the forms of all stock option, restricted stock unit and performance stock unit award agreements evidencing such outstanding stock options, restricted stock units or performance stock units (whether payable in equity, cash or otherwise) as of the date of this Agreement. The exercise price of each Company Stock Option was, on the date of grant of such Company Stock Option no less than the fair market value of a share of Company Common Stock as determined on the date of grant of such Company Stock Option. All grants of Company Equity Awards were recorded on the Company’s financial statements (including any related notes thereto) contained in the Company SEC Reports in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant (whether intentionally or otherwise).
(d)Except for shares of Company Common Stock issued following the Measurement Time pursuant to the exercise or vesting of Company Equity Awards outstanding as of the Measurement Time, as of the date of this Agreement there is no: (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Companies; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Companies; or (iii) Contract under which any of the Acquired Companies is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.
(e)All outstanding shares of Company Common Stock, options, warrants, equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of the Acquired Companies have been issued and granted in compliance with: (i) all applicable securities laws and other Applicable Laws; and (ii) all requirements set forth in applicable Contracts.
(f)All of the outstanding shares of capital stock of each of the Company’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal Liability attaching to the ownership thereof, and are owned beneficially and of record by the Company or another Acquired Company, free and clear of any Encumbrances, except for Permitted Encumbrances.
1.9Authority; Binding Nature of Agreement. The Company has the necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions, subject only to the adoption of this Agreement by the Required Company Stockholder Vote. The board of directors of the Company (at a meeting duly called and held) has, by unanimous vote of all directors of the Company: (a) determined that the Merger is advisable and fair to, and in the best interests of, the Company and its stockholders; (b) authorized and approved the execution, delivery and performance of this Agreement by the Company and approved the Merger; (c) recommended the adoption of this Agreement by the holders of Company Common Stock and directed that this Agreement be submitted for adoption by the Company’s stockholders at the Company Stockholders’ Meeting; and (d) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar Applicable Law that

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otherwise might apply to the Merger or any of the other Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by Parent and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

1.10Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger or any of the other Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):
(c)contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws, certificate of formation or limited partnership, partnership agreement or other charter or organizational or governing documents of any of the Acquired Companies or (ii) any resolution adopted by the stockholders or equityholders, the board of directors (or similar governing body) or any committee of the board of directors (or similar governing body) of any of the Acquired Companies;
(d)subject to any filings, notices or Consents referenced in the following sentence, contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge the Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Applicable Law or any Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject;
(e)subject to any filings, notices or Consents referenced in the following sentence, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Companies or that otherwise relates to the business of any of the Acquired Companies or to any of the assets owned or used by any of the Acquired Companies;
(f)subject to any notices or Consents set forth in Part 2.5 of the Company Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Material Contract; (ii) a penalty under any Material Contract; (iii) accelerate the maturity or performance of any Material Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of any Material Contract; or
(g)result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Companies or Permitted Encumbrances;
other than in the case of clauses (b) through (e) any such filings, notices, Consents, contraventions, conflicts, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and would not reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the Contemplated Transactions.
Except as may be required by the Exchange Act, the DGCL, the HSR Act and any other Antitrust Law filing, and except as set forth in Part 2.5 of the Company Disclosure Schedule, none of the Acquired Companies was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, in each case prior to the Closing, any Governmental Authority in connection with: (i) the execution, delivery or performance by any of the Acquired Companies of this Agreement; or (ii) the consummation of the Merger or any of the other Contemplated

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Transactions by the Company, except any filing, notice or Consent that would not reasonably be expected to be material and adverse to the Acquired Companies and would not reasonably be expected to have the effect of preventing, delaying or making illegal the Merger or any of the Contemplated Transactions.
1.11SEC Filings; Financial Statements; Internal Controls.
(a)The Company has Made Available to Parent accurate and complete copies of all registration statements, proxy statements, Certifications and other reports, schedules, forms, statements and other documents filed or furnished by the Company with the SEC and all amendments thereto, in each case between January 1, 2020 and the date of this Agreement (the “Company SEC Reports”). All statements, reports, schedules, forms and other documents required to have been filed by the Company with the SEC have been so filed on a timely basis. None of the Company’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with or furnished to the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Company SEC Reports, the principal executive officer and principal financial officer of the Company have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act (each such required certification, a “Certification”), and the statements contained in such certifications were accurate and complete as of its date. For purposes of this Agreement, (A) “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act and (B) the term “file” and variations thereof shall be broadly construed to include any manner in which any document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Company SEC Reports. As of the date of this Agreement, to the Knowledge of the Company, none of the Company SEC Reports is the subject of any ongoing review by the SEC.
(b)The audited consolidated financial statements and unaudited consolidated interim financial statements of the Company contained or incorporated by reference in the Company SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.
(c)The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset

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accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(d)The Company maintains disclosure controls and procedures and internal control over financial reporting required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all material information concerning the Acquired Companies is made known on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents and such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company has disclosed, based on its most recent evaluation of internal control over financial reporting, to the Company’s auditors and the audit committee of the Company’s board of directors and in a Company SEC Report (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or any other employee or service provider who has (or has had) a significant role in the Company’s internal control over financial reporting. The Company is in compliance in all material respects with the applicable listing and other rules and regulations of The Nasdaq Global Market, and, since January 1, 2020, has not received any notice from The Nasdaq Global Market asserting any material non-compliance with such rules and regulations.
(e)The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act. No Acquired Company has outstanding, or has arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.
(f)Since January 1, 2020, there have been no changes in any of the Company’s accounting policies or in the methods of making accounting estimates or changes in estimates that, individually or in the aggregate, are material and adverse to the Company’s financial statements (including, any related notes thereto) contained in the Company SEC Reports, except as described in the Company SEC Reports.
(g)Since January 1, 2020, all transactions, agreements, arrangements or understandings between any Acquired Company and any other Person that were required to be disclosed pursuant to Item 404 of Regulation S-K were disclosed in Company SEC Reports, as applicable.
1.12Absence of Changes. Since January 1, 2022 through the date of this Agreement, there has not been any Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Material Adverse Effect.
1.13Legal Proceedings; Orders.
(h)As of the date of this Agreement, there is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Companies or any of the assets owned or used by any of the Acquired Companies, except for Legal Proceedings that, individually or in the aggregate, are not and would not reasonably be expected to be a Company Material Adverse Effect; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or

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otherwise interfering with, the Merger or any of the Contemplated Transactions. To the Knowledge of the Company, no event has occurred, and no claim, dispute or other condition or circumstance exists, that reasonably would be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding.
(i)There is no Order to which any of the Acquired Companies, or any of the assets owned or used by any of the Acquired Companies, is subject, except for Orders that, individually or in the aggregate, are not and would not reasonably be expected to be a Company Material Adverse Effect. No officer of any of the Acquired Companies is subject to any Order that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Companies that would reasonably be expected to be a Company Material Adverse Effect.
1.14Title to Assets. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies own, and have good and valid title to, all assets owned or purported to be owned by them, including: (a) all assets reflected on the Company Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Company Balance Sheet); and (b) all other assets reflected in the books and records of the Acquired Companies as being owned by the Acquired Companies. Except as would reasonably be expected to have a Company Material Adverse Effect, all of such assets are owned by the Acquired Companies free and clear of any Encumbrances, except for Permitted Encumbrances.
1.15Real Property; Equipment; Leasehold.
(a)Part 2.10(a) of the Company Disclosure Schedule sets forth an accurate and complete description of real property owned by the Acquired Companies (the “Owned Real Property”). Except as set forth in Part 2.10(a) of the Company Disclosure Schedule, none of the Acquired Companies owns any real property or any interest in real property. Except as would not reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies are the sole owners of the Owned Real Property and have good, valid and marketable fee simple title to the Owned Real Property, and the Owned Real Property is free and clear of any Encumbrances, except for Permitted Encumbrances.
(b)Part 2.10(b) of the Company Disclosure Schedule sets forth an accurate and complete list of each real property lease, sublease, license or occupancy agreement pursuant to which any of the Acquired Companies leases, subleases, licenses or occupies real property from any other Person (the “Leases”), and, except as would not reasonably be expected to be a Company Material Adverse Effect: (i) the Acquired Companies are the sole holders of good, valid and subsisting leasehold interests in and to all of the Leased Real Property, and the Acquired Companies’ interests in the Leased Real Property are free and clear of any Encumbrances, except for Permitted Encumbrances; (ii) all of the Leases are (A) valid, binding on and enforceable against the applicable Acquired Company and, to the Knowledge of the Company, each of the parties thereto, subject to the Enforceability Exceptions, and (B) are in full force and effect, have not been modified, amended or supplemented, in writing or otherwise, and all material rents, additional rents and other amounts due to date pursuant to each Lease have been paid; (iii) either the applicable Acquired Company, nor, to the Knowledge of the Company, any other party to any Lease, has breached such Lease in any material respect, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a material breach or default under any Lease; and (iv) the Company has Made Available to Parent accurate and complete copies of all Leases.
(c)Except as would not reasonably be expected to be a Company Material Adverse Effect, no Acquired Company has made any alterations, additions or improvements to

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the Leased Real Property that are required to be removed at the termination of the applicable lease term, and the present use and operation of the Owned Real Property and the Leased Real Property is authorized by, and is in compliance with all Applicable Laws. There is no Legal Proceeding pending, or, to the Knowledge of the Company threatened, that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present use or operation of any Owned Real Property or Leased Real Property, except for Legal Proceedings that, individually or in the aggregate, are not and would not reasonably be expected to be Company Material Adverse Effect.
(d)Except as would not reasonably be expected to be a Company Material Adverse Effect (i) there are no leases, subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Owned Real Property or Leased Real Property to any Person other than the Acquired Companies (each a “Tenant Lease”), (ii) there is no Person in possession of any of the Owned Real Property or Leased Real Property other than the Acquired Companies, and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase any of the Owned Real Property or any portion thereof or interest therein.
1.16Intellectual Property.
(j)Part 2.11(a) of the Company Disclosure Schedule accurately identifies: each item of material Registered IP in which any Acquired Company has (or purports to have) an ownership interest, including the jurisdiction in which such item of material Registered IP has been registered or filed and the applicable application, registration or serial number and date and the record owner, in each case as of the date of this Agreement and except as would not reasonably be expected to be a Company Material Adverse Effect.
(k)The Acquired Companies own all right, title and interest in and to the material Company IP (other than Intellectual Property and Intellectual Property Rights licensed to the Acquired Companies under Company Inbound Licenses), free and clear of any Encumbrances, except for Permitted Encumbrances, except as would not reasonably be expected to be a Company Material Adverse Effect. Without limiting the generality of the foregoing and except as would not reasonably be expected to be a Company Material Adverse Effect: (i) all documents and instruments necessary to perfect the rights of the Acquired Companies in the Company IP that is material Registered IP have been validly executed, delivered and filed with the appropriate Governmental Authority; (ii) each Person who is or was involved in the creation, contribution or development of any material Company IP in the course of that Person’s work with or for any Acquired Company has assigned to an Acquired Company all such Intellectual Property and Intellectual Property Rights and is bound by confidentiality provisions protecting such material Intellectual Property Rights; (iii) each Acquired Company has taken reasonable steps to maintain the confidentiality of its trade secrets and other confidential information, and to otherwise protect, create, enforce, maintain and preserve its material Intellectual Property Rights, and, to the Knowledge of the Company, there has been no material violation, infringement or unauthorized access or disclosure of the foregoing; and (iv) to the Knowledge of the Company, the Acquired Companies own or otherwise have sufficient rights in, and after the Closing the Surviving Corporation will continue to own and otherwise have sufficient rights in, all material Intellectual Property Rights necessary to conduct the business of the Acquired Companies as currently conducted and currently planned by the Acquired Companies to be conducted.
(l)All Company IP that is material Registered IP is subsisting, and, to the Knowledge of the Company, valid and enforceable. Without limiting the generality of the foregoing, no Legal Proceeding is or has been pending or, to the Knowledge of the Company, threatened, in which the ownership, scope, validity or enforceability of any material Company IP is being or has been contested or challenged.

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(m)To the Knowledge of the Company, (i) no Acquired Company is infringing, misappropriating, or otherwise violating any material Intellectual Property or Intellectual Property Right of any other Person, (ii) none of the Company Products or the conduct of the business of any Acquired Company infringes, violates or otherwise violates any material Intellectual Property Right of any other Person, and (iii) no Person is infringing, misappropriating, or otherwise violating any material Company IP. Without limiting the generality of the foregoing: (A) to the Knowledge of the Company, no infringement, misappropriation or similar claim or Legal Proceeding is pending or, threatened against any Acquired Company; and (B) since January 1, 2019, no Acquired Company has received any written notice or other communication relating to any actual, alleged or suspected infringement, misappropriation, violation or unlawful use by any Company Product, or by any Acquired Company, of any material Intellectual Property or material Intellectual Property Right of another Person.
(n)No Company Software contains, is derived from, is distributed or made available with, or is being or was developed using Open Source Software in a manner such that the terms under which such Open Source Software is licensed impose a requirement or condition that an Acquired Company grant a license under or to, or refrain from asserting or enforcing a Company IP right intended by the Company to retained as confidential, or that would require a part of any Company Software intended to be retained as confidential be: (i) disclosed, distributed or made available in source code form; (ii) licensed for the purpose of making modifications or derivative works; or (iii) redistributable at no or minimal charge, in each case, except as would not reasonably be expected to be a Company Material Adverse Effect.
(o)Except as would not reasonably be expected to be a Company Material Adverse Effect, the Acquired Companies’ receipt, collection, monitoring, maintenance, creation, transmission, transfer, use, processing, analysis, disclosure, storage, disposal and security of Protected Information has complied, and complies with: (i) each Company Contract in all material respects; (ii) applicable Information Privacy and Security Laws; and (iii) publicly published privacy policies adopted by the Acquired Companies relating to Protected Information in all material respects. Except as would not reasonably be expected to be a Company Material Adverse Effect, the Acquired Companies have adopted, and are and have been in compliance in all material respects with, reasonable policies and procedures designed to maintain the security of Protected Information gathered or accessed in the course of the operations of the Acquired Companies.
(p)Each Acquired Company protects in all material respects the confidentiality, integrity and security of its Protected Information and its IT Systems against any unauthorized use, access, interruption, modification or corruption, except as would not reasonably be expected to be a Company Material Adverse Effect. Each Acquired Company is taking, and has at all times taken, all reasonable measures to ensure that any Protected Information collected or handled by authorized third parties acting on behalf of such Acquired Company provides similar safeguards, in each case, in compliance in all material respects with applicable Information Privacy and Security Laws and consistent with general industry standards.
(q)Except as would not reasonably be expected to be a Company Material Adverse Effect, to the Knowledge of the Company, no material Company Technology contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry), disabling codes or other vulnerabilities, faults or any other code designed or intended to have, any of the following functions: disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, Protected Information, information processed by Company Technology, or a computer system or network or other device on which such code is stored or

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installed. To the Knowledge of the Company, there has been no material data security breach of any material IT System, or material unauthorized acquisition, access, use or disclosure of any Protected Information, owned, transmitted, used, stored, received or controlled by or on behalf of any of the Acquired Companies, or investigation, audit, complaint or litigation relating to any data security breach or violation of Information Privacy and Security Laws by any Acquired Company, except as would not reasonably be expected to be a Company Material Adverse Effect.
1.17Material Contracts.
(h)Part 2.12(a) of the Company Disclosure Schedule accurately identifies:
(i)any Company Contract relating to the employment of, or the performance of services by, any employee or consultant (other than standard offer letters in form and substance consistent with the forms Made Available to Parent);
(ii)any Company Contract, including any stock option plan, stock appreciation right plan, restricted stock or stock unit plan, stock purchase plan or other equity incentive plan, any of the benefits of which will be triggered or increased, or the vesting of any of the benefits of which will be accelerated, by the consummation of any of the Contemplated Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions (either alone or in connection with a previous or subsequent termination of employment or service in combination therewith);
(iii)any Company Contract relating to the development, sale or disposition of any Owned Real Property;
(iv)any Company Contract that provides for indemnification of any director or officer of any Acquired Company;
(v)any Company Contract: (A) involving a material joint venture, strategic alliance, partnership or material teaming agreement, or involving the sharing of profits or revenue; or (B) for any capital expenditure in excess of $500,000 individually or $1,000,000 in the aggregate;
(vi)each material Company Inbound License, and each material Company Outbound License (other than a Company Contract with a Company Associate entered into in the ordinary course of business in which ownership of any Intellectual Property or Intellectual Property Rights created in the course of performing services are assigned to and owned exclusively by an Acquired Company);
(vii)any Company Contract entered into at any time since January 1, 2020: (A) relating to the disposition or acquisition by any Acquired Company of any business, product line or other assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $1,000,000 individually or $5,000,000 in the aggregate for all such Company Contracts; or (B) pursuant to which any Acquired Company will acquire any interest, or will make an investment, for consideration in excess of $5,000,000 in any other Person, other than another Acquired Company;
(viii)any Company Contract relating to the disposition or acquisition by any Acquired Company of any business, product line or other assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) in each case that contains continuing indemnification

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obligations of any Acquired Company that are material to the Acquired Companies taken as a whole, or any remaining “earn out” or other contingent payment or consideration of any Acquired Company that has not been satisfied in full prior to the date of this Agreement;
(ix)any Company Contract containing any standstill or similar provisions that limit or restrict: the ability of a Person to acquire any securities or assets of an Acquired Company;
(x)any Company Contract that materially limits or restricts the right or ability of any Acquired Company (or following the Closing would limit or restrict, or purport to limit or restrict, Parent or any Subsidiary of Parent (other than those Subsidiaries constituting Acquired Companies)):(A) to engage in any line of business or compete with, or provide any service to, any other Person or in any geographic area; (B) to acquire any material product or other asset or any service from any other Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person; or (C) to develop, sell, supply, license, distribute, offer, support or service any product or any material Intellectual Property or other asset to or for any other Person other than in the ordinary course of business;
(xi)any Company Contract that: (A) grants material exclusive rights to market, sell or deliver any product or service of any Acquired Company; (B) contains any “most favored nation” or similar provision in favor of the counterparty; (C) contains a material right of first refusal, first offer or first negotiation or any similar right with respect to an asset owned by an Acquired Company; or (D) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or a material portion of an Acquired Company’s requirements from any third party; or any Company Contract that, following the Closing would grant, contain or provide, or purport to grant, contain or provide, any of the foregoing rights in respect of Parent or any Subsidiary of Parent (other than those Subsidiaries constituting Acquired Companies);
(xii)any settlement, conciliation or similar Company Contract arising out of a Legal Proceeding or threatened Legal Proceeding: (A) that materially restricts or imposes any material obligation on any Acquired Company or materially disrupts the business of any of the Acquired Companies as currently conducted; or (B) that would require any of the Acquired Companies to pay consideration valued at more than $500,000 in the aggregate following the date of this Agreement;
(xiii)any Company Contract evidencing Indebtedness of the Company in excess of $10,000,000;
(xiv)each Company Contract (excluding purchase orders given or received in the ordinary course of business) under which any of the Acquired Companies (A) paid in excess of $1,000,000 in fiscal year 2021 or (B) received in excess of $1,000,000 in fiscal year 2021;
(xv)each lease or rental Company Contract involving personal property (and not relating primarily to real property) pursuant to which any of the Acquired Companies is required to make rental payments in excess of $200,000 per month (excluding leases or rental Company Contracts for office equipment entered into in the ordinary course of business);
(xvi)any Company Contract evidencing reinsurance obligations of any of the Acquired Companies; and

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(xvii)any other Company Contract, if a breach of such Company Contract would reasonably be expected to have or result in a Material Adverse Effect.
(r)For purposes of this Agreement, Company Contracts of the type required to be set forth in Part 2.12(a) of the Company Disclosure Schedule and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) shall be deemed to constitute a “Material Contract.” The Company has Made Available to Parent an accurate and complete copy of each Material Contract. Except as will not, and would not reasonably be expected to, result in a Company Material Adverse Effect each Material Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms, subject to the Enforceability Exceptions. Except as will not, and would not reasonably be expected to, result in a Company Material Adverse Effect, none of the Acquired Companies, and, to the Knowledge of the Company, no other Person, has violated or breached, or committed any default under, any Material Contract.  Except as will not, and would not reasonably be expected to, result in a Company Material Adverse Effect, to the Knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) would reasonably be expected to: (i) result in a violation or breach of any of the provisions of any Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract; (iii) give any Person the right to receive or require a penalty under any Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Material Contract (or any material obligation thereunder); or (v) give any Person the right to cancel, terminate or modify any Material Contract. Since January 1, 2020, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication regarding an allegation of, or breach of, or default under, any Material Contract, except for such breaches or defaults which would not reasonably be expected to result in a Company Material Adverse Effect.
1.18Liabilities. As of the date hereof, none of the Acquired Companies has any Liability that would be required to be recorded as a liability on a balance sheet prepared in accordance with GAAP (or required to be disclosed in the footnotes thereto under GAAP), except for: (i) Liabilities identified as such and in the amounts stated in the Company Balance Sheet; (ii) normal and recurring current Liabilities that have been incurred by the Acquired Companies since the date of the Company Balance Sheet in the ordinary course of business; (iii) Liabilities for performance of obligations of the Acquired Companies not yet due under Company Contracts; (iv) Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or otherwise in connection with the Contemplated Transactions, (v) Liabilities described and in the amounts stated in Part 2.13 of the Company Disclosure Schedule; and (v) other Liabilities that in the aggregate would not have, and would not reasonably be expected to have a Company Material Adverse Effect.
1.19Compliance with Applicable Laws.
(g)Each of the Acquired Companies is, and at all times since January 1, 2020 has been, in compliance with all Applicable Laws, except for such non-compliance which would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. Since January 1, 2020, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority or other Person regarding any actual or possible material violation of, or failure to comply with, any Applicable Law, except, in each case, for any such violation of failure to comply that would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
(h)None of the Acquired Companies, and, to the Knowledge of the Company, no director, officer, other employee, consultant or agent or third party acting on behalf of any of the Acquired Companies, has directly or indirectly: (i) used any funds for any unlawful

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contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of any applicable anti-corruption or anti-bribery Applicable Law, including the Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010 and any other comparable law of a jurisdiction outside the United States; or (iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment except, in each case of (i) through (iii), as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. For purposes of this Section 2.14(b), an “unlawful payment” shall include any transfer of funds or any other thing of value, such as a gift, transportation or entertainment, which transfer is contrary to any Applicable Law, including any payment to a third party all or part of the proceeds of which is used for a corrupt payment. To the Knowledge of the Company, since January 1, 2020, none of the Acquired Companies under their control has been investigated, charged or prosecuted for any violation of any Applicable Law in respect of the matters contemplated by this Section 2.14(b). None of the Acquired Companies has disclosed to any Governmental Authority information that establishes or indicates that an Acquired Company violated or may have violated any Applicable Law in respect of the matters contemplated by this Section 2.14(b), or are aware of any circumstances that would reasonably be expected to give rise to such an investigation in the future, except, in each case, as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
1.20Governmental Authorizations. Except as would not have, and would not reasonably be expected to have a Company Material Adverse Effect, the Acquired Companies hold, and since January 1, 2020 have held, all Governmental Authorizations, and have made all filings required under Applicable Laws, necessary to enable the Acquired Companies to conduct their respective businesses in the manner in which such businesses are currently being conducted. Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect all such Governmental Authorizations are valid and in full force and effect or expired at a time when such Governmental Authorizations no longer were required. Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, each Acquired Company is and has always been in compliance in with the terms and requirements of such Governmental Authorizations. Since January 1, 2020, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Authority regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization, except, in each case of (i) and (ii) as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
1.21Tax Matters.
(s)Except as would not be material and adverse to the Acquired Companies taken as a whole: (i) each of the Tax Returns filed, or required to be filed, by or on behalf of any Acquired Company with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (A) has been or will be filed on or before the applicable due date (taking into account any available extensions of such due date) and (B) has been, or will be when filed, accurate and complete and in compliance with all Applicable Laws; (ii) each of the Acquired Companies has timely paid all Taxes required to be paid by it; (iii) each of the Acquired Companies has withheld from each payment or deemed payment made to any Company Associate or to its past or present suppliers, creditors, stockholders or other third parties all Taxes and other deductions required to be withheld and has, within the time and in the manner required by Applicable Law, paid such withheld amounts to the proper Governmental

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Authority and complied with all related reporting and record retention requirements; and (iv) there are no Encumbrances for Taxes upon any of the assets of any of the Acquired Companies except for Permitted Encumbrances.
(a)There is no currently effective agreement extending or waiving the period of assessment or collection for any material Tax.
(b)No audit, claim or Legal Proceeding with respect to material Taxes or Tax Returns of any Acquired Company is pending or, to the Knowledge of the Company, has been threatened against or with respect to any Acquired Company in respect of any Tax, and no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority against any Acquired Company that has not been completely settled, paid or withdrawn.
(c)No claim has ever been made by any Governmental Authority in a jurisdiction where an Acquired Company does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.
(d)No Acquired Company has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(e)In the five (5) years prior to the date hereof, no Acquired Company (i) has been a member of an “affiliated group” as defined in Section 1504(a) of the Code (or similar state, local or foreign filing group) other than a group consisting solely of the Company and one or more of its Subsidiaries, or (ii) has any material Liability for the Taxes of any Person other than an Acquired Company under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Applicable Law, including any arrangement for group or consortium relief or similar arrangement), or as a transferee or successor, or by Contract.
(f)None of the Acquired Companies is, or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (except for an agreement solely between two or more Acquired Companies or entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes).
(g)Each of the Acquired Companies has at all times complied in all material respects with Section 482 of the Code and any similar provision of state, local or foreign Tax Applicable Laws relating to transfer pricing (including the maintenance of contemporaneous documentation and the preparation of required transfer pricing reports).
(h)No Acquired Company has participated in, or is currently participating in, a “listed transaction” or a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or a similar transaction under any corresponding or similar Applicable Law. Each of the Acquired Companies has disclosed on its U.S. federal income Tax Returns all positions taken therein that would give rise to a “substantial understatement” within the meaning of Section 6662 of the Code.
(i)None of the Acquired Companies will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for a taxable period ending after the Closing as a result of: (i) any change in accounting method pursuant to Section 481 of the Code (or any comparable provision under state, local or foreign Tax Applicable Laws) as a result of transactions or events occurring, or accounting methods

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employed, prior to the Closing; (ii) deferred intercompany gain described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Tax Applicable Laws) arising from any transaction that occurred prior to the Closing; (iii) any installment sale or open transaction that occurred prior to the Closing; (iv) any prepaid amount received prior to the Closing; or (v) any election under Section 108(i) or Section 965(h) of the Code made prior to the Closing.
(j)No Acquired Company has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
1.7Employee and Labor Matters; Benefit Plans.
(k)None of the Acquired Companies is or has been a party to, subject to, or under any obligation to bargain for, any Collective Bargaining Agreement, and there are no labor organizations representing, purporting to represent or, to the Knowledge of the Company, seeking to represent any employee or Contract Worker of any of the Acquired Companies. There are no organizing, election, certification petitions, campaigns, or other activities pending or, to the Knowledge of the Company, threatened by or on behalf of any Union with respect to any Company Associate. No Union holds bargaining rights with respect to any Company Associate by way of certification, interim certification, voluntary recognition or succession rights, or has applied or, to the Knowledge of the Company, threatened to apply to be certified as the bargaining agent of any Company Associate. No Acquired Company has agreed to recognize any Union, nor has any Union been certified as the exclusive bargaining representative of any Company Associate. No Acquired Company is or has been the subject of a slowdown, strike, picketing, boycott, group work stoppage, labor dispute, attempt to organize or Union organizing activity, or any similar activity or dispute, affecting any of the Acquired Companies or any of their employees.
(l)Except as would not have a material and adverse effect on the Acquired Companies taken as a whole, each Company Associate that currently renders or has rendered services to any of the Acquired Companies that is classified as a Contract Worker or other non-employee status or as an exempt or non-exempt employee, is properly characterized as such for all purposes, including: (i) for purposes of the Fair Labor Standards Act and similar applicable state, local, provincial and foreign Applicable Laws governing the payment of wages (including overtime and premium wages); (ii) Tax Applicable Laws; and (iii) unemployment insurance and worker’s compensation obligations, and the Acquired Companies have properly classified and treated each such individual in accordance with Applicable Laws and for purposes of all applicable Company Employee Plans and perquisites. No Contract Worker is eligible to participate in any Company Employee Plan.
(m)Except as would not have a material and adverse effect on the Acquired Companies taken as a whole, to the Knowledge of the Company, no Person has claimed or has reason to claim that any Company Associate or other individual affiliated or associated with any Acquired Company: (i) is in violation of any term of any employment Contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement, any other restrictive covenant with such Person; (ii) has disclosed or utilized any trade secret or proprietary information or documentation of such Person; or (iii) has interfered in the employment relationship between such Person and any of its present or former employees. Except as would not have a material and adverse effect on the Acquired Companies taken as a whole, to the Knowledge of the Company, no Company Associate has used or proposed to use any trade secret, information or documentation confidential or proprietary to any former employer or other Person for whom such individual performed services or violated any confidential relationship with any Person in connection with the development, marketing or sale

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of any product or proposed product, or the development or sale of any service or proposed service, of any Acquired Company.
(n)Each Acquired Company is, and since January 1, 2020 has been, in compliance in all material respects with all Applicable Laws respecting labor and employment, including hiring practices, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Applicable Laws relating to discrimination, equal pay, wages and hours, overtime, business expense reimbursements, labor relations, leaves of absence, paid sick leave laws, work breaks, classification of employees (including exempt and independent contractor status), occupational health and safety, immigration, privacy, fair credit reporting, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, wrongful discharge or violation of personal rights including the Worker Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation) (the “WARN Act”). Since January 1, 2021, none of the Acquired Companies has effectuated a “plant closing” or “mass layoff” as those terms are used in the WARN Act and similar laws or has become subject to any obligation under any Applicable Law or otherwise to notify or consult with, prior to or after the Effective Time, any Governmental Authority or other Person with respect to the impact of the Contemplated Transactions. Each of the Acquired Companies has properly accrued in the ordinary course of business and in accordance with GAAP, and has timely made all payments for, all wages, overtime, salaries, commissions, bonuses, fees and other compensation, together with any related Taxes and any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, worker’s compensation, social security or other benefits or obligations (other than routine payments to be made in the ordinary course of business), for any services performed, directly or indirectly, for any Acquired Company.
(o)The Acquired Companies are, and since April 1, 2020 have been in compliance in all material respects with Applicable Laws regarding COVID-19 health and safety protocols. The Acquired Companies have also used commercially reasonable efforts to adhere to applicable guidance from applicable Governmental Authorities such as the U.S. Centers for Disease Control and Prevention and the federal Occupational Safety and Health Administration relating to COVID-19.
(p)Neither any Acquired Company nor any of its directors or officers, nor any management level employees, is under administrative, civil or criminal (i) indictment or audit or (ii) to the Knowledge of the Company, investigation, in each case by any Governmental Authority relating to labor or employment matters at an Acquired Company that reasonably would be expected to result in a notice of material violation, material finding of reasonable cause, or similar material adverse finding.
(q)Part 2.17(g) of the Company Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of each material Company Employee Plan and each material Company Employee Agreement. None of the Acquired Companies intends, and none of the Acquired Companies has committed, to establish or enter into any new arrangement that would constitute a Company Employee Plan or Company Employee Agreement, or to materially modify any Company Employee Plan or Company Employee Agreement (except to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any Applicable Laws, in each case as previously disclosed to Parent in writing or as required by this Agreement). The Company has Made Available to Parent, in each case, to the extent applicable: (i) accurate and complete copies of all documents setting forth the terms of each material Company Employee Plan and each material Company Employee Agreement, including all amendments thereto and all related trust documents; (ii) the most recent summary plan description, together with summaries of the material modifications thereto, if any, required

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under ERISA with respect to each material Company Employee Plan; (iii) all trust agreements, insurance contracts and funding agreements, including all amendments thereto; (iv) all discrimination and compliance tests required under the Code for the most recent plan year; (v) the most recent IRS determination or opinion letter issued with respect to each Company Employee Plan intended to be qualified under Section 401(a) of the Code; and (vi) all material, non-routine filings, notices, correspondence or other communications relating to any Company Employee Plan that was submitted to or received from the IRS, the Pension Benefit Guaranty Corporation, the DOL, the SEC, or any other Governmental Authority since January 1, 2020.
(r)Each Company Employee Plan has been established, maintained and operated in all material respects in accordance with its terms and in compliance in all material respects with all Applicable Laws, including ERISA and the Code. Any Company Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the Knowledge of the Company, nothing has occurred since the date of the most recent determination that would reasonably be expected to adversely affect such qualification. Each other Company Employee Plan intended to be tax qualified under Applicable Laws is so tax qualified, and no event has occurred and no circumstance or condition exists that would reasonably be expected to result in the disqualification of any such Company Employee Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan. Each Company Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material Liability to Parent, the Acquired Companies or any Company ERISA Affiliates or Parent ERISA Affiliates (other than ordinary administration expenses). There is no audit, inquiry or Legal Proceeding pending or, to the Knowledge of the Company, threatened or reasonably anticipated by the IRS, DOL, PBGC or any other Person with respect to any Company Employee Plan. None of the Acquired Companies or any Company ERISA Affiliate has ever incurred any material penalty or Tax with respect to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980H of the Code or any material penalty or Tax under Applicable Laws. Each of the Acquired Companies and Company ERISA Affiliates have timely made all contributions and other payments required by and due under the terms of each Company Employee Plan, except as would not result in material Liability and, to the extent not yet due, such contributions and other payments have been adequately accrued in accordance with GAAP in the consolidated financial statements (including any related notes) contained or incorporated by reference in the Company SEC Reports. None of the Acquired Companies or any Company ERISA Affiliate sponsors, maintains, participates in, or contributes to, or has an obligation to contribute to or has any Liability with respect to any Foreign Plan.
(s)None of the Acquired Companies, and no Company ERISA Affiliate, has ever maintained, established, sponsored, participated in, or contributed to, or been obligated to contribute to or has any Liability in respect of, any: (i) “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; (iii) plan described in Section 413 of the Code; or (iv) a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No material Liability under Title IV or Section 302 of ERISA (other than any Liability for premiums due to the PBGC (which premiums have been paid when due)) has been incurred by the Acquired Companies or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Acquired Companies or any Company ERISA Affiliate of incurring any such Liability. No Company Employee Plan subject to ERISA holds stock issued by the Company or any of its current Company ERISA Affiliates as a plan asset.

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(t)No Company Employee Plan or Company Employee Agreement provides (except at no cost to the Acquired Companies or any Affiliate of any Acquired Company), or reflects or represents any Liability of any of the Acquired Companies or any Affiliate of any Acquired Company to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other Applicable Laws at the recipient’s sole premium expense. No Company Employee Plan provides or reflects or represents any Liability of any of the Acquired Companies or any Affiliate of any Acquired Company to provide, life insurance, health benefits or other welfare benefits to any member of the Company’s Board of Directors for any reason, unless such director is also an employee of an Acquired Company.
(u)Except as set forth in Part 2.17(k)-1 of the Company Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in combination with another event, whether contingent or otherwise): (i) result in any payment (whether of bonus, change in control, retention, severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Associate; or (ii) create any limitation or restriction on the right of any Acquired Company to merge, amend or terminate any Company Employee Plan or Company Employee Agreement. Without limiting the generality of the foregoing, except as set forth on Part 2.17(k)-2 of the Company Disclosure Schedule, no amount payable to any Company Associate as a result of the execution and delivery of this Agreement or the consummation of any of the Contemplated Transactions (either alone or in combination with any other event) would be an “excess parachute payment” within the meaning of Section 280G or would be nondeductible under Section 280G of the Code. None of the Acquired Companies has any obligation to compensate any Company Associate for any Taxes incurred by such Company Associate under Section 4999 of the Code.
(v)Each Company Employee Plan, Company Employee Agreement or other Contract between any Acquired Company and any Company Associate that is subject to U.S. law has been maintained and operated in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom. None of the Acquired Companies is a party to or has any Liability under any Employee Plan, Company Employee Agreement or other Contract to compensate any person for excise Taxes payable pursuant to Section 4999 of the Code or for Taxes payable pursuant to Section 409A or 457A of the Code.
1.1Environmental Matters.
(w)Except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect, and except as set forth on Part 2.20(a) of the Company Disclosure Schedule, each of the Acquired Companies is, and since January 1, 2020 has been, in compliance in all material respects with, and is not subject to any material Liability under, any applicable Environmental Law, which compliance includes timely applying for, possessing, maintaining, and complying with the terms and conditions of all Environmental Authorizations.
(x)The Company has Made Available to Parent a true and complete list of any material Environmental Authorization held by any of the Acquired Companies. No notice or consent is required for any such Environmental Authorization to remain in full force and effect following consummation of the Contemplated Transactions, except as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
(y)Except as would not have, and would not reasonably be expected to have a Company Material Adverse Effect, (i) there has been no Release of Hazardous Substances at any

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real property currently or formerly owned, operated or leased by any Acquired Company, and (ii) no Acquired Company has arranged, by contract, agreement or otherwise, for the transportation, treatment or disposal of Hazardous Substances at any location.
(z)There are no Legal Proceedings pending, or, to the Knowledge of the Company, threatened against any Acquired Company, and since January 1, 2020, or earlier for matters that remain unresolved, none of the Acquired Companies has received any written notice, request for information from a Governmental Authority, demand, letter, citation, summons, complaint, penalty or claim that alleges that any of the Acquired Companies is not in material compliance with, any Environmental Law, except in each case as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect.
(aa)The Acquired Companies have Made Available to Parent copies of all material assessments, reports, audits and all material documents in their possession or under their control that relate to the Acquired Companies’ compliance with or any Liability under any Environmental Law or the environmental condition of any real property that any of the Acquired Companies currently own, operate or lease or formerly have owned, operated, or leased.
1.1Insurance. The Company has Made Available to Parent copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Acquired Companies. Each of such insurance policies is in full force and effect, no written notice of default or termination has been received by any Acquired Company in respect thereof and all premiums (including retrospective or similar premiums or adjustments) due thereon have been paid in full, except in each case as would not have, and would not reasonably be expected to have, a Company Material Adverse Effect. Since January 1, 2021, none of the Acquired Companies has received any written notice or, to the Knowledge of the Company, other communication regarding any actual or possible: (a) cancellation or invalidation of any material insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.
1.2Takeover Statutes; No Rights Plan. The Company’s board of directors has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Support Agreements and to the consummation of the Merger and the other Contemplated Transactions. None of such actions by the Company’s board of directors has been amended, rescinded or modified. Assuming the accuracy of Parent’s representations and warranties in Section 3.16, there are no other “fair price,” “moratorium,” “control share acquisition,” “business combination” or other similar anti-takeover statutes or regulations (each, a “Takeover Statute”) applicable to, or purporting to be applicable to, this Agreement, any Support Agreement, the Merger or any of the other Contemplated Transactions, including any Takeover Statute that would limit or restrict Parent or any of its Affiliates from exercising all rights in respect of ownership of shares of Company Common Stock outstanding and held by Parent immediately after giving effect to the Merger. The Company has no stockholder rights plan, “poison pill” or similar agreement or arrangement that has or was designed to have the effect of delaying, deferring or discouraging any Person from acquiring control of the Company or making any such acquisition of control of the Company more expensive.
1.3Vote Required. The affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock, or any holders of any other

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securities of any Acquired Company, necessary to adopt, approve or authorize this Agreement and approve or authorize the Merger.
1.4Fairness Opinion. The Company’s board of directors has received the written opinion of William Blair & Company, L.L.C. (“Blair”), financial advisor to the Company, dated August 9, 2022, to the effect that the Exchange Ratio is fair, from a financial point of view, to the stockholders of the Company. The Company will furnish an accurate and complete copy of such written opinion to Parent, and the Company has received the consent of Blair to include such opinion in the Joint Proxy Statement.
1.5Advisors’ Fees. Except for Blair, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of any of the Acquired Companies. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Blair.
1.6Disclosure. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Company’s stockholders or at the time of the Company Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement shall comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.
1.7No Additional Representations; No Outside Reliance.
(ab)Except for the representations and warranties contained in this Section 2, or any certificate delivered by or on behalf of the Company pursuant to Section 6 of this Agreement, neither the Company nor any of their Affiliates, nor any other Person makes or shall be deemed to make any representations or warranties to Parent or Merger Sub, express or implied, at law or in equity, by or on behalf of the Company with respect to the Company (or their respective business, assets, liabilities, condition, operations or results of operations) or the transactions contemplated by this Agreement, and the Company hereby disclaims any such representations or warranties with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(ac)Notwithstanding anything contained in this Section 2 or any other provision hereof, the Company acknowledges and agrees that none of Parent, Merger Sub or any of their respective Affiliates nor any other Person has made, or is making, any representation or warranty whatsoever, oral or written, express or implied (and none of the Company or its Affiliates or their respective directors, officers, employees, equityholders, partners, members, agents or representatives has relied on any representation, warranty or statement of any kind by Parent, Merger Sub, any of their respective Affiliates or any other Persons), except for those expressly given in Section 3 or in any certificate delivered by or on behalf of Parent or Merger Sub under Section 7, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of

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Parent, Merger Sub or any of their respective Subsidiaries.  Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other predictions that may be contained or referred to in the schedules or elsewhere, as well as any information, documents or other materials or management presentations or due diligence discussions that have been or shall hereafter be provided to or engaged in with the Company or any of its Affiliates or any of their respective directors, officers, employees, equityholders, partners, members, agents or representatives are not and will not be deemed to be representations or warranties of Parent, Merger Sub or any of their respective Affiliates or any other Person, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Section 3 or in any certificate delivered by or on behalf of Parent or Merger Sub under Section 7.  Except as otherwise expressly set forth in this Agreement, the Company understands and agrees that any inventory, equipment, vehicles, assets, properties and business of Parent, Merger Sub and its Subsidiaries are furnished “as is”, “where is” and, subject only to the representations and warranties contained in Section 3 or in any certificate delivered by or on behalf of Parent or Merger Sub under this Agreement with all faults and without any other representation or warranty of any nature whatsoever. The provisions of this Section 2.25(b) shall not, and shall not be deemed or construed to, waive or release any claims for fraud.
Section 3.Representations and Warranties of Parent and Merger Sub
Parent and Merger Sub represent and warrant to the Company as follows, it being understood that each representation and warranty contained in this Section 3 is subject to: (a) the exceptions and disclosures set forth in the Parent Disclosure Schedule (subject to Section 9.6); and (b) disclosure in any Parent SEC Report filed with the SEC and publicly available on EDGAR at least one (1) Business Day before the date of this Agreement, but excluding any disclosure contained under the heading “Risk Factors,” any disclosure of risks included in any “forward-looking statements” disclaimer and any other information, statement or other disclosure that is similarly predictive, cautionary or forward-looking in nature:
1.22Due Organization; Subsidiaries.
(a)Parent and Merger Sub are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and each of Parent’s Subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the laws of the jurisdiction of its organization. Except as would not reasonably be expected to have or result in a Parent Material Adverse Effect, Parent and Merger Sub have the necessary corporate power and authority: (i) to conduct their respective businesses in the manner in which their respective businesses are currently being conducted; (ii) to own and use their respective assets in the manner in which their respective assets are currently owned and used; and (iii) to perform their respective obligations under all Contracts by which they are respectively bound. Each of Parent and Merger Sub is qualified, registered or licensed to do business as a foreign entity, and is in good standing (with respect to jurisdictions that recognize such concept), under the laws of all jurisdictions where the nature of its business or the ownership or use of their respective assets requires such qualification, registration or licensure, except where that failure to be so qualified, registered or licensed would not reasonably be expected to have or result in a Parent Material Adverse Effect.
(b)Part 3.1(b)-1 of the Parent Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of the name and jurisdiction of organization of each Subsidiary of Parent. Except as set forth in Part 3.1(b)-2 of the Parent Disclosure Schedule, (i) neither Parent nor Merger Sub owns any capital stock of, or any equity interest of any nature in, any other Entity, other than a Subsidiary of Parent, (ii) neither Parent nor Merger Sub has at any time been a general partner of any general or limited partnership and (iii) neither Parent nor

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Merger Sub has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity.
1.23Organizational Documents. Parent has Made Available to the Company accurate and complete copies of the certificate of incorporation and bylaws of Parent and Merger Sub, including all amendments and supplements thereto as of the date of this Agreement. Neither Parent nor Merger Sub is in violation of any of the provisions of the certificate of incorporation or bylaws, including all amendments thereto, of such Entity, except where such violation would not reasonably be expected to have a result in a Parent Material Adverse Effect.
1.24Capitalization.
(a)The authorized capital stock of Parent consists of: (i) 500,000,000 shares of Parent Common Stock, of which 85,115,909 shares have been issued and are outstanding as of the Measurement Time; and (ii) 1,000,000 shares of Parent Preferred Stock, of which no shares have been issued or are outstanding. As of the Measurement Time, no shares of Parent Common Stock are held by Parent as treasury stock. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable. There is no Parent Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or from granting any option or similar right with respect to), any shares of Parent Common Stock. Except as set forth in Part 3.3(a) of the Parent Disclosure Schedule, Parent is not under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Parent Common Stock or other securities.
(b)As of the Measurement Time: (i) 1,486,651 shares of Parent Common Stock are subject to issuance pursuant to Parent Stock Options granted and outstanding under the Parent Equity Plans; (ii) 9,104,031 shares of Parent Common Stock are subject to issuance and/or delivery pursuant to Parent RSU Awards granted and outstanding under the Parent Equity Plans; (iii) 1,021,544 shares of Parent Common Stock are subject to issuance and/or delivery pursuant to Parent PSU Awards granted and outstanding under the Parent Equity Plans (reflecting shares of Parent Common Stock that vest based on performance-based vesting requirements assuming deemed achievement of maximum performance); (iv) no Parent Equity Awards are outstanding other than those granted under the Parent Equity Plans and referenced in the preceding clauses (i) through (iii); (v) 575,862 shares of Parent Common Stock are reserved for future issuance pursuant to Parent Equity Awards not yet granted under the Parent Equity Plans; and (vi) 3,000,109 Parent Earnout Shares are subject to cancelation in the event of the failure to satisfy certain performance thresholds set forth in the IAC Merger Agreement.
(c)Parent has Made Available to the Company accurate and complete copies of all equity-based plans or, if not granted under an equity plan, such other Contract, pursuant to which any stock options, restricted stock units or performance stock units (including all outstanding Parent Equity Awards, whether payable in equity, cash or otherwise) are currently outstanding as of the date of this Agreement, and the forms of all stock option, restricted stock unit and performance stock unit award agreements evidencing such outstanding stock options, restricted stock units or performance stock units (whether payable in equity, cash or otherwise) as of the date of this Agreement. The exercise price of each Parent Stock Option was, on the date of grant of such Parent Stock Option no less than the fair market value of a share of Parent Common Stock as determined on the date of grant of such Parent Stock Option. All grants of Parent Equity Awards were recorded on Parent’s financial statements (including any related notes thereto) contained in the Parent SEC Reports in accordance with GAAP, and no such grants involved any “back dating,” “forward dating” or similar practices with respect to the effective date of grant (whether intentionally or otherwise).

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(d)Except as set forth in Part 3.3(b) of the Parent Disclosure Schedule and for shares of Parent Common Stock issued following the Measurement Time pursuant to the exercise or vesting of Parent Equity Awards outstanding as of the Measurement Time, as of the date of this Agreement there is no:  (i) outstanding equity-based compensation award, subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or any of its Subsidiaries; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or any of its Subsidiaries; or (iii) Contract under which Parent or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities.
(e)All outstanding shares of Parent Common Stock, options, warrants, equity-based compensation awards (whether payable in equity, cash or otherwise) and other securities of Parent have been issued and granted in compliance with: (i) all applicable securities laws and other Applicable Laws; and (ii) all requirements set forth in applicable Contracts.
(f)All of the outstanding shares of capital stock of each of the Parent’s Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights, with no personal Liability attaching to the ownership thereof, and are owned beneficially and of record by Parent or a Subsidiary of Parent, free and clear of any Encumbrances, except for Permitted Encumbrances.
(g)Parent directly or indirectly owns all of the outstanding shares of capital stock of Merger Sub.  Merger Sub has not, since the date of its incorporation engaged in any activities other than (i) in connection with the preparation, negotiation and execution of this Agreement or the consummation of the transactions contemplated hereby or as expressly contemplated by this Agreement or (ii) those incident or related to its incorporation.
1.25Authority; Binding Nature of Agreement. Parent and Merger Sub have all necessary corporate power and authority to enter into and to perform their respective obligations under this Agreement and to consummate the Contemplated Transactions, subject only to (i) the adoption of this Agreement by Parent in its capacity as sole stockholder of Merger Sub, (ii) the adoption and approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote and (iii) if applicable, the adoption and approval of an amendment to Parent’s certificate of incorporation to effect the Parent Reverse Stock Split by a majority of the outstanding shares of Parent Common Stock entitled to vote on the proposal to approve the Parent Reverse Stock Split. The board of directors of Parent (at a meeting duly called and held) has, by unanimous vote of all directors of Parent: (a) determined that the Merger is advisable and fair to, and in the best interests of, Parent and its stockholders; (b) authorized and approved the execution, delivery and performance of this Agreement by Parent and approved the Merger; and (c) recommended the approval of the Parent Common Stock Issuance by the holders of Parent Common Stock and directed that the Parent Common Stock Issuance be submitted for adoption by Parent’s stockholders at the Parent Stockholders’ Meeting. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the Company constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Enforceability Exceptions.
1.26Non-Contravention; Consents. Neither the execution, delivery or performance of this Agreement nor the consummation of the Merger or any of the other Contemplated Transactions will directly or indirectly (with or without notice or lapse of time):
(a)contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws, certificate of formation or limited partnership,

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partnership agreement or other charter or organizational or governing documents of Parent or any of its Subsidiaries or (ii) any resolution adopted by the stockholders or equityholders, the board of directors (or similar governing body) or any committee of the board of directors (or similar governing body) of Parent or any of its Subsidiaries;
(b)subject to any filings, notices or Consents referenced in the following sentence, contravene, conflict with or result in a violation of, or give any Governmental Authority or other Person the right to challenge the Merger or any of the other Contemplated Transactions or to exercise any remedy or obtain any relief under, any Applicable Law or any Order to which Parent or any of its Subsidiaries, or any of the assets owned or used by Parent or any of its Subsidiaries, is subject;
(c)subject to any filings, notices or Consents referenced in the following sentence, contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or any of its Subsidiaries or that otherwise relates to the business of Parent or any of its Subsidiaries or to any of the assets owned or used by Parent or any of its Subsidiaries;
(d)subject to any notices or Consents set forth in Part 3.5 of the Parent Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Material Contract, or give any Person the right to: (i) declare a default or exercise any remedy under any Parent Material Contract; (ii) a penalty under any Parent Material Contract; (iii) accelerate the maturity or performance of any Parent Material Contract; or (iv) cancel, terminate or modify any right, benefit, obligation or other term of any Parent Material Contract; or
(e)result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by Parent or any of its Subsidiaries other than Permitted Encumbrances; other than in the case of clauses (b) through (e), any such filings, notices, Consents, contraventions, conflicts, violations, breaches or defaults that, individually or in the aggregate, would not reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the Contemplated Transactions.
1.27SEC Filings; Financial Statements; Internal Controls

(h)Parent has Made Available to the Company accurate and complete copies of all registration statements, proxy statements, Certifications and other reports, schedules, forms, statements and other documents filed or furnished by Parent with the SEC and all amendments thereto, in each case between January 1, 2020 and the date of this Agreement (the “Parent SEC Reports”). All statements, reports, schedules, forms and other documents required to have been filed by Parent with the SEC have been so filed on a timely basis. None of Parent’s Subsidiaries is required to file any documents with the SEC. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Reports complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (as the case may be); and (ii) none of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q included in the Parent SEC Reports, the principal executive officer and principal financial officer of Parent have made all certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and the statements contained in such certifications were accurate and complete as of its date. As of the date of this

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Agreement, there are no unresolved comments issued by the staff of the SEC with respect to any of the Parent SEC Reports. As of the date of this Agreement, to the Knowledge of Parent, none of the Parent SEC Reports is the subject of any ongoing review by the SEC.

(a)The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent contained or incorporated by reference in the Parent SEC Reports: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present the consolidated financial position of Parent and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its consolidated subsidiaries for the periods covered thereby. No financial statements of any Person other than Parent and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of Parent.
(b)Parent maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accounting for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
(c)Parent maintains disclosure controls and procedures and internal control over financial reporting required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that all material information concerning Parent and its Subsidiaries is made known on a timely basis to the individuals responsible for the preparation of Parent’s filings with the SEC and other public disclosure documents and such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Parent has disclosed, based on its most recent evaluation of internal control over financial reporting, to Parent’s auditors and the audit committee of Parent’s board of directors and in a Parent SEC Report (i) any significant deficiency or material weakness in the design or operation of its internal control over financial reporting that is reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or any other employee or service provider who has (or has had) a significant role in Parent’s internal control over financial reporting. Parent is in compliance in all material respects with the applicable listing and other rules and regulations of Nasdaq, and, since January 1, 2020, has not received any notice from Nasdaq asserting any material non-compliance with such rules and regulations.
(d)Parent is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act. Parent does not have outstanding, or have arranged any outstanding, “extension of credit” to any director or executive officer within the meaning of Section 402 of the Sarbanes-Oxley Act.
(e)Since January 1, 2020, there have been no changes in any of Parent’s accounting policies or in the methods of making accounting estimates or changes in estimates

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that, individually or in the aggregate, are material and adverse to Parent’s financial statements (including, any related notes thereto) contained in the Parent SEC Reports, except as described in the Parent SEC Reports.
(f)Since January 1, 2020, all transactions, agreements, arrangements or understandings between Parent or any of its Subsidiaries, on the one hand, and any other Person, on the other hand, that were required to be disclosed pursuant to Item 404 of Regulation S-K were disclosed in Parent SEC Reports, as applicable.
1.8Absence of Changes. Since January 1, 2022 through the date of this Agreement, there has not been any Parent Material Adverse Effect, and no event has occurred or circumstance has arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Parent Material Adverse Effect.
1.9Legal Proceedings; Orders.
(g)As of the date of this Agreement, there is no pending Legal Proceeding and, to the Knowledge of Parent, no Person has threatened to commence any Legal Proceeding: (i) that involves any of Parent or its Subsidiaries or any of the assets owned or used by any of Parent or its Subsidiaries, except for Legal Proceedings that, individually or in the aggregate, are not and would not reasonably be expected to be a Parent Material Adverse Effect; or (ii) challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the Contemplated Transactions. To the Knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that reasonably would be expected to give rise to or serve as a basis for the commencement of any such Legal Proceeding.
(h)There is no Order to which any of Parent or its Subsidiaries, or any of the assets owned or used by any of Parent or its Subsidiaries, is subject, except for Orders that, individually or in the aggregate, are not and would not reasonably be expected to be a Parent Material Adverse Effect. No officer of any of Parent or its Subsidiaries is subject to any Order that prohibits such officer from engaging in or continuing any conduct, activity or practice relating to the business of any of Parent or its Subsidiaries that would be reasonably expected to be a Parent Material Adverse Effect.
1.2Title to Assets Except as would not reasonably be expected to have a Parent Material Adverse Effect, Parent and its Subsidiaries own, and have good and valid title to, all material assets owned or purported to be owned by them, including: (a) all assets reflected on the Parent Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Parent Balance Sheet); and (b) all other assets reflected in the books and records of Parent and its Subsidiaries as being owned by Parent or its Subsidiaries. Except as would reasonably be expected to have a Parent Material Adverse Effect, all of such assets are owned by Parent or its Subsidiaries free and clear of any Encumbrances, except for Permitted Encumbrances.
1.1Real Property; Equipment; Leasehold.
(i)Part 3.10(a) of the Parent Disclosure Schedule sets forth an accurate and complete description of real property owned by Parent or any of its Subsidiaries (“Parent Owned Real Property”). Except as set forth in Part 3.10(a) of the Parent Disclosure Schedule, the Parent does not own any real property or any interest in real property. Except as would reasonably be expected to have a Parent Material Adverse Effect, Parent and its subsidiaries are the sole owners of the Parent’s Owned Real Property and have good, valid and marketable fee simple title to the

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Parent’s Owned Real Property, and the Parent’s Owned Real Property is free and clear of any Encumbrances, except for Permitted Encumbrances.
(j)Except as would not reasonably be expected to be a Parent Material Adverse Effect: (i) Part 3.10(b) of the Parent Disclosure Schedule sets forth an accurate and complete list of each Lease entered into by the Parent; (ii) Parent is the sole holder of good, valid and subsisting leasehold interests in and to all of the Parent Leased Real Property, and the Parent’s interests in the Parent Leased Real Property are free and clear of any Encumbrances, except for Permitted Encumbrances; (iii) of the Parent’s Leases are (A) valid, binding on and enforceable against the Parent and, to the Knowledge of Parent, each of the parties thereto, subject to the Enforceability Exceptions, and (B) are in full force and effect, have not been modified, amended or supplemented, in writing or otherwise, and all material rents, additional rents and other amounts due to date pursuant to each Lease have been paid; (iv) to the Knowledge of Parent, Parent has not breached such Lease in any material respect, nor has any event or omission occurred which, with the giving of notice or the lapse of time, or both, would constitute a material breach or default under any Lease; and (v) Parent has Made Available to the Company accurate and complete copies of all Leases.
(k)Except as would not reasonably be expected to be a Parent Material Adverse Effect, Parent has not made any alterations, additions or improvements to the Parent’s Leased Real Property that are required to be removed at the termination of the applicable lease term, and the present use and operation of the Parent’s Owned Real Property and the Parent’s Leased Real Property is authorized by, and is in compliance with all Applicable Laws. There is no Legal Proceeding pending, or, to the Knowledge of the Parent threatened, that challenges or adversely affects, or would challenge or adversely affect, the continuation of the present use or operation of any of Parent’s Owned Real Property or Parent’s Leased Real Property, except for Legal Proceedings that, individually or in the aggregate, are not and would not reasonably be expected to be Parent Material Adverse Effect.
(l)Except as would not reasonably be expected to be a Parent Material Adverse Effect (i) there are no leases, subleases, licenses, occupancy agreements or other contractual obligations that grant the right of use or occupancy of any of the Parent Owned Real Property or Parent Leased Real Property to any Person other than a Parent Subsidiary, (ii) there is no Person in possession of any of the Parent Owned Real Property or Parent Leased Real Property other than its subsidiaries, and (iii) there are no outstanding options, rights of first offer or rights of first refusal to purchase any of the Parent Owned Real Property or any portion thereof or interest therein.
1.3Intellectual Property.
(m)Part 3.11(a) of the Parent Disclosure Schedule accurately identifies: each item of material Registered IP in which Parent has (or purports to have) an ownership interest, including the jurisdiction in which such item of material Registered IP has been registered or filed and the applicable application, registration or serial number and date and the record owner, in each case as of the date of this Agreement and except as would not reasonably be expected to be a Parent Material Adverse Effect.
(n)Parent owns all rights, title and interest in and to the material Parent IP (other than Intellectual Property and Intellectual Property Rights licensed to Parent under Parent Inbound Licenses), free and clear of any Encumbrances, except for Permitted Encumbrances, except as would not reasonably be expected to be a Parent Material Adverse Effect. Without limiting the generality of the foregoing and except as would not reasonably be expected to be a Parent Material Adverse Effect: (i) all documents and instruments necessary to perfect the rights of Parent in the Parent IP that is material Registered IP have been validly executed, delivered and

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filed with the appropriate Governmental Authority; (ii) each Person who is or was involved in the creation, contribution or development of any material Parent IP in the course of that Person’s work with or for Parent has assigned to a Subsidiary all such Intellectual Property and Intellectual Property Rights and is bound by confidentiality provisions protecting such material Intellectual Property Rights; (iii) Parent has taken reasonable steps to maintain the confidentiality of its trade secrets and other confidential information, and to otherwise protect, create, enforce, maintain and preserve its material Intellectual Property Rights, and, to the Knowledge of Parent, there has been no material violation, infringement or unauthorized access or disclosure of the foregoing; and (iv) to the Knowledge of the Parent, Parent and its Subsidiaries own or otherwise have sufficient rights in, and after the Closing the Surviving Corporation will continue to own and otherwise have sufficient rights in, all material Intellectual Property Rights necessary to conduct the business of Parent and its Subsidiaries as currently conducted and currently planned by Parent and its Subsidiaries to be conducted.
(o)All Parent IP that is material Registered IP is subsisting, and, to the Knowledge of Parent, valid and enforceable. Without limiting the generality of the foregoing, no Legal Proceeding is or has been pending or, to the Knowledge of Parent, threatened, in which the ownership, scope, validity or enforceability of any material Parent IP is being or has been contested or challenged.
(p)To the Knowledge of Parent, (i) Parent is not infringing, misappropriating, or otherwise violating any material Intellectual Property or Intellectual Property Right of any other Person, and (ii) none of the Parent Products or the conduct of the business of Parent infringes, violates or otherwise violates any material Intellectual Property Right of any other Person, and (iii) no Person infringing, misappropriating, or otherwise violating any material Parent IP. Without limiting the generality of the foregoing: (A) to the Knowledge of the Parent, no infringement, misappropriation or similar claim or Legal Proceeding is pending or, threatened against Parent; and (B) since January 1, 2020, Parent has not received any written notice or other communication relating to any actual, alleged or suspected infringement, misappropriation, violation or unlawful use by any Parent Product of any material Intellectual Property or material Intellectual Property Right of another Person.
(q)No Parent Software contains, is derived from, is distributed or made available with, or is being or was developed using Open Source Software in a manner such that the terms under which such Open Source Software is licensed impose a requirement or condition that Parent grants a license under or to, or refrain from asserting or enforcing a Parent IP right intended by Parent to retained as confidential, or that would require a part of any Parent Software intended to be retained as confidential be: (i) disclosed, distributed or made available in source code form; (ii) licensed for the purpose of making modifications or derivative works; or (iii) redistributable at no or minimal charge, in each case, except as would not reasonably be expected to be a Parent Material Adverse Effect.
(r)Except as would not reasonably be expected to be a Parent Material Adverse Effect, Parent’s receipt, collection, monitoring, maintenance, creation, transmission, transfer, use, processing, analysis, disclosure, storage, disposal and security of Protected Information has complied, and complies with: (i) each Parent Contract in all material respects; (ii) applicable Information Privacy and Security Laws; and (iii) publicly published privacy policies adopted by Parent relating to Protected Information in all material respects. Except as would not reasonably be expected to be a Parent Material Adverse Effect, Parent has adopted, and are and have been in compliance in all material respects with, reasonable policies and procedures designed to maintain the security of Protected Information gathered or accessed in the course of the operations of Parent.

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(s)Parent protects in all material respects the confidentiality, integrity and security of its Protected Information and its IT Systems against any unauthorized use, access, interruption, modification or corruption, except as would not reasonably be expected to be a Parent Material Adverse Effect. Parent is taking, and has at all times taken, all reasonable measures to ensure that any Protected Information collected or handled by authorized third parties acting on behalf of Parent provides similar safeguards, in each case, in compliance in all material respects with applicable Information Privacy and Security Laws and consistent with general industry standards.
(t)Except as would not reasonably be expected to be a Parent Material Adverse Effect, to the Knowledge of Parent, no material Parent Technology contains any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” or “worm” (as such terms are commonly understood in the software industry), disabling codes or other vulnerabilities, faults or any other code designed or intended to have, any of the following functions: disrupting, disabling, harming or otherwise impeding in any manner the operation of, or providing unauthorized access to, Protected Information, information processed by Parent Technology, or a computer system or network or other device on which such code is stored or installed. To the Knowledge of Parent, there has been no material data security breach of any material IT System, or material unauthorized acquisition, access, use or disclosure of any Protected Information, owned, transmitted, used, stored, received or controlled by or on behalf of Parent, or investigation, audit, complaint or litigation relating to any data security breach or violation of Information Privacy and Security Laws by Parent, except as would not reasonably be expected to be a Parent Material Adverse Effect.
1.10Material Contracts.
(u)Part 3.12(a) of the Parent Disclosure Schedule accurately identifies:
(i)any Parent Contract relating to the employment of, or the performance of services by, any employee or consultant (other than standard offer letters in form and substance consistent with the forms Made Available to Parent);
(ii)any Parent Contract, including any stock option plan, stock appreciation right plan, restricted stock or stock unit plan, stock purchase plan or other equity incentive plan, any of the benefits of which will be triggered or increased, or the vesting of any of the benefits of which will be accelerated, by the consummation of any of the Contemplated Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Contemplated Transactions (either alone or in connection with a previous or subsequent termination of employment or service in combination therewith);
(iii)any Parent Contract relating to the development, sale or disposition of any Parent Owned Real Property;
(iv)any Parent Contract that provides for indemnification of any director or officer of Parent or Merger Sub;
(v)any Parent Contract: (A) involving a material joint venture, strategic alliance, partnership or material teaming agreement, or involving the sharing of profits or revenue; or (B) for any capital expenditure in excess of $500,000 individually or $1,000,000 in the aggregate;
(vi)each material Parent Inbound License, and each material Parent Outbound License (other than a Parent Contract with a Parent Associate entered into in the ordinary course of business in which ownership of any Intellectual Property or Intellectual

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Property Rights created in the course of performing services are assigned to and owned exclusively by Parent);
(vii)any Parent Contract entered into at any time since January 1, 2020: (A) relating to the disposition or acquisition by Parent of any business, product line or other assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) for consideration in excess of $1,000,000 individually or $5,000,000 in the aggregate for all such Parent Contracts; or (B) pursuant to which Parent will acquire any interest, or will make an investment, for consideration in excess of $5,000,000 in any other Person, other than Parent’s Subsidiaries;
(viii)any Parent Contract relating to the disposition or acquisition by a Subsidiary of any business, product line or other assets outside the ordinary course of business (whether by merger, sale or purchase of assets, sale or purchase of stock or equity ownership interests or otherwise) in each case that contains continuing indemnification obligations of its Subsidiaries that are material to its Subsidiaries taken as a whole, or any remaining “earn out” or other contingent payment or consideration of its Subsidiaries or any of its Subsidiaries that has not been satisfied in full prior to the date of this Agreement.
(ix)any Parent Contract containing any standstill or similar provisions that limit or restrict: the ability of a Person to acquire any securities or assets of Parent;
(x)any Parent Contract that materially limits or restricts the right or ability of Parent: (A) to engage in any line of business or compete with, or provide any service to, any other Person or in any geographic area; (B) to acquire any material product or other asset or any service from any other Person, sell any product or other asset to or perform any service for any other Person, or transact business or deal in any other manner with any other Person; or (C) to develop, sell, supply, license, distribute, offer, support or service any product or any material Intellectual Property or other asset to or for any other Person other than in the ordinary course of business;
(xi)any Parent Contract that: (A) grants material exclusive rights to market, sell or deliver any product or service of Parent; (B) contains any “most favored nation” or similar provision in favor of the counterparty; (C) contains a material right of first refusal, first offer or first negotiation or any similar right with respect to an asset owned by Parent; or (D) provides for a “sole source” or similar relationship or contains any provision that requires the purchase of all or a material portion of Parent’s requirements from any third party;
(xii)any settlement, conciliation or similar Parent Contract arising out of a Legal Proceeding or threatened Legal Proceeding: (A) that materially restricts or imposes any material obligation on Parent or materially disrupts the business of any of Parent as currently conducted; or (B) that would require Parent to pay consideration valued at more than $500,000 in the aggregate following the date of this Agreement;
(xiii)any Parent Contract evidencing Indebtedness of the Parent in excess of $10,000,000;
(xiv)each Parent Contract (excluding purchase orders given or received in the ordinary course of business) under which any of Parent (A) paid in excess of $1,000,000 in fiscal year 2021 or (B) received in excess of $1,000,000 in fiscal year 2021;
(xv)each lease or rental Parent Contract involving personal property (and not relating primarily to real property) pursuant to which Parent is required to make rental

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payments in excess of $200,000 per month (excluding leases or rental Parent Contracts for office equipment entered into in the ordinary course of business);
(xvi)any other Parent Contract, if a breach of such Parent Contract could reasonably be expected to have or result in a Material Adverse Effect.
For purposes of this Agreement, Parent Contracts of the type required to be set forth in Part 3.12(a) of the Parent Disclosure Schedule and any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act) shall be deemed to constitute a “Parent Material Contract.” The Parent has Made Available to the Company an accurate and complete copy of each Parent Material Contract.
(v)Except as will not, and would not reasonably be expected to, result in a Parent Material Adverse Effect, each Parent Contract that constitutes a Material Contract is in full force and effect and is valid, binding and enforceable in accordance with its terms, subject to the Enforceability Exceptions. Except as will not, and would not reasonably be expected to, result in a Parent Material Adverse Effect neither Parent nor Merger Sub, to the Knowledge of Parent, Parent, Merger Sub and no other Person, has materially violated or breached, or committed any material default under, any Material Contract.  Except as will not, and would not reasonably be expected to, result in a Parent Material Adverse Effect, to the Knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) could reasonably be expected to: (i) result in a violation or breach of any of the provisions of any Material Contract; (ii) give any Person the right to declare a default or exercise any remedy under any Material Contract; (iii) give any Person the right to receive or require a penalty under any Material Contract; (iv) give any Person the right to accelerate the maturity or performance of any Material Contract (or any material obligation thereunder); or (v) give any Person the right to cancel, terminate or modify any Material Contract. Since January 1, 2020, Parent has not received any written notice or, to the Knowledge of Parent, other communication regarding an allegation of, or breach of, or default under, any Material Contract, except for such breaches or defaults which would not reasonably be expected to result in a Parent Material Adverse Effect.
1.8Liabilities. As of the date hereof, Parent has no Liability that would be required to be recorded as a liability on a balance sheet prepared in accordance with GAAP (or required to be disclosed in the footnotes thereto under GAAP), except for: (i) Liabilities identified as such and in the amounts stated in the Parent Balance Sheet; (ii) normal and recurring current Liabilities that have been incurred by Parent since the date of the Parent Balance Sheet in the ordinary course of business; (iii) Liabilities for performance of obligations of Parent not yet due under Parent Contracts; (iv) Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or otherwise in connection with the Contemplated Transactions, (v) Liabilities described and in the amounts stated in Part 3.10 of the Parent Disclosure Schedule; and (vi) other Liabilities that in the aggregate would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.
1.9Compliance with Applicable Laws.
(w)Each of Parent and its Subsidiaries is, and at all times since January 1, 2020 has been, in compliance with all Applicable Laws, except for such non-compliance which would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect. Since January 1, 2020, neither Parent nor any of its Subsidiaries has received any written notice or, to the Knowledge of Parent, other communication from any Governmental Authority or other Person regarding any actual or possible material violation of, or failure to comply with, any Applicable Law, except, in each case, for any such violation of failure to comply that would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.

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(x)Neither Parent nor any of its Subsidiaries, and, to the Knowledge of Parent, no director, officer, other employee or agent or third party acting on behalf of any of Parent or its Subsidiaries, has directly or indirectly: (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made, offered, or authorized any unlawful payment to any foreign or domestic government official or employee or to any foreign or domestic political party or campaign or violated any provision of any applicable anti-corruption or anti-bribery Applicable Law, including the Foreign Corrupt Practices Act of 1977, as amended, the United Kingdom Bribery Act of 2010 and any other comparable law of a jurisdiction outside the United States; or (iii) made, offered or authorized any bribe, rebate, payoff, influence payment, kickback or other similar unlawful payment except in each case of (i) through (iii), as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect. For purposes of this Section 3.14(b), an “unlawful payment” shall include any transfer of funds or any other thing of value, such as a gift, transportation or entertainment, which transfer is contrary to any Applicable Law, including any payment to a third party all or part of the proceeds of which is used for a corrupt payment. To the Knowledge of Parent, since January 1, 2020, neither Parent nor any of its Subsidiaries under their control has been investigated, charged or prosecuted for any violation of any Applicable Law in respect of the matters contemplated by this Section 3.14(b). Neither Parent nor any of its Subsidiaries has disclosed to any Governmental Authority information that establishes or indicates that Parent or any of its Subsidiaries violated or may have violated any Applicable Law in respect of the matters contemplated by this Section 3.14(b), or are aware of any circumstances that would reasonably be expected to give rise to such an investigation in the future, except, in each case, as would not have, and would reasonably be expected to have, a Parent Material Adverse Effect.
1.4Insurance. The Parent has Made Available to Company copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Parent. Each of such insurance policies is in full force and effect, no written notice of default or termination has been received by Parent in respect thereof and all premiums (including retrospective or similar premiums or adjustments) due thereon have been paid in full. Since January 1, 2021, Parent has not received any written notice or, to the Knowledge of the Parent, other communication regarding any actual or possible: (a) cancellation or invalidation of any insurance policy; (b) refusal of any coverage or rejection of any material claim under any insurance policy; or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy.
1.5Takeover Statutes. Assuming the accuracy of the Company’s representations in Section 2.20, Parent’s board of directors has taken all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and the Support Agreements and to the consummation of the Merger and the other Contemplated Transactions.
1.6Governmental Authorizations. Except as would not have, and would not reasonably be expected to have a Parent Material Adverse Effect, Parent and its Subsidiaries hold, and since January 1, 2020 have held, all Governmental Authorizations, and have made all filings required under Applicable Laws, necessary to enable Parent and its Subsidiaries to conduct their respective businesses in the manner in which such businesses are currently being conducted. Except as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect all such Governmental Authorizations are valid and in full force and effect or expired at a time when such Governmental Authorizations no longer were required. Except as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect, Parent and its Subsidiaries are and have always been in compliance in with the terms and requirements of such Governmental Authorizations. Since January 1, 2020, neither

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Parent nor its Subsidiaries have received any written notice or, to the Knowledge of Parent, other communication from any Governmental Authority regarding (i) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization or (ii) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization, except, in each case of (i) and (ii) as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.
1.7Tax Matters.
(y)Except as would not be material and adverse to Parent and its Subsidiaries taken as a whole: (i) each of the Tax Returns filed, or required to be filed, by or on behalf of Parent or any of its Subsidiaries with any Governmental Authority with respect to any taxable period ending on or before the Closing Date (A) has been or will be filed on or before the applicable due date (taking into account any available extensions of such due date) and (B) has been, or will be when filed, accurate and complete and in compliance with all Applicable Laws; (ii) each of Parent and its Subsidiaries has timely paid all Taxes required to be paid by it; (iii) each of Parent and its Subsidiaries has withheld from each payment or deemed payment made to any Parent Associate or to its past or present suppliers, creditors, stockholders or other third parties all Taxes and other deductions required to be withheld and has, within the time and in the manner required by Applicable Law, paid such withheld amounts to the proper Governmental Authority and complied with all related reporting and record retention requirements; and (iv) there are no Encumbrances for Taxes upon any of the assets of any of Parent and its Subsidiaries except for Permitted Encumbrances.
(f)There is no currently effective agreement extending or waiving the period of assessment or collection for any material Tax.
(g)No audit, claim or Legal Proceeding with respect to material Taxes or Tax Returns of Parent or any of its Subsidiaries is pending or, to the Knowledge of Parent, has been threatened against or with respect to Parent or any of its Subsidiaries in respect of any Tax, and no deficiency for any material amount of Tax has been asserted or assessed by a Governmental Authority against Parent or any of its Subsidiaries that has not been completely settled, paid or withdrawn.
(h)No claim has ever been made by any Governmental Authority in a jurisdiction where Parent or any of its Subsidiaries does not file a Tax Return that it is or may be subject to taxation by that jurisdiction.
(i)Neither Parent nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code in connection with a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.
(j)In the five (5) years prior to the date hereof, neither Parent nor any of its Subsidiaries (i) has been a member of an “affiliated group” as defined in Section 1504(a) of the Code (or similar state, local or foreign filing group) other than a group consisting solely of the Parent and one or more of its Subsidiaries, or (ii) has any material Liability for the Taxes of any Person other than Parent or any of its Subsidiaries under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Applicable Law, including any arrangement for group or consortium relief or similar arrangement), or as a transferee or successor, or by Contract.

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(k)Neither Parent nor any of its Subsidiaries is, or has ever been, a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar Contract (except for an agreement solely between two or more of Parent or any of its Subsidiaries or entered into in the ordinary course of business and not primarily related to the allocation or sharing of Taxes).
(l)Each of Parent and its Subsidiaries has at all times complied in all material respects with Section 482 of the Code and any similar provision of state, local or foreign Tax Applicable Laws relating to transfer pricing (including the maintenance of contemporaneous documentation and the preparation of required transfer pricing reports).
(m)Neither Parent nor any of its Subsidiaries has participated in, or is currently participating in, a “listed transaction” or a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or a similar transaction under any corresponding or similar Applicable Law. Each of Parent and its Subsidiaries has disclosed on its U.S. federal income Tax Returns all positions taken therein that would give rise to a “substantial understatement” within the meaning of Section 6662 of the Code.
(n)Neither Parent nor any of its Subsidiaries will be required to include any material items of income in, or exclude any material items of deduction from, taxable income for a taxable period ending after the Closing as a result of: (i) any change in accounting method pursuant to Section 481 of the Code (or any comparable provision under state, local or foreign Tax Applicable Laws) as a result of transactions or events occurring, or accounting methods employed, prior to the Closing; (ii) deferred intercompany gain described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local or foreign Tax Applicable Laws) arising from any transaction that occurred prior to the Closing; (iii) any installment sale or open transaction that occurred prior to the Closing; (iv) any prepaid amount received prior to the Closing; or (v) any election under Section 108(i) or Section 965(h) of the Code made prior to the Closing.
(o)Neither Parent nor any of its Subsidiaries has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.
1.28Employee and Labor Matters; Benefit Plans.
(a)Neither Parent nor any of its Subsidiaries is or has been a party to, subject to, or under any obligation to bargain for, any Collective Bargaining Agreement, and there are no labor organizations representing, purporting to represent or, to the Knowledge of Parent, seeking to represent any employee or Contract Worker of Parent or any of its Subsidiaries. There are no organizing, election, certification petitions, campaigns, or other activities pending or, to the Knowledge of Parent, threatened by or on behalf of any Union with respect to any Parent Associate. No Union holds bargaining rights with respect to any Parent Associate by way of certification, interim certification, voluntary recognition or succession rights, or has applied or, to the Knowledge of Parent, threatened to apply to be certified as the bargaining agent of any Parent Associate. Neither Parent nor any of its Subsidiaries has agreed to recognize any Union, nor has any Union been certified as the exclusive bargaining representative of any Parent Associate. Neither Parent nor any of its Subsidiaries is or has been the subject of a slowdown, strike, picketing, boycott, group work stoppage, labor dispute, attempt to organize or Union organizing activity, or any similar activity or dispute, affecting Parent, any of its Subsidiaries or any of their respective employees.
(b)Except as would not have a material and adverse effect on Parent and its Subsidiaries taken as a whole, each Parent Associate that currently renders or has rendered

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services to Parent or any of its Subsidiaries that is classified as a Contract Worker or other non-employee status or as an exempt or non-exempt employee, is properly characterized as such for all purposes, including: (i) for purposes of the Fair Labor Standards Act and similar applicable state, local, provincial and foreign Applicable Laws governing the payment of wages (including overtime and premium wages); (ii) Tax Applicable Laws; and (iii) unemployment insurance and worker’s compensation obligations, and Parent and its Subsidiaries have properly classified and treated each such individual in accordance with Applicable Laws and for purposes of all applicable Parent Employee Plans and perquisites. No Contract Worker is eligible to participate in any Parent Employee Plan.
(c)Except as would not have a material and adverse effect on Parent taken as a whole, to the Knowledge of Parent, no Person has claimed or has reason to claim that any Parent Associate or other individual affiliated or associated with Parent or any of its Subsidiaries: (i) is in violation of any term of any employment Contract, patent disclosure agreement, noncompetition agreement, non-solicitation agreement, nondisclosure agreement, any other restrictive covenant with such Person; (ii) has disclosed or utilized any trade secret or proprietary information or documentation of such Person; or (iii) has interfered in the employment relationship between such Person and any of its present or former employees. Except as would not have a material and adverse effect on Parent taken as a whole, to the Knowledge of Parent, no Parent Associate has used or proposed to use any trade secret, information or documentation confidential or proprietary to any former employer or other Person for whom such individual performed services or violated any confidential relationship with any Person in connection with the development, marketing or sale of any product or proposed product, or the development or sale of any service or proposed service, of Parent or any of its Subsidiaries.
(d)Parent and its Subsidiaries are, and since January 1, 2020 have been, in compliance in all material respects with all Applicable Laws respecting labor and employment, including hiring practices, employment practices, terms and conditions of employment, wages, hours or other labor-related matters, including Applicable Laws relating to discrimination, equal pay, wages and hours, overtime, business expense reimbursements, labor relations, leaves of absence, paid sick leave laws, work breaks, classification of employees (including exempt and independent contractor status), occupational health and safety, immigration, privacy, fair credit reporting, harassment, retaliation, disability rights and benefits, reasonable accommodation, equal employment, fair employment practices, immigration, wrongful discharge or violation of personal rights including the Worker Adjustment and Retraining Notification Act (and any similar foreign, provincial, state or local statute or regulation) (the “WARN Act”). Since January 1, 2021, Parent and its Subsidiaries have not effectuated a “plant closing” or “mass layoff” as those terms are used in the WARN Act and similar laws or has become subject to any obligation under any Applicable Law or otherwise to notify or consult with, prior to or after the Effective Time, any Governmental Authority or other Person with respect to the impact of the Contemplated Transactions. Parent and its Subsidiaries have properly accrued in the ordinary course of business and in accordance with GAAP, and has timely made all payments for, all wages, overtime, salaries, commissions, bonuses, fees and other compensation, together with any related Taxes and any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority with respect to unemployment compensation benefits, worker’s compensation, social security or other benefits or obligations (other than routine payments to be made in the ordinary course of business), for any services performed, directly or indirectly, for Parent and its Subsidiaries.
(e)Parent and its Subsidiaries are, and since April 1, 2020 has been in compliance in all material respects with Applicable Laws regarding COVID-19 health and safety protocols. Parent and its Subsidiaries have also used commercially reasonable efforts to adhere to applicable guidance from applicable Governmental Authorities such as the U.S. Centers for

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Disease Control and Prevention and the federal Occupational Safety and Health Administration relating to COVID-19.
(f)Neither Parent, any of its Subsidiaries nor any of their respective directors or officers, nor any management level employees, is under administrative, civil or criminal (i) indictment or audit or (ii) to the Knowledge of Parent, investigation, in each case by any Governmental Authority relating to labor or employment matters at Parent or any of its Subsidiaries that reasonably would be expected to result in a notice of material violation, material finding of reasonable cause, or similar material adverse finding.
(g)Part 3.19(g) of the Parent Disclosure Schedule contains an accurate and complete list, as of the date of this Agreement, of each material Parent Employee Plan and each material Parent Employee Agreement. Neither Parent nor any of its Subsidiaries intends, and neither Parent nor any of its Subsidiaries has committed, to establish or enter into any new arrangement that would constitute a Parent Employee Plan or Parent Employee Agreement, or to materially modify any Parent Employee Plan or Parent Employee Agreement (except to conform any such Parent Employee Plan or Parent Employee Agreement to the requirements of any Applicable Laws, in each case as previously disclosed to the Company in writing or as required by this Agreement). Parent has Made Available to the Company, in each case, to the extent applicable: (i) accurate and complete copies of all documents setting forth the terms of each material Parent Employee Plan and each material Parent Employee Agreement, including all amendments thereto and all related trust documents; (ii) the most recent summary plan description, together with summaries of the material modifications thereto, if any, required under ERISA with respect to each material Parent Employee Plan; (iii) all trust agreements, insurance contracts and funding agreements, including all amendments thereto; (iv) all discrimination and compliance tests required under the Code for the most recent plan year; (v) the most recent IRS determination or opinion letter issued with respect to each Parent Employee Plan intended to be qualified under Section 401(a) of the Code; and (vi) all material, non-routine filings, notices, correspondence or other communications relating to any Parent Employee Plan that was submitted to or received from the IRS, the Pension Benefit Guaranty Corporation, the DOL, the SEC, or any other Governmental Authority since January 1, 2020.
(h)Each Parent Employee Plan has been established, maintained and operated in all material respects in accordance with its terms and in compliance in all material respects with all Applicable Laws, including ERISA and the Code. Any Parent Employee Plan intended to be qualified under Section 401(a) of the Code and each trust intended to be qualified under Section 501(a) of the Code has obtained a favorable determination letter (or opinion letter, if applicable) as to its qualified status under the Code and, to the Knowledge of Parent, nothing has occurred since the date of the most recent determination that would reasonably be expected to adversely affect such qualification. Each other Parent Employee Plan intended to be tax qualified under Applicable Laws is so tax qualified, and no event has occurred and no circumstance or condition exists that could reasonably be expected to result in the disqualification of any such Parent Employee Plan. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Parent Employee Plan. Each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Closing in accordance with its terms, without material Liability to the Acquired Companies, Parent or any Company ERISA Affiliates or any Parent ERISA Affiliates (other than ordinary administration expenses). There is no audit, inquiry or Legal Proceeding pending or, to the Knowledge of Parent, threatened or reasonably anticipated by the IRS, DOL, PBGC or any other Person with respect to any Parent Employee Plan. Neither Parent nor any Parent ERISA Affiliate has ever incurred any material penalty or Tax with respect to any Parent Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980H of the Code or any material penalty or Tax under Applicable Laws. Parent and the Parent ERISA Affiliates have timely

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made all contributions and other payments required by and due under the terms of each Parent Employee Plan, except as would not result in material Liability and, to the extent not yet due, such contributions and other payments have been adequately accrued in accordance with GAAP in the consolidated financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Reports. Neither Parent nor any Parent ERISA Affiliate sponsors, maintains, participates in, or contributes to, or has an obligation to contribute to or has any Liability with respect to any Foreign Plan.
(i)Neither Parent nor any of its Parent ERISA Affiliates has ever, maintained, established, sponsored, participated in, or contributed to, or been obligated to contribute to or has any Liability in respect of, any: (i) “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA that is subject to Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section (3)(37) of ERISA; (iii) plan described in Section 413 of the Code; or (iv) a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code. No material Liability under Title IV or Section 302 of ERISA (other than any Liability for premiums due to the PBGC (which premiums have been paid when due)) has been incurred by Parent or any Parent ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Parent or any Parent ERISA Affiliate of incurring any such Liability. No Parent Employee Plan subject to ERISA holds stock issued by Parent or any of its current Parent ERISA Affiliates as a plan asset.
(j)No Parent Employee Plan or Parent Employee Agreement provides (except at no cost to Parent or any Affiliate of Parent), or reflects or represents any Liability of any of Parent or any Affiliate of Parent to provide, post-termination or retiree life insurance, post-termination or retiree health benefits or other post-termination or retiree employee welfare benefits to any Person for any reason, except as may be required by COBRA or other Applicable Laws at the recipient’s sole premium expense. No Parent Employee Plan provides or reflects or represents any Liability of Parent or any Affiliate of Parent to provide, life insurance, health benefits or other welfare benefits to any member of Parent’s Board of Directors for any reason, unless such director is also an employee of Parent or any of its Subsidiaries.
(k)Except as set forth in Part 3.19(k)-1 of the Parent Disclosure Schedule, and except as expressly required or provided by this Agreement, neither the execution of this Agreement nor the consummation of the Contemplated Transactions will (either alone or in combination with another event, whether contingent or otherwise): (i) result in any payment (whether of bonus, change in control, retention, severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Associate; or (ii) create any limitation or restriction on the right of Parent or any of its Subsidiaries to merge, amend or terminate any Parent Employee Plan or Parent Employee Agreement. Without limiting the generality of the foregoing, except as set forth on Part 3.19(k)-2 of the Parent Disclosure Schedule, no amount payable to any Parent Associate as a result of the execution and delivery of this Agreement or the consummation of any of the Contemplated Transactions (either alone or in combination with any other event) would be an “excess parachute payment” within the meaning of Section 280G or would be nondeductible under Section 280G of the Code. Neither Parent nor any of its Subsidiaries has any obligation to compensate any Parent Associate for any Taxes incurred by such Parent Associate under Section 4999 of the Code.
(l)Each Parent Employee Plan, Parent Employee Agreement or other Contract between Parent and any Parent Associate that is subject to U.S. law has been maintained and operated in documentary and operational compliance with Section 409A of the Code or an available exemption therefrom. Neither Parent nor any of its Subsidiaries is a party to or has any Liability under any Employee Plan, Parent Employee Agreement or other Contract to

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compensate any person for excise Taxes payable pursuant to Section 4999 of the Code or for Taxes payable pursuant to Section 409A or 457A of the Code.
1.29Environmental Matters.
(a)Except as would not have, and would not reasonably be expected to have a Parent Material Adverse Effect, and except as set forth on Part 3.20(a) of the Parent Disclosure Schedule, each Parent is, and since January 1, 2020 has been, in compliance in all material respects with, and is not subject to any material Liability under, any applicable Environmental Law, which compliance includes timely applying for, possessing, maintaining, and complying with the terms and conditions of all Environmental Authorizations.
(b)The Parent has Made Available to the Company a true and complete list of any Environmental Authorization held by Parent. No notice or consent is required for any such Environmental Authorization to remain in full force and effect following consummation of the Contemplated Transactions, except as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(c)Except as would not have, and would not reasonably be expected to have a Parent Material Adverse Effect, (i) there has been no Release of Hazardous Substances at any real property currently or formerly owned, operated or leased Parent, and (ii) Parent has not arranged, by contract, agreement or otherwise, for the transportation, treatment or disposal of Hazardous Substances at any location.
(d)There are no Legal Proceedings pending, or, to the Knowledge of the Parent, threatened against Parent, and since January 1, 2020, or earlier for matters that remain unresolved, Parent has not received any written notice, request for information from a Governmental Authority, demand, letter, citation, summons, complaint, penalty or claim that alleges that Parent is not in material compliance with, any Environmental Law, except in each case as would not have, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(e)Parent has Made Available to the Company copies of all material assessments, reports, audits and all material documents in their possession or under their control that relate to Parent’s compliance with or any Liability under any Environmental Law or the environmental condition of any real property that Parent currently owns, operates or leases or formerly has owned, operated, or leased.
1.30Vote Required. The approval of the Parent Common Stock Issuance by a majority of the outstanding shares of Parent Common Stock present in person or by proxy at the Parent Stockholders’ Meeting and entitled to vote on the proposal to approve the Parent Common Stock Issuance (the “Required Parent Stockholder Vote”) is the only vote of the holders of any class or series of the Parent’s capital stock necessary to adopt, approve or authorize this Agreement and approve or authorize the Merger.
1.31Fairness Opinion. Parent’s board of directors has received the written opinion of Centerview Partners, financial advisor to Parent, dated August 9, 2022, to the effect that the Exchange Ratio is fair, from a financial point of view, to Parent. Parent has furnished an accurate and complete copy of such written opinion to the Company, and Parent has received the consent of Centerview Partners to include such opinion in the Joint Proxy Statement.
1.32Advisors’ Fees. Except for Centerview Partners and J.V.B. Financial Group, LLC, acting through its Cohen & Company Capital Markets division (“CCM”), no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or

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commission in connection with the Merger or any of the other Contemplated Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries. Parent has furnished to the Company accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Centerview Partners and CCM.
1.33Disclosure. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (ii) the Joint Proxy Statement will, at the date it is first mailed to the Parent’s stockholders or at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement shall comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder.
1.34No Ownership of Company Common Stock. . Neither Parent nor any of its Subsidiaries beneficially owns, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock, and neither Parent nor any of its Subsidiaries has any rights to acquire any shares of Company Common Stock (other than any such securities owned by Parent or any of its Subsidiaries in a fiduciary, representative or other capacity on behalf of other Persons, whether or not held in a separate account).  There are no voting trusts or other agreements or understandings to which Parent or any of its Subsidiaries is a party with respect to the voting of the capital stock or other Equity Securities of the Company or any of its Subsidiaries.
1.35No Additional Representations; No Outside Reliance.
(m)Except for the representations and warranties contained in this Section 3, or any certificate delivered by or on behalf of Parent pursuant to Section 7 of this Agreement, neither the Parent nor any of its Subsidiaries, nor any other Person makes or shall be deemed to make any representations or warranties to the Company, express or implied, at law or in equity, by or on behalf of Parent with respect to Parent (or their respective business, assets, liabilities, condition, operations or results of operations) or the transactions contemplated by this Agreement, and Parent hereby disclaims any such representations or warranties with respect to the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.
(n)Notwithstanding anything contained in this Section 3 or any other provision hereof, the Parent acknowledges and agrees that none of Acquired Companies or any of their respective Affiliates nor any other Person has made, or is making, any representation or warranty whatsoever, oral or written, express or implied (and none of Parent or its Affiliates or their respective directors, officers, employees, equityholders, partners, members, agents or representatives has relied on any representation, warranty or statement of any kind by the Company), except for those expressly given in Section 2 or in any certificate delivered by or on behalf of the Company under Section 6, including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the Company or any of its Subsidiaries.  Without limiting the generality of the foregoing, it is understood that any cost estimates, financial or other projections or other

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predictions that may be contained or referred to in the schedules or elsewhere, as well as any information, documents or other materials or management presentations or due diligence discussions that have been or shall hereafter be provided to or engaged in with Parent or any of its Affiliates or any of their respective directors, officers, employees, equityholders, partners, members, agents or representatives are not and will not be deemed to be representations or warranties of the Company or any of its Affiliates or any other Person, and no representation or warranty is made as to the accuracy or completeness of any of the foregoing except as may be expressly set forth in Section 2 or in any certificate delivered by or on behalf of the Company under Section 6.  Except as otherwise expressly set forth in this Agreement, the Parent understands and agrees that any inventory, equipment, vehicles, assets, properties and business of the Company and its Subsidiaries are furnished “as is”, “where is” and, subject only to the representations and warranties contained in Section 2 or in any certificate delivered by or on behalf of the Company under this Agreement with all faults and without any other representation or warranty of any nature whatsoever. The provisions of this Section 3.26(b) shall not, and shall not be deemed or construed to, waive or release any claims for fraud.
Section 4.Covenants
1.11Access and Investigation.
(a)During the period commencing on the date of this Agreement and ending the earlier of the Effective Time and the termination of this Agreement pursuant to the terms of Section 8.1 (the “Pre-Closing Period”), the Company and Parent each shall, and shall ensure that each of their respective Subsidiaries and its and their respective Representatives: (i) provide the other Party and its Representatives with reasonable access to its and its Subsidiaries’ Representatives, personnel, properties, facilities and assets and to all existing books, records, Tax Returns, Contracts, permits, work papers and other documents and information, in each case upon reasonable advance notice, during normal business hours, in accordance with reasonable procedures established by Parent and the Company and in a manner that does not unreasonably interfere with the normal operation of the business of the Acquired Companies or Parent and its Subsidiaries, as the case may be; provided that, with respect to the Company, the access to be granted to it under this clause (i) shall be limited to what is reasonably required by the Company for purposes of enforcing its rights and claims under this Agreement; (ii) instruct its and its Subsidiaries’ employees, counsel, accountants and other Representatives, in each case, as appropriate or relevant to reasonably cooperate with Parent or the Company, as the case may be, in good faith in connection with the foregoing; and (iii) maintain in operation the electronic data room made available by the Company to Parent or by Parent to the Company, as the case may be, in connection with the Contemplated Transactions and continue to provide the other Party and its Representatives with access through such electronic data room to all information contained therein as of the date of this Agreement to the same extent provided prior to the date hereof.
(b)Notwithstanding anything in clause (a) of this Section 4.1, no Party shall be required to afford access or furnish information to the extent that such information is subject to an attorney-client privilege or the attorney work product doctrine or that affording such access or furnishing such information would, in the opinion of such Party’s outside counsel, violate Applicable Laws or an existing Contract.
(c)All information furnished by either Party under clause (a) of this Section 4.1 shall be subject to the terms and provisions of the Confidentiality Agreement.

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1.8Operation of the Company’s Business.
(d)During the Pre-Closing Period, except (w) as may be required by Applicable Laws, including COVID-19 Measures, (x) with the prior written consent of Parent which shall not be unreasonably withheld, conditioned or delayed; (y) as expressly required by this Agreement or (z) as set forth in Part 4.2 of the Company Disclosure Schedule: (i) the Company shall conduct, and shall ensure that each of the other Acquired Companies conducts, its business and operations in the ordinary course and (ii) the Company shall use reasonable best efforts to ensure that each of the Acquired Companies preserves intact its current business organization, keeps available the services of its current officers and other employees and other key service providers and maintains its relations and goodwill with all suppliers, customers, distributors, employees and other Persons having material business relationships with such Acquired Company and maintain its material rights and material Permits.
(e)During the Pre-Closing Period, except (w) as may be required by Applicable Laws, including COVID-19 Measures, (x) with the prior written consent of Parent which shall not be unreasonably withheld, conditioned or delayed; (y) as expressly required by this Agreement or (z) as set forth in Part 4.2 of the Company Disclosure Schedule, the Company shall not, and the Company shall ensure that the other Acquired Companies do not:
(i)repurchase, redeem or otherwise reacquire any shares of capital stock or other equity or voting securities or any other securities of any Acquired Company convertible into or exchangeable or exercisable for capital stock or other equity or voting interests or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities (including any Company Equity Awards, except pursuant to the forfeiture conditions of such Company Equity Awards or the cashless exercise or Tax withholding provisions of or authorizations related to such Company Equity Awards as in effect as of the date of this Agreement);
(ii)sell, issue, deliver, grant, pledge or subject to any Encumbrance or authorize the sale, issuance, delivery, grant, pledge or subjection to a Encumbrance of: (A) any capital stock or other security; (B) any option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that the Company may issue shares of Company Common Stock upon the valid exercise of, or the vesting or scheduled delivery of shares pursuant to, Company Equity Awards in accordance with their terms or pursuant to the exercise of any Company Warrants in accordance with their terms, in each case, outstanding as of the date of this Agreement);
(iii)amend or waive any of its rights under, or accelerate the vesting, payment or exercisability under, any provision of any of the Company Equity Plans or any provision of any Contract evidencing any Company Equity Award, or otherwise modify any of the terms of any outstanding Company Equity Award, warrant or other security or any related Contract;
(iv)amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect, approve or become a party to any liquidation, dissolution, merger, consolidation, conversion, share exchange, business combination, plan or scheme of arrangement, amalgamation, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

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(v)declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital stock or other equity or voting interests, other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent.
(vi)acquire or agree to acquire, in a single transaction or a series of related transactions, (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial portion of the equity or voting interest in, or by any other manner, any business or Person or division thereof if the amount of consideration paid or transferred by the Acquired Companies would exceed $1,000,000 in the aggregate and (B) any other assets other than in the ordinary course of business;
(vii)sell, lease, license, sell and lease back, mortgage or subject to any Encumbrance or otherwise dispose of any of its material properties or any portion thereof (including Owned Real Property) or any material assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except (A) sales of inventory or used equipment in the ordinary course of business, (B) Permitted Encumbrances and (C) single transactions or series of related transactions involving assets or properties (excluding Owned Real Property or shares of capital stock, equity or voting interests or other rights, instruments or securities) where the fair market value of such assets and the consideration due to the Acquired Companies is less than $1,000,000, and (D) as set forth in clause (ii) above with respect to shares of capital stock, equity or voting interests or other rights, instruments or securities;
(viii)make any capital expenditures or incur any obligations or Liabilities in respect thereof in excess of $1,000,000 in the aggregate;
(ix)other than in the ordinary course of business, (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract that would be a Material Contract if it had been entered into immediately prior to the date of this Agreement (other than any Contract entered into for the purpose of refinancing, replacing, amending or amending and restating, the Company Floorplan Agreement); (B) renew, extend, amend, or waive or exercise any material right or remedy under, any Material Contract, which renewal, extension, amendment, waiver or exercise would not have a material and adverse impact on the Acquired Companies taken as a whole, (C) accelerate, cancel or terminate any Material Contract, except for allowing any such Material Contract to expire in accordance with its terms or, solely with respect to the Company Floorplan Agreement, to be cancelled or terminated as a result of a refinancing or a replacement of the Company Floorplan Agreement; or (D) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract that pursuant to its terms provides for payment of, or would reasonably be expected to result in payment of, an amount in excess of $250,000 in the aggregate (other than any Contract entered into for the purpose of refinancing, replacement, amending or amending and restating, the Company Floorplan Agreement);
(x)enter into any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any material Lease or acquire any material interest in real property, in each case, other than in the ordinary course of business;
(xi)make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrance, except in the ordinary course of business and for Permitted Encumbrances and for Encumbrances that do not, individually or in the aggregate, materially and adversely affect the value or use of such property for its current and anticipated purposes;

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(xii)(A) lend, advance money or make capital contributions to or investments in any Person other than any Acquired Company or (B) incur, assume, modify in any material respect, prepay, repurchase, redeem, defease or assume any amount of Indebtedness, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (1) the incurrence of Indebtedness under the Company Floorplan Agreement then as in effect on the date of this Agreement in the ordinary course of business, (2) the incurrence of Indebtedness under any refinancing, replacement, amendment or amendment and restatement of the Company Floorplan Agreement; and (3) in the case of each of clauses (A) and (B), extensions of trade credit in the ordinary course of business;
(xiii)except as required by the terms of a Company Employee Plan as in effect on the date of this Agreement or established, adopted, entered into or amended after the date of this Agreement in accordance with clause (B) below, as required to ensure that any Company Employee Plan as in effect on the date of this Agreement is not then out of compliance with Applicable Laws, or as specifically required pursuant to this Agreement, (A) enter into or amend any Collective Bargaining Agreement; (B) establish, adopt, enter into, amend or terminate any Company Employee Plan or Company Employee Agreement or any plan, practice, agreement, arrangement or policy that would be a Company Employee Plan or Company Employee Agreement if it was in existence on the date of this Agreement (other than (1) in the ordinary course of business in connection with the annual renewal of Company Employee Plans that are group health or welfare plans or (2) the entry into employment agreements that are terminable “at will” without any obligation on the part of any Acquired Company or any Affiliate of any Acquired Company to make any severance, change in control, incentive compensation or similar payment or provide any benefit  in the ordinary course of business in connection with the hiring or promotion of any Company Associate permitted by clause (H)); (C) pay, or make any new commitment to pay, any bonus, cash incentive payment or profit-sharing or similar payment to, or increase or make any commitment to increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any Company Associate; provided that the Acquired Companies may make increases to base salary and target bonus opportunity in connection with such promotions in an aggregate amount for such increases of up to $200,000; (D) grant, pay or establish any severance, separation, change in control, termination, retention or similar compensation or benefits to, or increase in any manner the severance, separation, change in control, termination, retention or similar compensation or benefits of, any Company Associate other than the entry into separation agreements, and payments of termination or separation pay pursuant thereto, in the ordinary course of business consistent with past practice in connection with the termination of employment of any Company Associate permitted pursuant to clause (I) and provided that (x) such Company Associate is not a participant in the Retention Pool (as defined in the Company Disclosure Schedule) and (y) such separation agreements and payments are on terms consistent with (and provide rights and benefits that are no greater than) the Company’s severance policy in effect on the date of this Agreement as described on Part 4.2(b)(xiii) of the Company Disclosure Schedule; (E) enter into any trust, annuity or insurance Contract or similar agreement or take any other action to fund or in any other way secure the payment of compensation or benefits under any Company Employee Plan; (F) take any action to accelerate the time of payment or vesting of any compensation, benefits or funding obligations under any Company Employee Plan or otherwise; (G) make any material determination under any Company Employee Plan that is inconsistent with the ordinary course of business or past practice; (H) hire any individual who is a senior director or above or promote any Company Associate to a senior director role or above (1) that is a newly created position following the date of this Agreement or (2) other than in replacement of a position as of the date of this Agreement, provided that such replacement shall not receive compensation and/or benefits in excess of the compensation and/or benefits provided to the person who held such position as of the date of this Agreement; (I) terminate any Company Associate who is a senior director or above (other than a termination for “cause” as defined under any Company Employee

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Plan as of the date of this Agreement); (J) effectuate a “plant closing,” “mass layoff,” or similar action under the WARN Act; or (K) enter into any new Contract covering any Company Associate that, considered individually or collectively with any other such Contracts or payments, will or reasonably would be expected to be characterized as a “parachute payment” within the meaning of Section 280G(b)(2) of the Code;
(xiv)(A) adopt any method or make any Tax election (or allow any Tax election previously made to expire) that is inconsistent with any of the positions taken, elections made or methods used in preparing or filing Tax Returns with respect to periods ending prior to the Closing (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date); (B) prepare or file any Tax Return or amended Tax Return inconsistent with past practices; (C) settle or otherwise compromise any claim, dispute, notice, audit report or assessment relating to Taxes, or enter into, cancel or modify any closing agreement or similar agreement relating to Taxes; (D) request any ruling, closing agreement or similar guidance with respect to Taxes; (E) incur any Liability for Taxes other than in the ordinary course of business; (F) extend or waive the period of assessment or collection for any material Taxes; (G) enter into any material agreement or arrangement the primary purpose of which relates to Taxes; or (H) fail to deduct or withhold from any payment or deemed payment any material Taxes required to be deducted or withheld, or fail to timely pay any such deducted or withheld amounts to the proper Governmental Authority;
(xv)commence or settle any Legal Proceeding, except in the ordinary course of business;
(xvi)enter into any new line of business outside of the businesses of the Acquired Companies as of the date of this Agreement;
(xvii)approve or adopt any stockholder rights plan or “poison pill” arrangement;
(xviii)cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor or entering into insurance policies in the ordinary course of business;
(xix)notwithstanding anything to the contrary contained in any organizational or governing documents of any Acquired Company (including Article IX of the Company’s Second Amended and Restated Certificate of Incorporation filed on January 21, 2021), consent to the selection of any forum other than the Court of Chancery of the State of Delaware or take any other actions to waive the exclusive forum of the Court of Chancery of the State of Delaware, in each case, with respect to all matters related to this Agreement, the Merger and the other Contemplated Transactions;
(xx)abandon or permit to lapse any material Intellectual Property of the Company or its Subsidiaries, except in the ordinary course of business;
(xxi)enter into, become bound by, renew, extend or amend any agreements under which any fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Blair; or
(xxii)authorize, approve, agree, commit or offer to take any of the actions described in clauses (i) through (xxi) of this Section 4.2(b).

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1.1Operation of Parent’s Business.
(a)During the Pre-Closing Period, except (w) as may be required by Applicable Laws, including COVID-19 Measures, (x) with the prior written consent of the Company which shall not be unreasonably withheld, conditioned or delayed; (y) as expressly required by this Agreement or (z) as set forth in Part 4.3 of the Parent Disclosure Schedule, Parent shall conduct, and shall ensure that each of its Subsidiaries conducts, its business and operations in the ordinary course and (ii) Parent shall use reasonable best efforts to ensure that each of its Subsidiaries preserves intact its current business organization, keeps available the services of its current officers and other employees and other key service providers and maintains its relations and goodwill with all suppliers, customers, distributors, employees and other Persons having material business relationships with such Subsidiary and maintain its material rights and material Permits.
(b)During the Pre-Closing Period, except (w) as may be required by Applicable Laws, including COVID-19 Measures, (x) with the prior written consent of the Company which shall not be unreasonably withheld, conditioned or delayed; (y) as expressly required by this Agreement or (z) as set forth in Part 4.3 of the Parent Disclosure Schedule, Parent shall not, and Parent shall ensure that its Subsidiaries do not:
(i)repurchase, redeem or otherwise reacquire any shares of capital stock or other equity or voting securities or any other securities of Parent convertible into or exchangeable or exercisable for capital stock or other equity or voting interests or any options, restricted shares, warrants, calls or rights to acquire any such shares or other securities (including any Parent Equity Awards, except pursuant to the forfeiture conditions of such Parent Equity Awards or the cashless exercise or Tax withholding provisions of or authorizations related to such Parent Equity Awards as in effect as of the date of this Agreement);
(ii)sell, issue, deliver, grant, pledge or subject to any Encumbrance or authorize the sale, issuance, delivery, grant, pledge or subjection to a Encumbrance of: (A) any capital stock or other security; (B) any option, stock appreciation right, restricted stock unit, deferred stock unit, market stock unit, performance stock unit, restricted stock award or other equity-based compensation award (whether payable in cash, stock or otherwise), call, warrant or right to acquire any capital stock or other security; or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent may issue shares of Parent Common Stock upon the valid exercise of, or the vesting or scheduled delivery of shares pursuant to, Parent Equity Awards in accordance with their terms, in each case, outstanding as of the date of this Agreement);
(iii)amend or waive any of its rights under, or accelerate the vesting, payment or exercisability under, any provision of any of the Parent Equity Plans or any provision of any Contract evidencing any Parent Equity Award, or otherwise modify any of the terms of any outstanding Parent Equity Award, warrant or other security or any related Contract;
(iv)amend or permit the adoption of any amendment to its certificate of incorporation or bylaws, or effect, approve or become a party to any liquidation, dissolution, merger, consolidation, conversion, share exchange, business combination, plan or scheme of arrangement, amalgamation, restructuring, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;
(v)declare, accrue, set aside or pay any dividend or make any other distribution (whether in cash, stock, property or otherwise) in respect of any shares of capital

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stock or other equity or voting interests, other than dividends by a direct or indirect wholly owned Subsidiary of Parent to its parent.
(vi)acquire or agree to acquire, in a single transaction or a series of related transactions, (A) by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial portion of the equity or voting interest in, or by any other manner, any business or Person or division thereof if the amount of consideration paid or transferred by Parent and its Subsidiaries would exceed $1,000,000 in the aggregate and (B) any other assets other than in the ordinary course of business;
(vii)sell, lease, license, sell and lease back, mortgage or subject to any Encumbrance or otherwise dispose of any of its material properties or any portion thereof (including Parent Owned Real Property) or any material assets (including any shares of capital stock, equity or voting interests or other rights, instruments or securities), except (A) sales of inventory or used equipment in the ordinary course of business, (B) Permitted Encumbrances, (C) single transactions or series of related transactions involving assets or properties (excluding Parent Owned Real Property or shares of capital stock, equity or voting interests or other rights, instruments or securities) where the fair market value of such assets and the consideration due to the Acquired Companies is less than $1,000,000, and (D) as set forth in clause (ii) above with respect to shares of capital stock, equity or voting interests or other rights, instruments or securities;
(viii)make any capital expenditures or incur any obligations or Liabilities in respect thereof in excess of $1,000,000 in the aggregate;
(ix)other than in the ordinary course of business, (A) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Contract that would be a Parent Material Contract if it had been entered into immediately prior to the date of this Agreement; (B) renew, extend, amend, or waive or exercise any material right or remedy under, any Parent Material Contract, which renewal, extension, amendment, waiver or exercise would not have a material and adverse impact on Parent and its Subsidiaries taken as a whole, or (C) accelerate, cancel or terminate any Parent Material Contract, except for allowing any such Parent Material Contract to expire in accordance with its terms;
(x)enter into any material lease or sublease of real property (whether as a lessor, sublessor, lessee or sublessee), or modify or amend in any material respect, or exercise any right to renew, any material Lease or acquire any material interest in real property, in each case, other than in the ordinary course of business;
(xi)make any pledge of any of its material assets or permit any of its material assets to become subject to any Encumbrance, except in the ordinary course of business and for Permitted Encumbrances and for Encumbrances that do not, individually or in the aggregate, materially and adversely affect the value or use of such property for its current and anticipated purposes;
(xii)(A) lend, advance money or make capital contributions to or investments in any Person other than any Subsidiary of Parent or (B) incur, assume, modify in any material respect, prepay, repurchase, redeem, defease or assume any amount of Indebtedness, enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, other than (1) the incurrence of Indebtedness under the Parent Floorplan Agreement as then in effect on the date of this Agreement in the ordinary course of business, (2) the incurrence of Indebtedness under any refinancing, amendment or amendment and restatement

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of the Parent Floorplan Agreement, and (3) in the case of each of clauses (A) and (B), extensions of trade credit in the ordinary course of business;
(xiii)(A) adopt any method or make any Tax election (or allow any Tax election previously made to expire) that is inconsistent with any of the positions taken, elections made or methods used in preparing or filing Tax Returns with respect to periods ending prior to the Closing (including positions, elections or methods that would have the effect of deferring income to periods ending after the Closing Date or accelerating deductions to periods ending on or before the Closing Date); (B) prepare or file any Tax Return or amended Tax Return inconsistent with past practices; (C) settle or otherwise compromise any claim, dispute, notice, audit report or assessment relating to Taxes, or enter into, cancel or modify any closing agreement or similar agreement relating to Taxes; (D) request any ruling, closing agreement or similar guidance with respect to Taxes; (E) incur any Liability for Taxes other than in the ordinary course of business; (F) extend or waive the period of assessment or collection for any material Taxes; (G) enter into any material agreement or arrangement the primary purpose of which relates to Taxes; or (H) fail to deduct or withhold from any payment or deemed payment any material Taxes required to be deducted or withheld, or fail to timely pay any such deducted or withheld amounts to the proper Governmental Authority;
(xiv)commence or settle any Legal Proceeding, except in the ordinary course of business;
(xv)enter into any new line of business outside of the businesses of Parent and its Subsidiaries as of the date of this Agreement;
(xvi)approve or adopt any stockholder rights plan or “poison pill” arrangement;
(xvii)cancel or terminate or allow to lapse without a commercially reasonable substitute policy therefor, or amend in any material respect or enter into, any material insurance policy, other than the renewal of existing insurance policies or entering into comparable substitute policies therefor or entering into insurance policies in the ordinary course of business;
(xviii)notwithstanding anything to the contrary contained in the governing documents of the Parent, consent to the selection of any forum other than the Court of Chancery of the State of Delaware or take any other actions to waive the exclusive forum of the Court of Chancery of the State of Delaware, in each case, with respect to all matters related to this Agreement, the Merger and the other Contemplated Transactions;
(xix)abandon or permit to lapse any material Intellectual Property of Parent or its Subsidiaries, except in the ordinary course of business;
(xx)enter into, become bound by, renew, extend or amend any agreements under which any fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Centerview Partners; or
(xxi)authorize, approve, agree, commit or offer to take any of the actions described in clauses (i) through (xx) of this Section 4.3(b).
(f)Nothing set forth in Section 4.2 or this Section 4.3 of this Agreement shall give (i) Parent or Merger Sub, directly or indirectly, the right to control or direct the operations

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of the Acquired Companies prior to the Closing, or (ii) the Company, directly or indirectly, the right to control or direct the operations of Parent or its Subsidiaries prior to the Closing.
1.2Company No Solicitation.
(c)The Company shall not directly or indirectly, shall ensure that the other Acquired Companies do not, and use reasonable best efforts to ensure that the Company’s and the other Acquired Companies’ respective Representatives do not directly or indirectly: (i) solicit, initiate, knowingly encourage, assist, induce or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person (other than Parent and its Affiliates) becoming an “interested stockholder” for purposes of Section 203 of the DGCL) or take any action that reasonably would be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish or otherwise provide access to any non-public information regarding any of the Acquired Companies to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) enter into, continue or otherwise engage in discussions or negotiations with, or cooperate with, any Person with respect to any Acquisition Proposal or Acquisition Inquiry (other than to state the terms of this provision prohibit such discussions); (iv) approve, endorse or recommend any Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any Contract constituting or relating directly or indirectly to, or that contemplates or is intended or reasonably would be expected to result directly or indirectly in, an Acquisition Transaction.
(d)Notwithstanding anything to the contrary contained in Section 4.4(a) prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company may furnish non-public information regarding the Acquired Companies to, may enter into discussions or negotiations with and may make contact in order to ascertain facts or clarify terms with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to the Company after the date of this Agreement by such Person (and not withdrawn), in each case if: (i) none of the Acquired Companies or any of their respective Representatives shall have breached any of the provisions set forth in this Section 4.4 or in Section 5.2 in relation to such Acquisition Proposal or Acquisition Inquiry; (ii) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and the Company’s outside legal counsel, that such Acquisition Proposal constitutes or reasonably could be expected to result in a Company Superior Offer; (iii) the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that the failure to take such action could reasonably be expected to be inconsistent with Applicable Law; (iv) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, the Company receives from such Person an executed confidentiality agreement containing confidentiality and use provisions consistent with the obligations of the Company under this Agreement and no less favorable in the aggregate to the Company than such provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (v) prior to, or concurrently with, furnishing any non-public information to such Person, the Company furnishes such non-public information to Parent (to the extent such non-public information has not been furnished previously by the Company to Parent).
(e)If the Company, any other Acquired Company or any Representative of the Company or any other Acquired Company receives an Acquisition Proposal, an Acquisition Inquiry or any request for non-public information at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal, Acquisition Inquiry or request): (i) advise Parent in writing of such Acquisition Proposal, Acquisition Inquiry or request (including the identity of the Person making or submitting such Acquisition Proposal, Acquisition Inquiry or request and the material terms

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and conditions thereof); and (ii) provide Parent with copies of all documents and communications received by any Acquired Company or any Representative of any Acquired Company setting forth the terms and conditions of, or otherwise relating to, such Acquisition Proposal, Acquisition Inquiry or request. The Company shall keep Parent reasonably informed with respect to the status of any such Acquisition Proposal, Acquisition Inquiry or request and any modification or proposed modification thereto, and shall promptly (and in no event later than twenty-four (24) hours after transmittal or receipt of any correspondence or communication) provide Parent with a copy of any correspondence or communication between or otherwise involving (1) any Acquired Company or any Representative of any Acquired Company and (2) the Person that made or submitted such Acquisition Proposal, Acquisition Inquiry or request or any Representative of such Person. For the avoidance of doubt, the Company may not furnish non-public information regarding the Acquired Companies to, and may not enter into discussions or negotiations with, any Person (other than Parent and its Representatives) regarding any Acquisition Proposal, Acquisition Inquiry or request after the adoption of this Agreement by the Required Company Stockholder Vote.
(f)The Company shall, and shall ensure that each of the other Acquired Companies and shall use reasonable best efforts to cause its and their respective Representatives, immediately cease and cause to be terminated any existing solicitation, encouragement, inducement or facilitation of, or discussions or negotiations with, any Person relating to any Acquisition Proposal or Acquisition Inquiry.
(g)Promptly after the date of this Agreement and in any event within two (2) Business Days, the Company shall (i) request, and use commercially reasonable efforts to cause, each Person that has executed a confidentiality or similar agreement in connection with such Person’s consideration of a possible Acquisition Proposal or investment in any Acquired Company to return or destroy all confidential information previously furnished to such Person within twenty-four (24) months prior to the date of this Agreement by or on behalf of any of the Acquired Companies or any Representative of an Acquired Company and (ii) prohibit any third party from having access to any physical or electronic data room relating to any possible Acquisition Proposal or Acquisition Inquiry.
(h)The Company acknowledges and agrees that if it (i) authorizes any of its or the Acquired Companies’ Representatives to take any action or (ii) is made aware of an action by one or more of its or the Acquired Companies’ Representatives and does not use its reasonable best efforts to prohibit or terminate such action, then in either case, such action would constitute a breach this Section 4.4.
1.3Parent No Solicitation.
(p)Prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote, Parent shall not directly or indirectly, shall ensure that its Subsidiaries do not, and use reasonable best efforts to ensure that Parent’s and its Subsidiaries’ respective Representatives do not directly or indirectly: (i) solicit, initiate, knowingly encourage, assist, induce or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry (including by approving any transaction, or approving any Person (other than the Company and its Affiliates) becoming an “interested stockholder” for purposes of Section 203 of the DGCL) or take any action that reasonably would be expected to lead to an Acquisition Proposal or Acquisition Inquiry; (ii) furnish or otherwise provide access to any non-public information regarding Parent or any of its Subsidiaries to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry; (iii) enter into, continue or otherwise engage in discussions or negotiations with, or cooperate with, any Person with respect to any Acquisition Proposal or Acquisition Inquiry (other than to state the terms of this provision prohibit such discussions); (iv) approve, endorse or recommend

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any Acquisition Proposal; or (v) enter into any letter of intent, memorandum of understanding, agreement in principle or similar document or any Contract constituting or relating directly or indirectly to, or that contemplates or is intended or reasonably would be expected to result directly or indirectly in, an Acquisition Transaction.
(q)Notwithstanding anything to the contrary contained in Section 4.5(a) prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote, Parent may furnish non-public information regarding Parent and its Subsidiaries to, may enter into discussions or negotiations with and may make contact in order to ascertain facts or clarify terms with, any Person in response to an unsolicited, bona fide, written Acquisition Proposal that is submitted to Parent after the date of this Agreement by such Person (and not withdrawn), in each case if: (i) neither Parent nor any of its Subsidiaries or any of their respective Representatives shall have breached any of the provisions set forth in this Section 4.5 or in Section 5.3 in relation to such Acquisition Proposal or Acquisition Inquiry; (ii) Parent’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and Parent’s outside legal counsel, that such Acquisition Proposal constitutes or reasonably could be expected to result in a Parent Superior Offer; (iii) Parent’s board of directors determines in good faith, after having taken into account the advice of Parent’s outside legal counsel, that the failure to take such action could reasonably be expected to be inconsistent with Applicable Law; (iv) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, Parent receives from such Person an executed confidentiality agreement containing confidentiality and use provisions consistent with the obligations of Parent under this Agreement and no less favorable in the aggregate to Parent than such provisions of the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement; and (v) prior to, or concurrently with, furnishing any non-public information to such Person, Parent furnishes such non-public information to the Company (to the extent such non-public information has not been furnished previously by Parent to the Company).
(r)If Parent, any Subsidiary of Parent or any Representative of Parent or any of its Subsidiaries receives an Acquisition Proposal, an Acquisition Inquiry or any request for non-public information at any time prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote, then Parent shall promptly (and in no event later than twenty-four (24) hours after receipt of such Acquisition Proposal, Acquisition Inquiry or request): (i) advise the Company in writing of such Acquisition Proposal, Acquisition Inquiry or request (including the identity of the Person making or submitting such Acquisition Proposal, Acquisition Inquiry or request and the material terms and conditions thereof); and (ii) provide the Company with copies of all documents and communications received by Parent or any of its Subsidiaries or any Representative of Parent or any of its Subsidiaries setting forth the terms and conditions of, or otherwise relating to, such Acquisition Proposal, Acquisition Inquiry or request. Parent shall keep the Company reasonably informed with respect to the status of any such Acquisition Proposal, Acquisition Inquiry or request and any modification or proposed modification thereto, and shall promptly (and in no event later than twenty-four (24) hours after transmittal or receipt of any correspondence or communication) provide the Company with a copy of any correspondence or communication between or otherwise involving (1) Parent or any of its Subsidiaries or any Representative of Parent or any of its Subsidiaries and (2) the Person that made or submitted such Acquisition Proposal, Acquisition Inquiry or request or any Representative of such Person.
(s)Parent shall, and shall ensure that each of its Subsidiaries and shall use reasonable best efforts to cause its and their respective Representatives, immediately cease and cause to be terminated any existing solicitation, encouragement, inducement or facilitation of, or discussions or negotiations with, any Person relating to any Acquisition Proposal or Acquisition Inquiry.

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(t)Promptly after the date of this Agreement and in any event within two (2) Business Days, Parent shall (i) request, and use commercially reasonable efforts to cause, each Person that has executed a confidentiality or similar agreement in connection with such Person’s consideration of a possible Acquisition Proposal or investment in Parent or any of its Subsidiaries to return or destroy all confidential information previously furnished to such Person within twenty-four (24) months prior to the date of this Agreement by or on behalf of any of Parent or any of its Subsidiaries or any Representative of Parent or any of its Representatives and (ii) prohibit any third party from having access to any physical or electronic data room relating to any possible Acquisition Proposal or Acquisition Inquiry.
(u)Parent acknowledges and agrees that if it (i) authorizes any of its or the Acquired Companies’ Representatives to take any action or (ii) is made aware of an action by one or more of its or the Acquired Companies’ Representatives and does not use its reasonable best efforts to prohibit or terminate such action, then in either case, such action would constitute a breach of this Section 4.5.
Section 5.Additional Agreements
1.9Form S-4; Proxy Statement; Listing.
(a)As promptly as practicable following the date of this Agreement, Parent and the Company shall prepare the Form S-4, in which the Joint Proxy Statement shall be included as a prospectus, and Parent shall file the Form S-4 with the SEC. Each of the Company and Parent shall reasonably cooperate and provide the other party and its counsel a reasonable opportunity to review such document or response (including the proposed final version of such document or response) and consider in a commercially reasonable manner the comments of the other party or such other party’s Representatives in connection with any such document or response. Each of Parent and the Company shall use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective for as long as necessary in order to consummate the transactions contemplated by this Agreement. Parent and the Company shall, as promptly as practicable after receipt thereof, provide the other party copies of any written comments and advise the other party of any oral comments, with respect to the Form S-4 or the Joint Proxy Statement received from the SEC. Parent and the Company shall cooperate and provide the other parties with a reasonable opportunity to review and comment on any amendment or supplement to the Form S-4 or the Joint Proxy Statement, or any response to written or oral SEC comments, a reasonable period of time prior to filing or submitting such with the SEC and shall consider in a commercially reasonable manner the comments of the other party or such other party’s counsel or other representatives in connection with any such document or response. None of the Company, Parent or any of their respective Representatives shall agree to participate in any material or substantive meeting or conference (including by telephone) with the SEC, or any member of the staff thereof, in respect of the Form S-4 or the Joint Proxy Statement, unless it consults with the other party in advance and, to the extent permitted by the SEC, provides the other Party with a reasonable opportunity to participate to the extent practicable. Notwithstanding any other provision herein to the contrary, no amendment or supplement (including by incorporation by reference) to the Form S-4 or the Joint Proxy Statement, or any response to written or oral SEC comments, shall be made without the approval of both Parent and the Company, which approval shall not be unreasonably withheld, conditioned or delayed; provided that, with respect to documents filed by a party that are incorporated by reference in the Form S-4 or the Joint Proxy Statement, this right of approval shall apply only with respect to information relating to the other party or its business, financial condition or results of operations, or the combined entity; and provided, further, that this approval right shall not apply with respect to information relating to a Parent Recommendation Change or a Company Recommendation Change. The Company shall use reasonable best efforts to cause the Joint Proxy Statement to be

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mailed to the Company’s stockholders, and Parent shall use reasonable best efforts to cause the Joint Proxy Statement to be mailed to Parent’s stockholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. The Form S-4 and the Joint Proxy Statement shall comply as to form in all material respects with the Securities Act, the Exchange Act and the rules and regulations of the SEC adopted thereunder, as applicable. Each party shall advise the other parties, promptly after it receives notice thereof, of the time when the Form S-4 has become effective, of the time when any supplement or amendment to the Form S-4 has been filed, of the issuance of any stop order with respect to the Form S-4 (and Parent shall use its reasonable best efforts to have any such stop order lifted, reversed or otherwise terminated, provided that Parent shall not be obligated to commence any Legal Proceeding in connection therewith), or of any request by the SEC for amendment of the Form S-4 or the Joint Proxy Statement or comments on the Form S-4 or the Joint Proxy Statement and responses thereto or requests by the SEC for additional information relating thereto. If at any time prior to the Effective Time any information relating to Parent, the Company or any of their respective affiliates, officers or directors, should be discovered by Parent or the Company that should be set forth in an amendment or supplement to any of the Form S-4 or the Joint Proxy Statement so that any such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of Parent and the Company.
(b)Parent shall use its reasonable best efforts to take, or cause to be taken, all actions, and to do or cause to be done all things, necessary, proper or advisable under Applicable Law and the rules and policies of Nasdaq and the SEC to enable the listing of the Parent Common Stock being registered pursuant to the Form S-4 on Nasdaq no later than the Closing Date, subject to official notice of issuance. Parent shall also use its reasonable best efforts to obtain all necessary state securities law or “blue sky” permits and approvals required to carry out the transactions contemplated by this Agreement. The Parties will use commercially reasonable efforts to coordinate with respect to compliance with Nasdaq rules and regulations. The Company will cooperate with Parent as reasonably requested by Parent with respect to the listing application for the Parent Common Stock and promptly furnish to Parent all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 5.1(b).
1.2Company Stockholders Meeting; Company Change in Recommendation.
(c)The Company shall: (i) take all action necessary under all Applicable Laws and the Company’s certificate of incorporation and bylaws to call, give notice of and hold a meeting of the holders of Company Common Stock (the “Company Stockholders Meeting”) to vote on a proposal to (A) adopt this Agreement, (B) to the extent required by, and in accordance with, Regulation 14A under the Exchange Act, obtain advisory approval of a proposal in connection with a non-binding, advisory vote to approve certain compensation that may become payable to the Company’s named executive officers in connection with the consummation of the Merger; and (C) adjourn the Company Stockholder Meeting in customary fashion; and (ii) submit such proposals to, and use its reasonable best efforts to solicit proxies in favor of such proposals from, such holders at the Company Stockholders Meeting, and shall not submit any other proposal to such holders in connection with the Company Stockholders Meeting without the prior written consent of Parent (other than matters required by Applicable Laws to be voted on by the Company’s stockholders in connection therewith). The Company, in consultation with Parent, shall set a record date for Persons entitled to notice of, and to vote at, the Company Stockholders Meeting and shall not change such record date without the prior written consent of

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Parent. The Company Stockholders Meeting shall be held as promptly as practicable after the commencement of the mailing of the Joint Proxy Statement to the Company’s stockholders (on a date mutually acceptable to the Company and Parent, which the Parties agree is intended to be on the same day). The Company shall ensure that all proxies solicited in connection with the Company Stockholders Meeting are solicited in compliance with all Applicable Laws. Notwithstanding anything to the contrary contained in this Agreement: the Company shall not postpone or adjourn the Company Stockholders Meeting without the consent of Parent, other than (A) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement that the Company’s board of directors has determined in good faith is required by Applicable Laws is disclosed to the Company’s stockholders, (B) to the extent the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to solicit additional proxies necessary to obtain the Company Stockholder Approval, (C) if and to the extent such postponement or adjournment of the Company Stockholders Meeting is required by an order or decree issued by any court or other Governmental Authority of competent jurisdiction in connection with this Agreement or (D) if, as of the time at which the Company Stockholders Meeting is scheduled, there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Company Stockholders Meeting, to the extent necessary to obtain such a quorum; provided, however, that with respect to clause (B), without the consent of Parent (which shall not be unreasonably withheld, conditioned or delayed) the Company shall not postpone or adjourn the Company Stockholders Meeting for more than ten (10) Business Days individually or more than thirty (30) Business Days in the aggregate and in no event later than four (4) Business Day prior to the Outside Date. It is the intention of the parties that, and each of the parties shall reasonably cooperate and use their commercially reasonable efforts to cause, the date and time of the Company Stockholders Meeting and the Parent Shareholders Meeting be coordinated such that they occur on the same calendar day (and in any event as close in time as possible).
(d)Subject to Section 5.2(d), the Proxy Statement shall include a statement to the effect that the Company’s board of directors (i) has unanimously determined and believes that the Merger is advisable and fair to and in the best interests of the Company and its stockholders; (ii) has unanimously approved this Agreement and unanimously approved the Contemplated Transactions, including the Merger, in accordance with the requirements of the DGCL; and (iii) unanimously recommends that the Company’s stockholders vote to adopt this Agreement at the Company Stockholders Meeting. The unanimous determination that the Merger is advisable and fair to and in the best interests of the Company and its stockholders and the unanimous recommendation of the Company’s board of directors that the Company’s stockholders vote to adopt this Agreement are collectively referred to as the “Company Board Recommendation.” The Company shall ensure that the Joint Proxy Statement includes the opinion of the financial advisors referred to in Section 2.23.
(e)Except as provided in Section 5.2(d), neither the Company’s board of directors nor any committee thereof shall: (i) withdraw or modify in a manner adverse to Parent or Merger Sub of the Company Board Recommendation (any action in this clause (i) being referred to as a “Company Recommendation Change”); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Acquisition Proposal; (iii) cause or permit any Acquired Company to execute or enter into any Company Alternative Acquisition Agreement; or (iv) resolve, agree or publicly propose to, or permit any Acquired Company or any Representative of any Acquired Company to resolve, agree or publicly propose to, take any of the actions referred to in this Section 5.2(c).
(f)Notwithstanding anything to the contrary contained in Section 5.2(c), at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote, the Company’s board of directors may withdraw or modify the Company Board

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Recommendation and, in the case of clause (i) below, may also cause the Company to terminate this Agreement in accordance with Section 8.1(j) and, concurrently with or following such termination, cause the Company to enter into any Company Alternative Acquisition Agreement in accordance with, and subject to compliance with, the provisions of Section 8.1(j):
(i)if: (A) an unsolicited, bona fide, written Acquisition Proposal is made to the Company after the date of this Agreement and is not withdrawn; (B) such Acquisition Proposal did not result directly or indirectly from a breach of the provisions of Section 4.4 or Section 5.2(D) the Company’s board of directors determines in good faith that such Acquisition Proposal constitutes a Company Superior Offer; (C) the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that, in light of such Company Superior Offer, the failure to withdraw or modify the Company Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, would reasonably be expected to be inconsistent with its fiduciary obligations under Applicable Law; (D) no less than four (4) Business Days prior to withdrawing or modifying the Company Board Recommendation or terminating this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, the Company’s board of directors delivers to Parent a written notice (a “Company Recommendation Change Notice”) (1) stating that the Company has received a Company Superior Offer that did not result directly or indirectly from a breach of Section 4.4 or Section 5.2 (2) stating that the Company’s board of directors intends to withdraw or modify the Company Board Recommendation (and describing any intended modification of the Company Board Recommendation) or terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, (3) specifying the material terms and conditions of such Company Superior Offer, including the identity of the Person making such Company Superior Offer and (4) attaching copies of the most current and complete draft of any Contract relating to such Company Superior Offer and all other documents and communications relating to such Company Superior Offer; (E) throughout such four (4) Business Day period, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that the failure to withdraw or modify the Company Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, would not reasonably be expected to be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law; and (F) at the time of withdrawal or modification of the Company Board Recommendation or the termination of this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, the Company’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of the Company’s outside legal counsel, that the failure to withdraw or modify the Company Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(j) in order to accept such Company Superior Offer, would reasonably be expected to be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law in light of such Company Superior Offer; provided, however, that when making such determination, the Company’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause (E) above or otherwise; or
(ii)if: (A) there shall arise after the date of this Agreement a material event, material development or change in circumstances that relates to and is material to the Acquired Companies taken as a whole (but does not relate to any Acquisition Proposal) that was not known, and would not reasonably be expected to have been known or foreseen, by any of the Acquired Companies on the date of this Agreement (or if known, the consequences of which were not known, and would not reasonably be expected to have been known or foreseen, by any of the Acquired Companies as of the date of this Agreement), which event, development or change in circumstance, or any material consequence thereof, becomes known to any of the Acquired Companies prior to the adoption of this Agreement by the Required Company

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Stockholder Vote and did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, this Agreement (any such material event, material development or material change in circumstances being referred to as a “Company Change in Circumstances”); (B) the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and the advice of the Company’s outside legal counsel, that, in light of such Company Change in Circumstances, the failure to withdraw or modify the Company Board Recommendation would reasonably be expected to be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law; (C) no less than four (4) Business Days prior to withdrawing or modifying the Company Board Recommendation, the Company’s board of directors delivers to Parent a written notice describing in reasonable detail the Company Change in Circumstances, stating that it intends to withdraw or modify the Company Board Recommendation in light of such Company Change in Circumstances and describing any intended modification of the Company Board Recommendation; (D) throughout such four (4) Business Day period, the Company engages (to the extent requested by Parent) in good faith negotiations with Parent to amend this Agreement in such a manner that the failure to withdraw or modify the Company Board Recommendation would not reasonably be expected to be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law in light of such Company Change in Circumstances; and (E) at the time of withdrawing or modifying the Company Board Recommendation, the Company’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of the Company’s outside legal counsel, that the failure to withdraw or modify the Company Board Recommendation would reasonably be expected to be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law; provided, however, that when making such determination, the Company’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by Parent as a result of the negotiations required by clause (D) above or otherwise.
For purposes of clause (i) of the first sentence of this Section 5.2(d), any change in the form or amount of the consideration payable (including any modification in any proposed dividend payable in connection therewith) in connection with a Company Superior Offer, and any other material change to any of the terms of a Company Superior Offer, will be deemed to be a new Company Superior Offer, requiring a new Company Recommendation Change Notice and a new advance notice period; provided, however, that, in each case, the advance notice and negotiation period applicable to any such change to a Company Superior Offer pursuant to clauses (i)(C) and (i)(D) of the first sentence of this Section 5.2(d) shall be two (2) Business Days rather than four (4) Business Days.
(g)Subject to the Company’s right to terminate this Agreement in accordance with Section 8.1(j), the Company’s obligation to call, give notice of and hold the Company Stockholders Meeting in accordance with Section 5.2(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Company Superior Offer or other Acquisition Proposal, by any Change in Circumstances or by any withdrawal or modification of the Company Board Recommendation. Without limiting the generality of the foregoing, the Company agrees that unless this Agreement is terminated in accordance with Section 8.1, the Company shall not submit any Acquisition Proposal to a vote of its stockholders.
Nothing contained in this Section 5.2 or elsewhere in this Agreement shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if the Company’s board of directors determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the Company’s board of director’s

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fiduciary obligations under Applicable Law; provided, however, that this Section 5.2 shall not be deemed to permit the Company’s board of directors to withdraw or modify the Company Board Recommendation in a manner adverse to Parent or Merger Sub or take any of the actions referred to in Section 5.2(c) except, in the case of a withdrawal or modification of the Company Board Recommendation, to the extent permitted by Section 5.2(d); provided, further, that in the case of each of clauses (i) and (ii) above, any such disclosure, other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, shall be deemed to be a withdrawal or modification of the Company Board Recommendation in a manner adverse to Parent and Merger Sub unless the Company’s board of directors publicly and unanimously reaffirms the Company Board Recommendation in such disclosure.
1.12Parent Stockholders Meeting; Parent Change in Recommendation.
(h)Parent shall: (i) take all action necessary under all Applicable Laws and Parent’s certificate of incorporation and bylaws to call, give notice of and hold a meeting of the holders of Parent Common Stock (the “Parent Stockholders Meeting”) to vote on proposals to (A) approve the Parent Common Stock Issuance; (B) adjourn the Parent Stockholders Meeting in customary fashion; and (C) only if so elected by Parent, an amendment to Parent’s certificate of incorporation to authorize the board of directors of Parent to effect, following the Closing, a reverse stock split of all outstanding shares of Parent Common Stock at a reverse stock split ratio as determined by Parent (the “Parent Reverse Stock Split”); and (ii) submit such proposals to, and use its reasonable best efforts to solicit proxies in favor of such proposals from, such holders at the Parent Stockholders Meeting, and shall not submit any other proposal to such holders in connection with the Parent Stockholders Meeting without the prior written consent of the Company (other than matters required by Applicable Laws to be voted on by Parent’s stockholders in connection therewith). Parent, in consultation with the Company, shall set a record date for Persons entitled to notice of, and to vote at, the Parent Stockholders Meeting and shall not change such record date without the prior written consent of the Company. The Parent Stockholders Meeting shall be held as promptly as practicable after the commencement of the mailing of the Joint Proxy Statement to Parent’s stockholders (on a date mutually acceptable to the Company and Parent, which the Parties agree is intended to be on the same day). Parent shall ensure that all proxies solicited in connection with the Parent Stockholders Meeting are solicited in compliance with all Applicable Laws. Notwithstanding anything to the contrary contained in this Agreement: Parent shall not postpone or adjourn the Parent Stockholders Meeting without the consent of the Company, other than (A) to the extent necessary to ensure that any supplement or amendment to the Joint Proxy Statement that Parent’s board of directors has determined in good faith is required by Applicable Laws is disclosed to the Parent’s stockholders, (B) to the extent Parent believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to solicit additional proxies necessary to obtain the Required Parent Shareholder Vote, (C) if and to the extent such postponement or adjournment of the Parent Shareholders Meeting is required by an order or decree issued by an court of other Governmental Authority of competent jurisdiction in connection with this Agreement or (D) if, as of the time at which the Parent Stockholders Meeting is scheduled, there are insufficient shares of Parent Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Parent Stockholders Meeting, to the extent necessary to obtain such a quorum; provided, however, that with respect to clause (B), without the consent of the Company (which shall not be unreasonably withheld, conditioned or delayed) Parent shall not postpone or adjourn the Parent Stockholders Meeting for more than ten (10) Business Days individually or more than thirty (30) Business Days in the aggregate and in no event later than four (4) Business Day prior to the Outside Date. It is the intention of the parties that, and each of the parties shall reasonably cooperate and use their commercially reasonable to cause, the date and time of the Parent Shareholders Meeting and the Company

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Stockholders Meeting be coordinated such that they occur on the same calendar day (and in any event as close in time as possible).
(i)Subject to Section 5.3(d)(d): the Joint Proxy Statement shall include a statement to the effect that Parent’s board of directors (i) has unanimously approved the Parent Common Stock Issuance; and (ii) unanimously recommends that Parent’s stockholders vote to approve the Parent Common Stock Issuance at the Parent Stockholders Meeting. The unanimous recommendation of Parent’s board of directors that Parent’s stockholders vote to approve the Parent Common Stock Issuance is referred to as the “Parent Board Recommendation.” Parent shall ensure that the Joint Proxy Statement includes the opinion of the financial advisors referred to in Section 3.14.
(j)Except as provided in Section 5.3(d), neither Parent’s board of directors nor any committee thereof shall: (i) withdraw or modify in a manner adverse to the Company of the Parent Board Recommendation (any action in this clause (i) being referred to as a “Parent Recommendation Change” ); (ii) recommend the approval, acceptance or adoption of, or approve, endorse, accept or adopt, any Acquisition Proposal; (iii) cause or permit Parent or any of its Subsidiaries to execute or enter into any Parent Alternative Acquisition Agreement; or (iv) resolve, agree or publicly propose to, or permit Parent or any of its Subsidiaries or any Representative of Parent or any of its Subsidiaries to resolve, agree or publicly propose to, take any of the actions referred to in this Section 5.3(c).
(k)Notwithstanding anything to the contrary contained in Section 5.3(c), at any time prior to the adoption of the Parent Common Stock Issuance by the Required Parent Stockholder Vote, Parent’s board of directors may withdraw or modify the Parent Board Recommendation and, in the case of clause (i) below, may also cause Parent to terminate this Agreement in accordance with Section 8.1(k) and, concurrently with or following such termination, cause the Company to enter into any Parent Alternative Acquisition Agreement in accordance with, and subject to compliance with, the provisions of Section 8.1(k):
(iii)if: (A) an unsolicited, bona fide, written Acquisition Proposal is made to Parent after the date of this Agreement and is not withdrawn; (B) such Acquisition Proposal did not result directly or indirectly from a breach of the provisions of Section 4.5 or Section 5.3; (B) Parent’s board of directors determines in good faith that such Acquisition Proposal constitutes a Parent Superior Offer; (C) Parent’s board of directors determines in good faith, after having taken into account the advice of Parent’s outside legal counsel, that, in light of such Parent Superior Offer, the failure to withdraw or modify the Parent Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, would reasonably be expected to be inconsistent with its fiduciary obligations under Applicable Law; (D) no less than four (4) Business Days prior to withdrawing or modifying the Parent Board Recommendation or terminating this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, Parent’s board of directors delivers to the Company a written notice (a “Parent Recommendation Change Notice”) (1) stating that Parent has received a Parent Superior Offer that did not result directly or indirectly from a breach of Section 4.5 or Section 5.4, (2) stating that Parent’s board of directors intends to withdraw or modify the Parent Board Recommendation (and describing any intended modification of the Parent Board Recommendation) or terminate this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, (3) specifying the material terms and conditions of such Parent Superior Offer, including the identity of the Person making such Parent Superior Offer and (4) attaching copies of the most current and complete draft of any Contract relating to such Parent Superior Offer and all other documents and communications relating to such Parent Superior Offer; (E) throughout such four (4) Business Day period, Parent engages (to the extent requested by the Company) in good faith negotiations with the Company to amend this Agreement in such a manner that the failure to withdraw or modify the Parent

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Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, would not reasonably be expected to be inconsistent with the Parent’s board of director’s fiduciary obligations under Applicable Law; and (F) at the time of withdrawal or modification of the Parent Board Recommendation or the termination of this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, Parent’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of Parent’s outside legal counsel, that the failure to withdraw or modify the Parent Board Recommendation, or the failure to terminate this Agreement pursuant to Section 8.1(k) in order to accept such Parent Superior Offer, would reasonably be inconsistent with the Company’s board of director’s fiduciary obligations under Applicable Law in light of such Parent Superior Offer; provided, however, that when making such determination, Parent’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by the Company as a result of the negotiations required by clause (E) above or otherwise; or
(iv)if: (A) there shall arise after the date of this Agreement a material event, material development or change in circumstances that relates to and is material to Parent and its Subsidiaries taken as a whole (but does not relate to any Acquisition Proposal) that was not known, and would not reasonably be expected to have been known or foreseen, by Parent or any of its Subsidiaries on the date of this Agreement (or if known, the consequences of which were not known, and would not reasonably be expected to have been known or foreseen, by Parent or any of its Subsidiaries as of the date of this Agreement), which event, development or change in circumstance, or any material consequence thereof, becomes known to Parent or any of its Subsidiaries prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote and did not result from or arise out of the announcement or pendency of, or any action required to be taken (or to be refrained from being taken) pursuant to, this Agreement (any such material event, material development or material change in circumstances being referred to as a “Parent Change in Circumstances”);; (B) Parent’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and the advice of Parent’s outside legal counsel, that, in light of such Parent Change in Circumstances, the failure to withdraw or modify the Parent Board Recommendation would reasonably be expected to be inconsistent with the Parent’s board of director’s fiduciary obligations under Applicable Law; (C) no less than four (4) Business Days prior to withdrawing or modifying the Parent Board Recommendation, Parent’s board of directors delivers to the Company a written notice describing in reasonable detail the Parent Change in Circumstances, stating that it intends to withdraw or modify the Parent Board Recommendation in light of such Parent Change in Circumstances and describing any intended modification of the Parent Board Recommendation; (D) throughout such four (4) Business Day period, Parent engages (to the extent requested by the Company) in good faith negotiations with the Company to amend this Agreement in such a manner that the failure to withdraw or modify the Parent Board Recommendation would not reasonably be expected to be inconsistent with the Parent’s board of director’s fiduciary obligations under Applicable Law in light of such Parent Change in Circumstances; and (E) at the time of withdrawing or modifying the Parent Board Recommendation, Parent’s board of directors determines in good faith, after taking into account the advice of an independent financial advisor and the advice of Parent’s outside legal counsel, that the failure to withdraw or modify the Parent Board Recommendation would reasonably be expected to be inconsistent with Parent’s board of director’s fiduciary obligations under Applicable Law; provided, however, that when making such determination, Parent’s board of directors shall be obligated to consider any changes to the terms of this Agreement proposed by the Company as a result of the negotiations required by clause (D) above or otherwise.
For purposes of clause (i) of the first sentence of this Section 5.3(d), any change in the form or amount of the consideration payable (including any modification in any proposed dividend payable in connection therewith) in connection with a Parent Superior Offer, and any other

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material change to any of the terms of a Parent Superior Offer, will be deemed to be a new Parent Superior Offer, requiring a new Parent Recommendation Change Notice and a new advance notice period; provided, however, that, in each case, the advance notice and negotiation period applicable to any such change to a Parent Superior Offer pursuant to clauses (i)(C) and (i)(D) of the first sentence of this Section 5.3(d) shall be two (2) Business Days rather than four (4) Business Days.
(l)Subject to Parent’s right to terminate this Agreement in accordance with Section 8.1(k), Parent’s obligation to call, give notice of and hold the Parent Stockholders Meeting in accordance with Section 5.3(a) shall not be limited or otherwise affected by the making, commencement, disclosure, announcement or submission of any Parent Superior Offer or other Acquisition Proposal, by any Change in Circumstances or by any withdrawal or modification of the Parent Board Recommendation. Without limiting the generality of the foregoing, Parent agrees that unless this Agreement is terminated in accordance with Section 8.1, Parent shall not submit any Acquisition Proposal to a vote of its stockholders.
Nothing contained in this Section 5.3 or elsewhere in this Agreement shall prohibit Parent from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders if Parent’s board of directors determines in good faith, after having taken into account the advice of Parent’s outside legal counsel, that the failure to do so would reasonably be expected to be inconsistent with the Parent’s board of director’s fiduciary obligations under Applicable Law; provided, however, that this Section 5.3 shall not be deemed to permit Parent’s board of directors to withdraw or modify the Parent Board Recommendation in a manner adverse to the Company or take any of the actions referred to in Section 5.3(c) except, in the case of a withdrawal or modification of the Parent Board Recommendation, to the extent permitted by Section 5.3(d); provided, further, that in the case of each of clauses (i) and (ii) above, any such disclosure, other than a “stop, look and listen” communication or similar communication of the type contemplated by Section 14d-9(f) of the Exchange Act, shall be deemed to be a withdrawal or modification of the Parent Board Recommendation in a manner adverse to the Company unless Parent’s board of directors publicly and unanimously reaffirms the Parent Board Recommendation in such disclosure.
1.10Employee Benefits.
(m)If requested by Parent in writing at least five (5) Business Days prior to the Closing Date, the Company shall take (or cause to be taken) all actions necessary or appropriate to terminate, effective no later than the day prior to the date on which the Merger becomes effective, any Company Employee Plan that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code (a “Company 401(k) Plan”). If the Company is required to terminate any Company 401(k) Plan, then the Company shall provide to Parent prior to the Closing Date written evidence of the adoption by the Company’s board of directors of resolutions authorizing the termination of such Company 401(k) Plan (the form and substance of which shall be subject to the prior review and comment of Parent, which comments shall be considered in good faith), effective no later than the day prior to the date on which the Merger becomes effective. The Company shall also consider in good faith taking such other actions in furtherance of terminating such Company 401(k) Plan as Parent may reasonably request. If the distributions of assets from the trust of any Company 401(k) Plan that is terminated pursuant to this Section 5.4(a) are reasonably anticipated to cause or result in liquidation charges, surrender charges or other fees to be imposed upon the account of any participant or beneficiary of such Company 401(k) Plan or upon the Company or any participating employer, then the Company shall take such actions as are necessary to estimate the amount of such charges or other fees and provide its estimate of that amount in writing to Parent at least three (3) Business Days prior to the Closing Date. Parent may request in writing at least

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five (5) Business Days prior to the Closing Date that any other Company Employee Plan that is a health or welfare benefit plan be terminated prior to the Effective Time, and if Parent makes such request to the Company, the Company shall take such actions described in this Section 5.4(a) with respect to such Company Employee Plan, other than those described in the immediately preceding sentence. Parent shall take all commercially reasonable steps necessary to permit each eligible Continuing Employee who has received an eligible rollover distribution (as defined in Section 402(c)(4) of the Code) from the Company 401(k) Plan, if any, to roll such eligible rollover distribution (including any associated plan loans) into an account under a defined contribution plan sponsored by Parent or any of its Affiliates (the “Parent 401(k) Plan”), in accordance with and subject to the terms of the Parent 401(k) Plan and the Code.
(n)To the extent any employee notification or consultation requirements are imposed by Applicable Laws with respect to the Contemplated Transactions, the Company shall consult with Parent and shall ensure that such notification or consultation requirements are complied with prior to the Effective Time. Prior to the Effective Time, none of the Acquired Companies or any of their respective Affiliates shall communicate with continuing employees regarding post-Closing employment matters, including post-Closing employee benefits and compensation or other compensation or benefits matters related to or impacted by any of the Contemplated Transactions (whether alone or in combination with additional events), including the matters described in this Section 5.4, without the prior written approval of Parent, which shall not be unreasonably withheld. Prior to the Effective Time, neither Parent nor any of its Affiliates shall communicate with continuing employees regarding post-Closing employment matters, including post-Closing employee benefits and compensation or other compensation or benefits matters related to or impacted by any of the Contemplated Transactions (whether alone or in combination with additional events), including the matters described in this Section 5.4, without the prior written approval of Company, which shall not be unreasonably withheld. Notwithstanding the foregoing, Parent retains the right, in its sole and absolute discretion after discussions with the Company, to approve or reject any tentative agreements reached in connection with notification or consultation requirements.
(o)For a period of twelve (12) months following the Closing Date (the “Continuation Period”), Parent shall, or shall cause the Surviving Corporation to, provide each individual who is an employee of any Acquired Company immediately prior to the Closing (each, a “Continuing Employee”) for so long as they continue to be employed by Parent, the Surviving Corporation or their Subsidiaries during such twelve (12) month period with annual base salary or wages, bonus opportunities, equity-based incentive compensation opportunities and other employee benefits that are, in the aggregate, substantially equivalent to those provided to similarly situated employees of Parent and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries) under the applicable benefit plans, programs, policies, agreements and arrangements of Parent and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries). Without limiting the foregoing, Parent shall, or shall cause the Surviving Corporation to, provide severance benefits to Continuing Employees whose employment is terminated in the Continuation Period that are no less favorable than the severance benefits that would provided to similarly situated employees of Parent and its Subsidiaries (other than the Surviving Corporation and its Subsidiaries).
(p)Each Continuing Employee shall receive service credit for service accrued or deemed accrued or deemed accrued on or prior to the Effective Time for purposes of each Parent Employee Plan providing severance and vacation/paid-time off benefits under which each Continuing Employee may be eligible to participate on or after the Effective Time to the same extent recognized by the Company or any of its Subsidiaries under comparable Company Employee Plans immediately prior to the Effective Time; provided, however, that such crediting of service shall not operate to duplicate any benefit or the funding of any such benefit for the same period of service.

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(q)Nothing in this Section 5.4 or elsewhere in this Agreement shall: (i) be construed to create a right in any employee of the Acquired Companies to employment with Parent, the Surviving Corporation or any other Subsidiary of Parent; (ii) be deemed to establish, amend, modify or cause to be adopted any Company Employee Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by Parent, the Surviving Corporation or any of their respective Affiliates; or (iii) limit the ability of Parent, the Surviving Corporation or any of their respective Affiliates from establishing, amending, modifying or terminating any benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them, in each case, following the Effective Time.
1.10Indemnification of Officers and Directors.
(r)For a period of not less than six (6) years from the Effective Time, Parent shall, and shall cause the Surviving Corporation or any applicable Subsidiary thereof (collectively, the “D&O Indemnifying Parties”), to the fullest extent each such D&O Indemnifying Party is authorized or permitted by Applicable Law, to: (i) indemnify and hold harmless each person who is at the date of this Agreement, was previously, or during the period from the date of this Agreement through the date of the Effective Time will be, serving as a director or officer of the Company or any of its Subsidiaries or, at the request or for the benefit of the Company or any of its Subsidiaries, as a director, trustee or officer of any other entity or any benefit plan maintained by the Company or any of its Subsidiaries (collectively, the “D&O Indemnified Parties”), as now or hereafter in effect, in connection with any D&O Claim and any losses, claims, damages, liabilities, Claim Expenses, judgments, fines, penalties and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of any thereof) relating to or resulting from such D&O Claim; and (ii) promptly advance to such D&O Indemnified Party any Claim Expenses incurred in defending, serving as a witness with respect to or otherwise participating with respect to any D&O Claim in advance of the final disposition of such D&O Claim, including payment on behalf of or advancement to the D&O Indemnified Party of any Claim Expenses incurred by such D&O Indemnified Party in connection with enforcing any rights with respect to such indemnification and/or advancement, in each case without the requirement of any bond or other security, but subject to the D&O Indemnifying Party’s receipt of a written undertaking by or on behalf of such D&O Indemnified Party to repay such Claim Expenses if it is ultimately determined under Applicable Law that such D&O Indemnified Party is not entitled to be indemnified. All rights to indemnification and advancement conferred hereunder shall continue as to a Person who has ceased to be a director, officer or employee of the Company or any of its Subsidiaries after the date of this Agreement and shall inure to the benefit of such Person’s heirs, successors, executors and personal and legal representatives. As used in this Section 5.5: (x) the term “D&O Claim” means any threatened, asserted, pending or completed claim, action, suit, proceeding, inquiry or investigation, whether instituted by any party hereto, any Governmental Authority or any other Person, whether civil, criminal, administrative, investigative or other, including any arbitration or other alternative dispute resolution mechanism, arising out of or pertaining to matters that relate to such D&O Indemnified Party’s duties or service (A) as a director, officer or employee of the Company or the applicable Subsidiary thereof at or prior to the Effective Time (including with respect to any acts, facts, events or omissions occurring in connection with the approval of this Agreement, the Merger or the consummation of the other transactions contemplated by this Agreement, including the consideration and approval thereof and the process undertaken in connection therewith and any D&O Claim relating thereto) or (B) as a director, trustee, officer or employee of any other entity or any benefit plan maintained by the Company or any of its Subsidiaries (for which such D&O Indemnified Party is or was serving at the request or for the benefit of the Company or any of its Subsidiaries) at or prior to the Effective Time; and (y) the term “Claim Expenses” means reasonable out-of-pocket attorneys’ fees and all other reasonable out-of-pocket costs, expenses and obligations (including

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experts’ fees, travel expenses, court costs, retainers, transcript fees, legal research, duplicating, printing and binding costs, as well as telecommunications, postage and courier charges) paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal) any D&O Claim for which indemnification is authorized pursuant to this Section 5.5(a), including any action relating to a claim for indemnification or advancement brought by a D&O Indemnified Party. No D&O Indemnifying Party shall settle, compromise or consent to the entry of any judgment in any actual or threatened D&O Claim in respect of which indemnification has been sought by such D&O Indemnified Party hereunder unless such settlement, compromise or judgment includes an unconditional release of such D&O Indemnified Party from all liability arising out of such D&O Claim, or such D&O Indemnified Party consents thereto.
(s)Without limiting the foregoing, Parent agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors, officers or employees of the Company or any of its Subsidiaries as provided in the Company organizational documents, similar organizational documents of the Company’s Subsidiaries and indemnification agreements of the Company and its Subsidiaries shall survive the Merger and shall continue in full force and effect in accordance with their terms to the extent they are enforceable under Applicable Law. For a period of not less than six (6) years from the Effective Time, Parent shall cause the organizational documents of the Surviving Corporation to contain provisions no less favorable with respect to indemnification, advancement of expenses and limitations on liability of directors and officers than are set forth in the Company organizational documents, which provisions shall not be amended, repealed or otherwise modified for a period of at least six (6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were directors, officers or employees of the Company. The Company may purchase (and pay in full the aggregate premium for) a six-year prepaid “tail” insurance policy (which policy by its express terms shall survive the Merger) of at least the same coverage and amounts and containing terms and conditions that are no less favorable to the covered individuals as the Company’s and its Subsidiaries’ existing directors’ and officers’ insurance policy or policies with a claims period of six (6) years from the Effective Time for D&O Claims arising from facts, acts, events or omissions that occurred on or prior to the Effective Time; provided that in the event the aggregate costs, premium and expenses of such tail insurance policy are in excess of $3,600,000.00, the Company shall not purchase such policy absent the consent of Parent. If the Company fails to obtain such tail policy prior to the Effective Time, Parent or the Surviving Corporation shall use commercially reasonable efforts to obtain such a tail policy; provided that Parent and the Surviving Corporation shall in no event be obligated to purchase such policy if the aggregate costs, premium and expenses of such tail insurance policy are in excess of $3,600,000.00. Parent and the Surviving Corporation shall cause any such policy (whether obtained by Parent, the Company or the Surviving Corporation) to be maintained in full force and effect, for its full term, and Parent shall cause the Surviving Corporation to honor all its obligations thereunder.
(t)If any of Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or surviving company, partnership or other Person of such consolidation or merger or (ii) liquidates, dissolves or winds-up, or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as applicable, assume the obligations set forth in this Section 5.5.

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(u)The provisions of this Section 5.5 are intended to be for the benefit of, and will be enforceable by, each of the Indemnified Persons, who are intended third-party beneficiaries of this Section 5.5 from and after the Effective Time.
1.13Reasonable Best Efforts; Consultation and Notice.
(v)In the event that the aggregate Merger Consideration exceeds an HSR Act threshold set forth in either 15 USC §§ 18a(a)(2)(A) or (B), as determined by 16 C.F.R. § 801.10(c)(1)(ii), and subject to the terms and conditions herein provided and without limiting the foregoing, the Company and Parent shall (i) promptly, and in any event no later than fifteen (15) Business Days after a determination has been made that such threshold has been exceeded, make all required filings of Notification and Report Forms pursuant to the HSR Act, including cooperating with each other and sharing information as needed to make those filings (ii) as promptly as practicable make any required filings under the Antitrust Laws of any other jurisdiction, where such filings may be in draft form in jurisdictions in which that is the customary practice, (iii) use reasonable best efforts to cooperate with each other in (A) determining whether any filings are required to be made with, or actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents or approvals are required to be obtained from, any other Governmental Authorities (including any foreign jurisdiction in which the Company or any of its Subsidiaries are operating any business) or third parties in connection with the execution and delivery of this Agreement and the consummation of the Contemplated Transactions and (B) timely making all such filings and timely seeking all such actions or nonactions, waivers, authorizations, expirations or terminations of waiting periods, clearances, consents and approvals, (iv) supply as promptly as practicable such information or documentation that may be requested pursuant to any Antitrust Law by any Governmental Authority, and (v) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the Contemplated Transactions.
(w)Without limiting the provision of, and subject to, Section 5.6(a). the Parties agree to use good faith efforts to (i) give each other reasonable advance notice of all meetings with any Governmental Authority relating to the Antitrust Laws, (ii) to the extent not prohibited by such Governmental Authority, not participate independently in any such meeting without first giving the other Parties (or the other Parties’ outside counsel) an opportunity to attend and participate in such meeting, (iii) to the extent practicable, give the other Parties reasonable advance notice of all oral communications with any Governmental Authority relating to Antitrust Laws, (iv) if any Governmental Authority initiates an oral communication regarding the Antitrust Laws, promptly notify the other Parties of the substance of such communication, (v) provide each of the other Parties with a reasonable advance opportunity to review and comment upon and consider in good faith the views of the other in connection with all written communications (including any analyses, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party relating to proceedings under the Antitrust Laws) with a Governmental Authority regarding the Antitrust Laws and (vi) promptly provide each of the other Parties with copies of all written communications to or from any Governmental Authority relating to the Antitrust Laws, except that the Parties are not required to share their respective HSR filings. The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other Parties under this Section 5.6(b) as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel and outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials.

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(x)The Company and Parent may jointly determine that the taking of such action would enhance the likelihood of obtaining any necessary clearance under the Antitrust Laws by the Outside Date, extend any waiting period or agree to refile under the HSR Act or any other Antitrust Law.
(y)The Company and Parent shall respond as promptly as practicable under the circumstances to any inquiries received from any Governmental Authority or any other authority enforcing applicable Antitrust Laws for additional information or documentation in connection with that review.
(z)Notwithstanding anything to the contrary in this Agreement, neither Parent, the Company nor any of their respective Subsidiaries shall be required to dispose of or hold separate, or agree to dispose of or hold separate or restrict its ownership and operation of, all or any material portion of the business or assets of the Company and its Subsidiaries or Parent and its Subsidiaries, in order to enable the Contemplated Transactions to be consummated prior to the Outside Date, in each case unless mutually agreed to by Parent and the Company.
(aa)Notwithstanding anything in this Agreement to the contrary, Parent and the Company shall jointly, control and lead all communications and strategy relating to the Antitrust Laws.
1.11Disclosure. The Parties shall agree to a form of initial press release to be issued with respect to the Contemplated Transactions. Parent and the Company (a) shall consult with each other before making, and give each other a reasonable opportunity to review and comment upon, any press release or other public statement with respect to this Agreement, the Merger or any of the other Contemplated Transactions, and (b) shall not issue any such press release or make any such public statement that is inconsistent with the initial press release or other communication that has previously been agreed between the Parties without the other Party’s concurrence, except as may be required by Applicable Laws, court process or by obligations pursuant to any listing agreement with any national securities exchange and except as permitted by Sections 4.4 or 4.5.
1.12Resignation of Officers and Directors. Unless otherwise directed by Parent, the Company shall use commercially reasonable efforts to obtain and deliver to Parent at or prior to the Effective Time (or, at the option of Parent, at a later date) the resignation of each officer and director of each of the Acquired Companies, effective as of the Effective Time (it being understood that such resignation shall not constitute a voluntary termination of employment under any Company Employee Agreement or Company Employee Plan applicable to such individual’s status as an officer or director of an Acquired Company).
1.13Delisting. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under Applicable Laws to enable the de-listing by the Surviving Corporation of the Company Common Stock and Company Warrants from Nasdaq and the deregistration of the Company Common Stock and Company Warrants under the Exchange Act as promptly as practicable after the Effective Time, and in any event no more than two (2) Business Days after the Closing Date.
1.14Section 16 Matters. Prior to the Effective Time, the Company shall take such reasonable steps as are required to cause the disposition of Company Common Stock and Company Equity Awards in connection with the Merger by each officer or director of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

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1.15Stockholder Litigation. Each of the Company and Parent shall promptly notify the other of any stockholder demands, litigations, arbitrations or other similar claims, actions, suits or proceedings (including derivative claims) commenced against it, its Subsidiaries and/or its or its Subsidiaries’ respective directors or officers relating to this Agreement or any of the transactions contemplated hereby or any matters relating thereto (collectively, “Transaction Litigation”) and shall keep the other party informed regarding any Transaction Litigation (including by promptly furnishing to the other party and such other party’s Representatives such information relating to such Transaction Litigation as may reasonably be requested). Each of the Company and Parent shall reasonably cooperate with the other in the defense or settlement of any Transaction Litigation, and shall give the other party the opportunity to consult with it regarding the defense and settlement of such Transaction Litigation, shall consider in good faith the other party’s advice with respect to such Transaction Litigation and shall give the other party the opportunity to participate (at the other party’s expense) in (but not control) the defense and settlement of such Transaction Litigation. Prior to the Effective Time, other than with respect to any Transaction Litigation where the parties are adverse to each other, neither Party shall settle or offer to settle any Transaction Litigation without the prior written consent of the other Party (which consent shall not be unreasonably withheld, conditioned or delayed).
1.16Takeover Statutes and Rights. If any Takeover Statute is or may become applicable to this Agreement, the Merger or any of the other Contemplated Transactions, the Company and the Company’s board of directors shall use their reasonable best efforts to grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such Takeover Statute on this Agreement, the Merger and the other Contemplated Transactions.

1.17Certain Corporate Governance and Other Matters.
(ab)Prior to the Closing, Parent’s board of directors shall take all necessary actions so that immediately following the Effective Time, Parent’s board of directors shall consist of ten (10) members and shall be composed of five (5) current members of Parent’s board of directors (the “Designated Parent Directors”) designated by Parent, before the mailing of the Joint Proxy Statement, three (3) current members of the Company’s board of directors (the “Designated Company Directors”) designated by the Company, before the mailing of the Joint Proxy Statement, one (1) director mutually agreed upon by the Parties acting reasonably and in good faith who shall be “independent” in accordance with the Applicable Laws of Nasdaq, and one (1) director who shall be Chief Executive Officer of Parent as of the Effective Time.
(ac)Parent, through Parent’s board of directors and subject to the fiduciary duties of the board of directors of Parent to the stockholders of Parent and any earlier death, resignation or removal of any Designated Company Director, shall take all necessary action to nominate each Designated Company Director for election to Parent’s board of directors in the proxy statement relating to the first annual meeting of the stockholders of Parent following the Closing at which the term of the class of directors to which such Designated Company Director is allocated expires. From and after the Effective Time, each person designated as a director of Parent shall serve as a director until such person’s successor shall be elected and qualified or such person’s earlier death, resignation or removal in accordance with the certificate of incorporation of Parent. If, prior to the Effective Time, any Designated Parent Director is unwilling or unable to serve (or to continue to serve) as a director of Parent as a result of illness, death, resignation or any other reason, then, any replacement for such person shall be selected by the board of directors of Parent, after consultation with the Company, and such replacement shall constitute a Designated Parent Director. If prior to the Effective Time, any Designated Company Director is unwilling or unable to serve (or to continue to serve) as a director of the Company or Parent as a result of illness, death, resignation or any other reason, then, any replacement for

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such person shall be selected by the board of directors of the Company, after consultation with Parent, and such replacement shall constitute a Designated Company Director.
(ad)The Designated Parent Directors and the Designated Company Directors are intended to be third-party beneficiaries of this Section 5.13.
1.1Monthly Financial Statements. No later than fifteen (15) days after the end of each month during the Pre-Closing Period, (a) Parent shall deliver to the Company a statement prepared in good faith setting forth the aggregate cash and cash equivalents of Parent and its Subsidiaries as of the end of such preceding month, on a consolidated basis, determined in accordance with GAAP; and (b) the Company shall deliver to Parent a written statement prepared in good faith setting forth the aggregate cash, cash equivalents and investments of the Acquired Companies as of the end of such preceding month, on a consolidated basis, determined in accordance with GAAP.
Section 6.Conditions Precedent to Obligations of Parent and Merger Sub
The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the Contemplated Transactions are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:
1.18Accuracy of Representations.
(a)Each of the representations and warranties of the Company contained in this Agreement, other than the Specified Company Representations, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all respects as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all “Company Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.
(b)(i) Each of the Specified Company Representations that is qualified by the term Company Material Adverse Effect shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all respects as of such specified date), and (ii) each other Specified Company Representations (other than the representations and warranties contained in the first, second and third sentences of Section 2.3(a), Section 2.3(b) and Section 2.3(d)) shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all material respects as of such specified date); provided, however, that, with respect to clause (ii), for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all “Company Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.
(c)Each of the representations and warranties of the Company contained in the first, second and third sentences of Section 2.3(a), Section 2.3(b) and Section 2.3(d) shall have been accurate in all respects as of the date of this Agreement and as of the

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Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all respects as of such specified date), except that any inaccuracies in such representations and warranties that are, in the aggregate, de minimis in nature and amount will be disregarded.
1.14Performance of Covenants. Each of the covenants and obligations in this Agreement that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
1.15Stockholder Approval. (a) This Agreement shall have been duly adopted by the Required Company Stockholder Vote and (b) the approval of the Parent Common Stock Issuance shall have been duly adopted by the Required Parent Stockholder Vote.
1.16Closing Certificate. Parent shall have received a certificate executed by an executive officer of the Company confirming that the conditions set forth in Sections 6.1, 6.2 and 6.5 have been duly satisfied.
1.17No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.
1.18HSR Clearance. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and any other waiting periods or suspension periods under any other Antitrust Laws shall have expired or been terminated and any necessary approvals or clearances under those Laws shall have been obtained.
1.19No Injunctions or Legal Restraints. No temporary restraining order, preliminary or permanent injunction or other Order issued by any court of competent jurisdiction or other Governmental Authority or other legal restraint or prohibition (collectively, “Legal Restraints”), and no Legal Proceeding by any Governmental Authority, that has the effect of preventing the consummation of the Merger or that makes the consummation of the Merger illegal shall have been enacted that remains in effect.
1.20Registration Statement. The Form S-4 shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before the SEC.
1.21Listing. The shares of Parent Common Stock issuable to the Company stockholders in accordance with this Agreement shall have been authorized for listing on Nasdaq, subject to official notice of issuance.
1.22Company Cash Amount. The Company Cash Amount set forth on the Company Closing Statement, in each case as finally determined pursuant to Section 1.11(a), shall meet or exceed the Company Minimum Cash Amount.
Section 7.Conditions Precedent to Obligation of the Company
The obligation of the Company to effect the Merger and otherwise consummate the Contemplated Transactions is subject to the satisfaction, at or prior to the Closing, of the following conditions:
1.19Accuracy of Representations.

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(a)Each of the representations and warranties of Parent and Merger Sub contained in this Agreement, other than the Specified Parent Representations, shall have been accurate in all respects as of the date of this Agreement and shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all respects as of such specified date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have or result in, a Parent Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all “Parent Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.
(b)(i) Each of the Specified Parent Representations that is qualified by the term Parent Material Adverse Effect shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all respects as of such specified date), and (ii) each other Specified Parent Representations (other than the representations and warranties contained in the first, second and third sentences of Section 3.3(a), Section 3.3(b) and Section 3.3(d)) shall have been accurate in all material respects as of the date of this Agreement and shall be accurate in all material respects as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified date, which shall have been accurate in all material respects as of such specified date); provided, however, that, with respect to clause (ii), for purposes of determining the accuracy of such representations and warranties as of the foregoing dates all “Parent Material Adverse Effect” and other materiality and similar qualifications limiting the scope of such representations and warranties shall be disregarded.
(c)Each of the representations and warranties of Parent contained in the first, second and third sentences of Section 3.3(a), Section 3.3(b) and Section 3.3(d) shall have been accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (other than any such representation and warranty made as of a specified earlier date, which shall have been accurate in all respects as of such specified date), except that any inaccuracies in such representations and warranties that are, in the aggregate, de minimis in nature and amount will be disregarded.
1.11Performance of Covenants. Each of the covenants and obligations in this Agreement that Parent or Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.
1.12Stockholder Approval. (a) This Agreement shall have been duly adopted by the Required Company Stockholder Vote and (b) the approval of the Parent Common Stock Issuance shall have been duly adopted by the Required Parent Stockholder Vote.
1.13Closing Certificate. The Company shall have received a certificate executed by an executive officer of Parent confirming that the conditions set forth in Sections 7.1, 7.2 and 7.5 have been duly satisfied.
1.14No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect.
1.15HSR Clearance. Any waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and any other waiting periods or suspension periods under any other Antitrust Laws shall have

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expired or been terminated and any necessary approvals or clearances under those Laws shall have been obtained.
1.16No Injunctions or Legal Restraints. No Legal Restraint, and no Legal Proceeding by any Governmental Authority, that has the effect of preventing the consummation of the Merger or that makes the consummation of the Merger illegal shall have been enacted that remains in effect.
1.17Registration Statement. The Form S-4 shall have been declared effective under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before the SEC.
1.18Listing. The shares of Parent Common Stock issuable to the Company stockholders in accordance with this Agreement shall have been authorized for listing on Nasdaq, subject to official notice of issuance.
1.19Parent Cash Amount. The Parent Cash Amount set forth on the Parent Closing Statement, in each case as finally determined pursuant to Section 1.11(b), shall meet or exceed the Parent Minimum Cash Amount.
Section 8.Termination
1.20Termination. This Agreement may be terminated prior to the Effective Time (whether before or after the adoption of this Agreement by the Required Company Stockholder Vote and the Required Parent Stockholder Vote) by written notice of the terminating Party to the other Parties:
(a)by mutual written consent of Parent and the Company;
(b)by either Parent or the Company if the Merger shall not have been consummated by 11:59 p.m. (New York time) on February 9, 2023 (the “Outside Date”); provided, however, that (A) if on such date, the conditions to the Closing set forth in Sections 6.6 and 7.6 or Sections 6.7 and 7.7 (if the Legal Restraint or Legal Proceeding relates to Antitrust Laws) shall not have been satisfied, but all other conditions to the Closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the Closing, shall be capable of being satisfied on such date) or waived, then the Outside Date may be extended by either Parent or the Company for a period of ninety (90) days by written notice to the other Party; provided, further, that if the failure to consummate the Merger by the Outside Date is primarily and proximately attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Effective Time, then such Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b); provided, further, that the Outside Date (including as it may have been previously extended) shall be automatically extended without any action of any Party to the extent necessary for purposes of determining the Company Cash Amount or the Parent Cash Amount and for the Closing to occur thereafter, in each case, pursuant to Section 1.11.
(c)by either Parent or the Company if any Legal Restraint or Legal Proceeding having the effect set forth in Section 6.7 or Section 7.7 shall be in effect and shall have become final and nonappealable; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the cause of the Legal Restraint or Legal Proceeding is primarily and proximately attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Effective Time;

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(d)by either Parent or the Company if: (i) the Company Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Company’s stockholders shall have taken a final vote on a proposal to adopt this Agreement; and (ii) this Agreement shall not have been adopted at the Company Stockholders Meeting (and shall not have been adopted at any adjournment or postponement thereof) by the Required Company Stockholder Vote; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(d) if the failure to have this Agreement adopted by the Required Company Stockholder Vote is primarily and proximately attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Effective Time;
(e)by either Parent or the Company if: (i) the Parent Stockholders Meeting (including any adjournments and postponements thereof) shall have been held and completed and the Parent’s stockholders shall have taken a final vote on a proposal to approve of the Parent Common Stock Issuance; and (ii) the Parent Common Stock Issuance shall not have been approved at the Parent Stockholders Meeting (and shall not have been approved at any adjournment or postponement thereof) by the Required Parent Stockholder Vote; provided, however, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(e) if the failure to have the Parent Common Stock Issuance approved by the Required Parent Stockholder Vote is primarily and proximately attributable to a failure on the part of such Party to perform any covenant or obligation in this Agreement required to be performed by such Party at or prior to the Effective Time;
(f)by Parent (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) if a Company Triggering Event shall have occurred; provided, however, that this Agreement may not be terminated pursuant to this Section 8.1(f) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by Parent or Merger Sub would cause any condition set forth in Section 7.1 or Section 7.2 not to be satisfied;
(g)by the Company (at any time prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote) if a Parent Triggering Event shall have occurred; provided, however, that this Agreement may not be terminated pursuant to this Section 8.1(g) if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by the Company would cause any condition set forth in Section 6.1 or Section 6.2 not to be satisfied;
(h)by Parent if: (i) any of the Company’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that any of the conditions set forth in Section 6.1 would not be satisfied; or (ii) any of the Company’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 6.2 would not be satisfied; provided, however, that if an inaccuracy in any of the Company’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by the Company is curable by the Company prior to the Outside Date (as it may be extended in accordance with Section 8.1(b)) and the Company is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(h) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of thirty (30) days commencing on the date that Parent gives the Company notice of such inaccuracy or breach; provided, further, that this Agreement may not be terminated pursuant to this Section 8.1(h) if Parent or Merger Sub is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which

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breach by Parent or Merger Sub would cause any condition set forth in Section 7.1 or Section 7.2 not to be satisfied;
(i)by the Company if: (i) any of Parent’s representations or warranties contained in this Agreement shall be inaccurate as of the date of this Agreement, or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date) such that any of the conditions set forth in Section 7.1 would not be satisfied; or (ii) if any of Parent’s covenants or obligations contained in this Agreement shall have been breached such that the condition set forth in Section 7.2 would not be satisfied; provided, however, that if an inaccuracy in any of Parent’s representations or warranties as of a date subsequent to the date of this Agreement or a breach of a covenant or obligation by Parent is curable by Parent by the Outside Date (as it may be extended in accordance with Section 8.1(b)) and Parent is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(i) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of thirty (30) days commencing on the date that the Company gives Parent notice of such inaccuracy or breach; provided, however, that this Agreement may not be terminated pursuant to this Section 8.1(i) if the Company is then in breach of any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach by the Company would cause any condition set forth in Section 6.1or Section 6.2 not to be satisfied;
(j)by the Company (at any time prior to the adoption of this Agreement by the Required Company Stockholder Vote) in order to accept a Company Superior Offer in accordance with Section 5.2(d) and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Company Superior Offer that has been executed on behalf of the Person that made such Superior Offer (a “Company Alternative Acquisition Agreement”), if concurrently with the termination of this Agreement pursuant to this Section 8.1(j), the Company enters into the Company Alternative Acquisition Agreement with respect to such Company Superior Offer; provided, that immediately prior to or concurrently with such termination, the Company shall have paid to Parent or its designee the Company Termination Fee; or
(k)by Parent (at any time prior to the approval of the Parent Common Stock Issuance by the Required Parent Stockholder Vote) in order to accept a Parent Superior Offer in accordance with Section 5.3(d) and enter into a binding, written, definitive agreement providing for the consummation of the transaction contemplated by such Parent Superior Offer that has been executed on behalf of the Person that made such Superior Offer (a “Parent Alternative Acquisition Agreement”), if concurrently with the termination of this Agreement pursuant to this Section 8.1(k), Parent enters into the Parent Alternative Acquisition Agreement with respect to such Parent Superior Offer; provided, that immediately prior to or concurrently with such termination, Parent shall have paid to the Company or its designee the Parent Termination Fee.
Notwithstanding anything to the contrary contained in this Section 8.1, this Agreement may not be terminated by Parent or the Company unless any fee required to be paid by such Party at or prior to the time of such termination pursuant to Section 8.3 shall have been paid in full.
1.23Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect without any Liability or obligation on the part of the Company, Parent, Merger Sub or any of their respective directors, officers, employees, stockholders, Representatives, agents or advisors; provided, however, that: (a) this Section 8.2, Section 8.3 and Section 9 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) the termination of this Agreement shall not relieve any Party from any Liability for fraud or any knowing and intentional breach of

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any covenant or obligation contained in this Agreement. For purposes of this Agreement, “knowing and intentional” shall mean a breach or failure to perform a covenant or obligation that is a consequence of an act undertaken by the breaching Party with the actual knowledge that the taking of such act would, or reasonably would be expected to, cause a material breach of this Agreement.
1.24Expenses; Termination Fees.
(l)Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement or any of the Contemplated Transactions shall be paid by the Party incurring such fees and expenses, whether or not the Merger is consummated.
(m)If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d); (ii) at or prior to the time of the termination of this Agreement, an Acquisition Proposal with respect to the Company shall have been publicly disclosed or made and such Acquisition Proposal shall not have been publicly withdrawn at least two (2) Business Days prior to the Company Stockholders Meeting; and (iii) within twelve (12) months after the date of any such termination, an Acquisition Transaction (whether or not relating to such Acquisition Proposal) with respect to the Company is consummated or a definitive agreement providing for an Acquisition Transaction (whether or not relating to such Acquisition Proposal) with respect to the Company is executed, then the Company shall pay to Parent a non-refundable fee in the amount of $4,250,000 (such non-refundable fee being referred to as the “Company Termination Fee”; provided, however, that, for purposes of clause (iii) of this Section 8.3(c), all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”; provided, further, that if the Company shall have actually paid the Company Expense Reimbursement Payment pursuant to Section 8.3(d), then only the incremental amount between the Company Expense Reimbursement Payment and the Company Termination Fee shall be payable.
(n)If: (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e); (ii) at or prior to the time of the termination of this Agreement, an Acquisition Proposal with respect to Parent shall have been publicly disclosed or made and such Acquisition Proposal shall not have been publicly withdrawn at least two (2) Business Days prior to the Parent Stockholders Meeting; and (iii) within twelve (12) months after the date of any such termination, an Acquisition Transaction (whether or not relating to such Acquisition Proposal) with respect to Parent is consummated or a definitive agreement providing for an Acquisition Transaction (whether or not relating to such Acquisition Proposal) with respect to Parent is executed, then Parent shall pay to the Company a non-refundable fee in the amount of $4,250,000 (such non-refundable fee being referred to as the “Parent Termination Fee”) in cash; provided, however, that, for purposes of clause (iii) of this Section 8.3(d), all references to “20%” in the definition of “Acquisition Transaction” shall be deemed to be references to “50%”; provided, further, that, if Parent shall have actually paid the Parent Expense Reimbursement Payment pursuant to Section 8.3(e), then only the incremental amount between the Parent Expense Reimbursement Payment and the Parent Termination Fee shall be payable.
(o)If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(d), then the Company shall pay to Parent all of the reasonable and documented out-of-pocket expenses of Parent incurred by Parent or Merger Sub in connection with this Agreement and the transactions contemplated by this Agreement, in an amount not to exceed $1,210,000 the “Company Expense Reimbursement Payment”).
(p)If this Agreement is terminated by Parent or the Company pursuant to Section 8.1(e), then Parent shall pay to the Company all of the reasonable and documented out-of-pocket expenses of the Company incurred by the Company or any Acquired Company in

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connection with this Agreement and the transactions contemplated by this Agreement, in an amount not to exceed $1,210,000 the “Parent Expense Reimbursement Payment”).
(q)If this Agreement is terminated: (i) by Parent pursuant to Section 8.1(f); (ii) by the Company pursuant to any other provision of Section 8.1 at any time at which Parent has the right to terminate this Agreement pursuant to Section 8.1(f); or (iii) by the Company pursuant to Section 8.1(j), then the Company shall pay to Parent the Company Termination Fee in cash.
(r)If this Agreement is terminated: (i) by the Company pursuant to Section 8.1(g); (ii) by Parent pursuant to any other provision of Section 8.1 at any time at which the Company has the right to terminate this Agreement pursuant to Section 8.1(g); or (iii) by Parent pursuant to Section 8.1(k), then Parent shall pay to the Company the Parent Termination Fee in cash.
(s)Any Company Termination Fee required to be paid to Parent pursuant to Section 8.3(b) shall be paid by the Company contemporaneously with the earlier to occur of the consummation of, or entry into of a definitive agreement relating to, the Acquisition Transaction contemplated by Section 8.3(b). Any Company Expense Reimbursement Payment required to be paid to Parent pursuant to Section 8.3(d) shall be paid by the Company within three (3) Business Days of the submission of the request therefor by Parent together with supporting documentation. Any Company Termination Fee required to be paid to Parent pursuant to Section 8.3(f) shall be paid or made by the Company (A) in the case of a termination of this Agreement by the Company, at or prior to the time of such termination or (B) in the case of a termination of this Agreement by Parent, within two (2) Business Days after such termination. Any Parent Termination Fee required to be paid to Parent pursuant to Section 8.3(c) shall be paid by Parent contemporaneously with the earlier to occur of the consummation of, or entry into of a definitive agreement relating to, the Acquisition Transaction contemplated by Section 8.3(c). Any Parent Expense Reimbursement Payment required to be paid to the Company pursuant to Section 8.3(e) shall be paid by Parent within three (3) Business Days of the submission of the request therefor by the Company together with supporting documentation. Any Parent Termination Fee required to be paid to Parent pursuant to Section 8.3(g) shall be paid or made by Parent (A) in the case of a termination of this Agreement by Parent, at or prior to the time of such termination or (B) in the case of a termination of this Agreement by the Company, within two (2) Business Days after such termination
(t)Each of Parent and the Company acknowledge and agree that (i) the covenants and obligations contained in this Section 8.3 are an integral part of the Contemplated Transactions, and that, without these covenants and obligations, the other Party would not have entered into this Agreement and (ii) each of the Parent Expense Reimbursement Payment, the Company Expense Reimbursement Payment, Parent Termination Fee and the Company Termination Fee is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate (A) Parent and Merger Sub or (B) the Company, as applicable, in the circumstances in which such termination fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger, which amount would otherwise be impossible to calculate with precision.
(u)If the Company fails to pay when due any amount payable under this Section 8.3, then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3 and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such

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overdue amount is actually paid to Parent in full) at a rate per annum equal to the sum of the Prime Rate in effect on the date such overdue amount was originally required to be paid plus two hundred (200) basis points. If Parent fails to pay when due any amount payable under this Section 8.3, then (x) Parent shall reimburse the Company for all costs and expenses (including fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the Company of its rights under this Section 8.3 and (y) Parent shall pay to the Company interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the Company in full) at a rate per annum equal to the sum of the Prime Rate in effect on the date such overdue amount was originally required to be paid plus two hundred (200) basis points.
(v)Any fee or other amount payable pursuant to this Section 8.3 shall be paid free and clear of all deductions and withholdings. In the event that any deduction or withholding is required by any Applicable Law, the party responsible for paying an amount pursuant to this Section 8.3 shall pay to the other Party such additional amount as shall be required to ensure that the net amount received by the other Party shall be equal to the full amount that would have been received by the other Party had no such deduction or withholding been required to be made, and paying Party shall indemnify the other Party against, and reimburse the other Party for the full amount of, any such withholding or deduction, and any interest, additions to tax and penalties thereon.
(w)The Parties agree and understand that (i) (A) in no event shall the Company be required to pay the Company Termination Fee on more than one occasion or the Company Expense Reimbursement Payment on more than one occasion, in each case under any circumstances, and (B) in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion or the Parent Expense Reimbursement Payment on more than one occasion, in each case under any circumstances, and (ii) except in the case of fraud or willful breach by the other Party of any covenant or agreement set forth in this Agreement, (A) in no event shall Parent be entitled, pursuant to this Section 8.3, to receive an amount greater than the Company Termination Fee and Company Expense Reimbursement Payment, as applicable (subject to the understanding that the Company Expense Reimbursement Payment is set off against the Company Termination Fee when the payment of the Company Termination Fee follows the payment of the Company Expense Reimbursement Payment under Section 8.3(b)), and any applicable additional amounts pursuant to Sections 8.3(i) and 8.3(j) (such additional amounts, collectively, the “Parent Additional Amounts”), and (B) in no event shall the Company be entitled, pursuant to this Section 8.3, to receive an amount greater than the Parent Termination Fee and Parent Expense Reimbursement Payment, as applicable (subject to the understanding that the Parent Expense Reimbursement Payment is set off against the Parent Termination Fee when the payment of the Parent Termination Fee follows the payment of the Parent Expense Reimbursement Payment under Section 8.3(b)), and any applicable additional amounts pursuant to Sections 8.3(i) and 8.3(j) (such additional amounts, collectively, the “Company Additional Amounts”). Notwithstanding anything to the contrary in this Agreement, except in the case of fraud or willful breach by the other Party of any covenant or agreement set forth in this Agreement, if Parent receives a Company Termination Fee or Company Expense Reimbursement Payment and any applicable Parent Additional Amounts from the Company pursuant to this Section 8.3, or if the Company receives the Parent Termination Payment or Parent Expense Reimbursement Payment and any applicable Company Additional Amounts from Parent pursuant to this Section 8.3, such payment shall be the sole and exclusive remedy of the receiving Party against the paying Party and its Subsidiaries and their respective former, current or future partners, equityholders, managers, members, Affiliates and Representatives, and none of the paying party, any of its Subsidiaries or any of their respective former, current or future partners, equityholders, managers, members, Affiliates or Representatives shall have any

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further liability or obligation, in each case relating to or arising out of this Agreement or the transactions contemplated hereby.
Section 9.Miscellaneous Provisions
1.1Amendment. This Agreement may be amended by the Company, Parent and Merger Sub at any time (whether before or after the adoption of this Agreement by the Company’s stockholders); provided, however, that after any such adoption of this Agreement by the Company’s stockholders, no amendment shall be made which by law requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.
1.2Waiver.
(a)No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.
(b)No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
1.3No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement shall survive the Merger.
1.4Entire Agreement; Counterparts; Exchanges by Electronic Delivery. This Agreement (including all Exhibits and Schedules hereto) constitutes the entire agreement of the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof; provided, however, that the provisions of the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with their terms (it being understood that nothing in the Confidentiality Agreement shall limit either Party’s remedies in the event of fraud by any other Party or its respective Representatives). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms of this Agreement.
1.5Applicable Law; Jurisdiction; Waiver of Jury Trial.
(g)This Agreement, and any action, suit or other Legal Proceeding arising out of or relating to this Agreement (including the enforcement of any provision of this Agreement), any of the Contemplated Transactions or the legal relationship of the Parties with respect to such matters (whether at law or in equity, whether in contract or in tort or otherwise), shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, regardless of the choice of laws principles of the State of Delaware, as to all matters, including matters of validity, construction, effect, enforceability, performance and remedies. In any action between any of the Parties arising out of or relating to this Agreement, any of the

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Contemplated Transactions or the legal relationship of the Parties with respect to such matters (whether at law or in equity, whether in contract or in tort or otherwise), each of the Parties: (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware); (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court; and (iii) agrees that it will not bring any such action in any court other than the Court of Chancery of the State of Delaware in and for New Castle County, Delaware (unless the federal courts have exclusive jurisdiction over the matter, in which case the United States District Court for the District of Delaware). Service of any process, summons, notice or document to any Party’s address and in the manner set forth in Section 9.8 shall be effective service of process for any such action.
(h)EACH PARTY ACKNOWLEDGES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS. EACH PARTY ACKNOWLEDGES, AGREES AND CERTIFIES THAT: (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD, IN THE EVENT OF LITIGATION, SEEK TO PREVENT OR DELAY ENFORCEMENT OF SUCH WAIVER; (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER; (iii) IT MAKES SUCH WAIVER VOLUNTARILY; AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.
1.6Disclosure Schedules. The Parties agree that each section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, shall be deemed to qualify the corresponding section or subsection of this Agreement, irrespective of whether or not any particular section or subsection of this Agreement specifically refers to the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable. The Parties further agree that disclosure of any item, matter or event in any particular section or subsection of either the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed disclosure with respect to any other section or subsection of the Company Disclosure Schedule or the Parent Disclosure Schedule, as applicable, to which the relevance of such disclosure would be reasonably apparent, notwithstanding the omission of a cross-reference to such other section or subsections. For purposes of this Agreement, each statement or other item of information set forth in a particular part or subpart of the Company Disclosure Schedule or Parent Disclosure Schedule shall not be deemed to be a representation and warranty made by the Company or Parent and Merger Sub, as applicable, in the corresponding section or subsection of this Agreement, unless such information is expressly required to be set forth therein.
1.7Assignability; No Third-Party Beneficiaries. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the Company’s rights, interests or obligations hereunder may be assigned or delegated by the Company, in whole or in part, by operation of law or otherwise, without the prior written consent of Parent, and any attempted assignment or delegation of this Agreement or any of such rights, interests or obligations by the Company without Parent’s prior written consent shall be void and of no effect. Parent and Merger Sub may assign any or all of their respective rights or obligations under this Agreement, in whole or in part, to any Affiliate of Parent without obtaining the consent or approval of any other Party; provided, however, that such assignment

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will not relieve Parent or Merger Sub of any of their respective obligations under this Agreement. This Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns or to otherwise create any third-party beneficiary hereto, except (i) the Indemnified Persons shall be third-party beneficiaries of Section 5.6 and (ii) as expressly set forth in Section 5.13.
1.8Notices. Each notice, request, demand or other communication under this Agreement shall be in writing and shall be deemed to have been duly given, delivered or made as follows: (a) if delivered by hand, when delivered; (b) if sent by registered, certified or first class mail, the third Business Day after being sent; (c) if sent via an international courier service, three Business Days after being delivered to such courier; and (d) if sent by email, when sent, provided that (i) the subject line of such email states that it is a notice delivered pursuant to this Agreement and (ii) the sender of such email does not receive a written notification of delivery failure. All notices and other communications hereunder shall be delivered to the address or email address set forth beneath the name of such Party below (or to such other address or email address as such Party shall have specified in a written notice given to the other Parties):
if to Parent or Merger Sub:
Shift Technologies, Inc.
290 Division Street, Suite 400
San Francisco, CA 94103
Attention: Jeff Clementz
Email: jeff.clementz@shift.com

with a copy (which shall not constitute notice) to:

Jenner & Block LLP
1155 Avenue of the Americas
New York, NY 10036-2711
Attention:     Robert J. Rawn; Jeremy A. Casper
Email:         rrawn@jenner.com; jcasper@jenner.com

if to the Company:
CarLotz, Inc.
3301 W Moore St
Richmond, VA 23230
Attention:     Lev Peker
Email:        lev@carlotz.com

        with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP
601 Lexington Avenue, 31st Floor
New York, NY 10022
Attention:     Valerie Ford Jacob; Sebastian L. Fain
Email:     valerie.jacob@freshfields.com; sebastian.fain@freshfields.com

1.9Cooperation. Each Party agrees to cooperate fully with the other Parties and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested to evidence or reflect the

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Contemplated Transactions and to carry out the intent and purposes of this Agreement, including cooperating in connection with the satisfaction and discharge of any existing credit arrangements and the release of any security interests in the assets of any of the Acquired Companies as of the Effective Time.
1.10Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the invalid or unenforceable term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision. In the event that the Parties are unable to agree to such replacement, the Parties agree that the court making the determination referred to above shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified.
1.11Remedies. The Company and Parent acknowledge and agree that irreparable damage would occur in the event any of the provisions of this Agreement required to be performed by any of the Parties were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any Party of any covenant or obligation contained in this Agreement, any non-breaching Party shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such non-breaching Party may be entitled at law or in equity): (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. Each of the Parties hereby waives any requirement for the securing or posting of any bond in connection with any such remedy.
1.12Construction.
(c)For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.
(d)The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement.
(e)As used in this Agreement, the words “include,” “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.” All references in this Agreement to “dollars” or “$” shall mean United States Dollars.
(f)Unless otherwise indicated or the context otherwise requires: (i) any definition of or reference to any agreement, instrument or other document or any Applicable Law in this Agreement shall be construed as referring to such agreement, instrument or other document or Applicable Law as from time to time amended, supplemented or otherwise modified; (ii) any reference in this Agreement to any Person shall be construed to include such

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Person’s successors and assigns; (iii) all references to “Sections,” “Schedules” and “Exhibits” in this Agreement or in any Schedule or Exhibit to this Agreement are intended to refer to Sections of this Agreement and Schedules and Exhibits to this Agreement, respectively; (iv) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement; (v) any statute defined or referred to in this Agreement shall include all rules and regulations promulgated thereunder; and (vi) the phrase “to the extent” shall mean the degree to which a subject or other theory extends and such phrase shall not mean “if”.
(g)The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

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In Witness Whereof, the Parties have caused this Agreement to be duly executed as of the date first above written.

SHIFT TECHNOLOGIES, INC.

By: /s/ George Arison
Name: George Arison
Title: Chief Executive Officer

SHIFT REMARKETING OPERATIONS, INC.

By: /s/ George Arison
Name: George Arison
Title: Chief Executive Officer

CARLOTZ, INC.

By: /s/ Lev Peker
Name: Lev Peker
Title: Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

Exhibit A
Certain Definitions
For purposes of the Agreement (including this Exhibit A):
“Accounting Firm” has the meaning set forth in Section 1.11(a).
“Acquired Companies” means, collectively, the Company and the Company’s Subsidiaries. For purposes hereof, the Company and its Subsidiaries shall include their respective predecessors (including any Entity that has been merged into the Company or any of its Subsidiaries).
“Acquisition Inquiry” means an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by Parent or any of its Subsidiaries) that reasonably would be expected to lead to an Acquisition Proposal.
“Acquisition Proposal” means any offer or proposal contemplating or otherwise relating to any Acquisition Transaction, other than an offer or proposal made or submitted (i) by Parent or any of its Subsidiaries with respect to any Acquired Company, or (ii) by any Acquired Company with respect to Parent or any of its Subsidiaries.
“Acquisition Transaction” means any transaction or series of transactions (other than the Contemplated Transactions) involving, directly or indirectly:
(a)    any merger, consolidation, amalgamation, plan or scheme of arrangement, share exchange, business combination, joint venture, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which either (A) any of Parent or its Subsidiaries or (B) any Acquired Company is a constituent or participating Entity; (ii) in which a Person or “group” (as defined in Section 13(d) of the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) or record ownership of securities representing 20% or more of the outstanding securities of any class (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class) of (A) Parent and its Subsidiaries or (B) any Acquired Company, as applicable; or (iii) in which (A) Parent and its Subsidiaries or (B) the Company issues securities representing 20% or more of the outstanding securities of any class of such Entity (or instruments convertible into or exercisable or exchangeable for 20% or more of any such class);
(b)    any sale, lease, exchange, transfer, license, sublicense, acquisition or disposition of any business or businesses or assets that constitute or account for 20% or more of the consolidated net revenues or consolidated assets of either (i) Parent and its Subsidiaries or (ii) the Acquired Companies (measured based on the last day of the most recently completed calendar month); or
(c)    any liquidation or dissolution of (i) Parent or (ii) the Company.
“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of this definition and the Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. The term “Affiliate” shall be deemed to include current and future “Affiliates.”
“Agreement” has the meaning set forth in the Preamble.
“Antitrust Laws” means the HSR Act, the Sherman Act, the Clayton Act, the Federal Trade Commission Act, and any other Applicable Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.
“Applicable Law” means any federal, state, local, foreign or supranational law (including common law), statute, regulation, ordinance, rule, Order or decree by any Governmental Authority.
“Assumed Company Stock Option” has the meaning set forth in Section 1.5(b)(iii)(A).
“Assumed Company Earnout Share” has the meaning set forth in Section 1.5(b)(iv)(B).
“Blair” has the meaning set forth in Section 2.22.
“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.
“Certification” has the meaning set forth in Section 2.6(a).
“Change in Circumstances” has the meaning set forth in Section 5.2(d)(ii).
“Closing” has the meaning set forth in Section 1.3.
“Closing Date” has the meaning set forth in Section 1.3.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
“Code” means the United States Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” means any collective bargaining agreement, works council, labor, voluntary recognition or similar agreement with respect to any Company Associate or Parent Associate, as applicable, or other Contract with a Union, including a neutrality or accretion clause or agreement.
“Company” has the meaning set forth in the Preamble.
“Company 401(k) Plan” has the meaning set forth in Section 5.5(a).
“Company Alternative Acquisition Agreement” has the meaning set forth in Section 8.1(h).
“Company Associate” means any current or former employee, Contract Worker, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to any of the Acquired Companies or any Affiliate of any Acquired Company.
“Company Balance Sheet” means the consolidated balance sheet of the Company and its consolidated subsidiaries as of March 31, 2022 included in the Company’s Quarterly Report on

Form 10-Q for the quarterly period ended March 31, 2022, as filed with the SEC on May 9, 2022.
“Company Board Recommendation” has the meaning set forth in Section 5.2(b).
“Company Cash Amount” means an amount equal to (a) the aggregate cash, cash equivalents and marketable investments (including restricted cash) of the Acquired Companies as of immediately prior to Closing, on a consolidated basis, minus (b) the aggregate amount of Indebtedness outstanding pursuant to the Company Floorplan Agreement (and any Contract entered into in respect of a refinancing, replacement, amendment or amendment and restatement of the Company Floorplan Agreement) as of immediately prior to Closing, plus (c) any amounts that may be paid by the Company in settlement of the matters set forth on Items 1, 2, 3, 5 and 6 of Part 2.8 of the Company Disclosure Schedule, to the extent consented to by Parent in accordance with this Agreement.
“Company Change in Circumstances” has the meaning set forth in Section 5.2(d)(ii).
“Company Closing Statement” has the meaning set forth in Section 1.11(a).
“Company Common Stock” means the Class A common stock, par value $0.0001 per share, of the Company.
“Company Contract” means any Contract: (a) to which any of the Acquired Companies is a party; (b) by which any of the Acquired Companies or any Company IP or any other asset of any of the Acquired Companies is or may become bound or under which any of the Acquired Companies has, or may become subject to, any obligation; or (c) under which any of the Acquired Companies has or may acquire any asset, right or interest.
“Company Disclosure Schedule” means the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.6 of the Agreement and has been delivered by the Company to Parent on the date of the Agreement.
“Company Earnout Acquiror RSUs” means the “Earnout Acquiror RSUs” as such term is defined in the SPAC Merger Agreement.
“Company Earnout Shares” means the “Earnout Shares” as such term is defined in the SPAC Merger Agreement.
“Company Employee Agreement” means any management, employment, severance, transaction bonus, retention, change of control, consulting, relocation, repatriation or expatriation agreement or other Contract between any of the Acquired Companies or any Affiliate of any Acquired Company and any Company Associate, other than any such Contract that is terminable “at will” without any obligation on the part of any Acquired Company or any Affiliate of any Acquired Company to make any severance, change in control or similar payment or provide any benefit.
“Company Employee Plan” means: (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (b) any other employment, consulting, salary, bonus, commission, other remuneration, stock option, restricted stock, restricted stock unit, performance stock unit, stock appreciation rights, stock purchase or other equity-based award (whether payable in cash, securities or otherwise), benefit, incentive compensation, profit sharing, savings, pension, retirement (including early retirement and supplemental retirement), disability, insurance (including life and health insurance), vacation, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, change of control, transaction-based, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, and similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing) maintained or contributed to or required to be contributed to by any of the Acquired Companies or any Affiliate of any Acquired Company for the benefit of or relating to any Company Associate of any Acquired Company (or the beneficiaries or dependents of any such individual) or any Company ERISA Affiliate of the Acquired Companies, or with respect to which any Acquired Company has any current Liability or is reasonably likely to have any future Liability.
“Company Equity Awards” has the meaning set forth in Section 1.5(b)(vii).
“Company Equity Plans” means, collectively, the CarLotz, Inc. 2011 Stock Incentive Plan, the CarLotz, Inc. 2017 Stock Option Plan and the CarLotz, Inc. 2020 Incentive Award Plan and the Inducement Award Restricted Award Restricted Stock Unit Award Grant Notices and Restricted Stock Unit Agreements set forth as 39-51 on Section 2.17(g) of the Company Disclosure Schedule.
“Company ERISA Affiliate” means any Person under common control with any of the Acquired Companies within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations thereunder.
“Company Floorplan Agreement” means that certain Inventory Financing and Security Agreement dated as of March 10, 2021, by and among the Company, Ally Bank, a Utah chartered state bank, and Ally Financial, a Delaware entity, as amended.
“Company Inbound License” means any Contract in effect as of the date of this Agreement pursuant to which any Person has licensed any Intellectual Property or Intellectual Property Rights (whether or not currently exercisable and including a right to receive a license) to any Acquired Company or granted to any Acquired Company a covenant not to sue or other right or immunity under, in or to any Intellectual Property or Intellectual Property Right (other than commercially available “shrink wrap” or similar licenses for unmodified “off-the-shelf” software).
“Company IP” means all Intellectual Property and Intellectual Property Rights in which any of the Acquired Companies has (or purports to have) an ownership interest.
“Company Material Adverse Effect” means any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or reasonably could be expected to have or result in, a material adverse effect on: (a) the business, condition (financial or otherwise), results of operations or operations of the Acquired Companies taken as a whole; or (b) the ability of the Company to timely consummate the Merger or any of the other Contemplated Transactions or to perform any of its covenants or obligations under the Agreement; provided, however, that, with respect to clause (a) above, an effect, change, development, event or circumstance occurring after the date of this Agreement shall not be taken into account in determining whether there has been or would reasonably be expected to be a “Company Material Adverse Effect” if such effect, change, development, event or circumstance (by itself or when aggregated or taken together with any and all other effect, change, development, event or circumstance) directly or indirectly results or arises from or relates to: (i) any adverse change in general business or economic, financial, capital market, political or social conditions in the United States or in other locations in which the Acquired Companies have material operations; (ii) changes in the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries; (iii) changes or proposed changes after the date of the Agreement in Applicable Laws or other legal or regulatory conditions or changes after the date of the Agreement in GAAP or other accounting standards (or the interpretation thereof); (iv) any changes after the date of the Agreement in political conditions in the United States or any other country in the world, or acts of war, or hostilities (whether or not pursuant to the declaration of a national emergency or war) sabotage or terrorism, civil unrest, cyberterrorism, curfews, riots or any escalation or worsening thereof in the United States or any other country in the world; (v) any “force majeure” events, acts of God, natural disasters, any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, weather conditions or other calamities occurring after the date of the Agreement or any escalation of the foregoing ; (vi) the negotiation, execution delivery or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the identity of, or any facts or circumstances relating to Parent or any of its Subsidiaries and the impact thereof on the relationships, contractual or otherwise, of any Acquired Company with losses of customers, suppliers, distributors, investors, lenders, licensors, licensees, payors or other business partners or employees that are directly attributable to the announcement or pendency of the Agreement, (vii) any failure by any Acquired Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi), and (viii) through (xii)); (viii) any epidemics, pandemics, disease outbreaks or quarantines, including COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof, (ix) the taking of any action expressly required by the terms of this Agreement, (x) any actions taken or omitted to be taken by an Acquired Company at the express written request or with the express prior written consent of Parent, (xi) any breach of this Agreement by Parent or Merger Sub, (xii) any matter set forth in the Company Disclosure Schedule, or (xiii) any claims, actions, suits or proceedings arising from allegations of a breach of fiduciary duty or violation of Applicable Law relating to this Agreement or the transactions contemplated hereby (including the Merger); provided, however, that any effect, change, development, event or circumstance resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such effect, change, development, event or circumstance has or has had or would reasonably be expected to have a disproportionate adverse effect on the Acquired Companies, taken as a whole, relative to other participants operating in the industries in which the Acquired Companies operate.
“Company Material Contract” has the meaning set forth in Section 2.12(a).
“Company Merger Shares” means the product determined by multiplying (i) the Parent Outstanding Shares, by (ii) 99.99%.
“Company Minimum Cash Amount” means (a) with respect to a Closing Date to occur at any date on or prior to December 31, 2022, an amount equal to $58,330,299, (b) with respect to a Closing Date to occur at any date during the month of January, 2023, an amount equal to $53,330,299, (c) with respect to a Closing Date to occur at any date during the month of February, 2023, an amount equal to $48,330,299, (d) with respect to a Closing Date to occur at any date during the month of March, 2023, an amount equal to $43,330,299, (e) with respect to a Closing Date to occur at any date during the month of April, 2023, an amount equal to $38,330,299, (f) with respect to a Closing Date to occur at any date during the month of May, 2023, an amount equal to $33,330,299, and (g) with respect to a Closing Date to occur at any date during a subsequent month, an amount equal to $5,000,000 less than the amount applicable to the prior month.

“Company Outbound License” means any Contract in effect as of the date of this Agreement pursuant to which any Acquired Company has granted any Person a license, covenant not to sue, or other right or immunity under, in or to any Company IP, other than a Contract entered into by an Acquired Company in the ordinary course of business on a standard form used by such Acquired Company, pursuant to which the Acquired Company grants to its customer a nonexclusive license to use a Company Product or to incorporate the Company Product into the customer’s own product as a component thereof.
“Company Outstanding Shares” means the total number of shares of Company Common Stock outstanding immediately prior to the Effective Time expressed on a fully-diluted and as-converted to Company Common Stock basis and assuming, without duplication, (i) the issuance of Company Common Stock in respect of all Company RSU Awards outstanding as of immediately prior to the Effective Time, regardless of whether vested or unvested, (ii) the exercise of all In- the-Money Company Stock Options outstanding as of immediately prior to the Effective Time, regardless of whether vested or unvested, and (iii) the issuance of Company Common Stock in respect of all Company PSU Awards outstanding immediately prior to the Effective Time, regardless of whether vested or unvested (provided, that for the avoidance of doubt, any Company PSU Awards that are terminated pursuant to their terms as of the Effective Time shall not be deemed to be “Company Outstanding Shares” for purposes hereof); provided, however, that the foregoing shall not include any Company Earnout Shares, Company Earnout Acquiror RSUs or Company Warrants.
“Company Preferred Stock” means the preferred stock, par value $0.0001 per share, of the Company.
“Company Private Warrants” means the warrants exercisable for Company Common Stock and issued to Acamar Partners Sponsor I LLC in a private placement in connection with initial public offering of Acamar Partners Acquisition Corp. (the “IPO”) and pursuant to that certain Private Placement Warrants Purchase Agreement dated as of February 21, 2019, by and between the Company and Acamar Partners Sponsor I LLC.
“Company Product” means any model or version of any product that is being, or since January 1, 2017 has been, designed, developed, distributed, provided, licensed or sold by or on behalf of any Acquired Company.
“Company PSU Award” has the meaning set forth in Section 1.5(b)(ii).
“Company Public Warrants” means the warrants exercisable for Company Common Stock issued in connection with the IPO and governed by the Company Warrant Agreement.
“Company Recommendation Change” has the meaning set forth in Section 5.2(c)(i).
“Company Recommendation Change Notice” has the meaning set forth in Section 5.2(d)(i).
“Company RSU Award” has the meaning set forth in Section 1.5(b)(i).
“Company SEC Reports” has the meaning set forth in Section 2.6(a).
“Company Software” means the material Software owned by any of the Acquired Companies as of the Effective Date (other than software generally available on non-discriminatory terms, including “shrink wrap” or similar “off-the-shelf” software.
“Company Stock Certificate” has the meaning set forth in Section 1.6.

“Company Stock Option” means an option to purchase shares of Company Common Stock from the Company (whether granted by the Company pursuant to the Company Equity Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).
“Company Stockholders Meeting” has the meaning set forth in Section 5.2(a).
“Company Superior Offer” means an unsolicited, bona fide, written Acquisition Proposal for a majority of the outstanding shares of Company Common Stock or consolidated assets of the Company, that: (a) is not subject to a financing contingency; and (b) is on terms and conditions that the Company’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and the Company’s outside legal counsel and the likelihood and timing of consummation of the transaction contemplated by such offer, to be more favorable from a financial point of view to the Company’s stockholders than the Merger.
“Company Technology” means all IT Systems and Company Software or electronic hardware products or services made available, provided, sold, licensed to customers or leased to customers by the Acquired Companies.
“Company Termination Fee” has the meaning set forth in Section 8.3(b).
“Company Triggering Event” shall be deemed to have occurred if: (a) the Company’s board of directors or any committee thereof shall have taken any of the actions referred to in Section 5.2(c) of the Agreement; (b) the Company shall have failed to include the Company Board Recommendation in the Joint Proxy Statement; (c) a tender or exchange offer relating to shares of Company Common Stock shall have been commenced and the Company shall not have sent to its securityholders, within ten (10) Business Days after the commencement of such tender or exchange offer (or, if earlier, prior to the Company Stockholders Meeting), a statement disclosing that the Company recommends rejection of such tender or exchange offer and reaffirming the Company Board Recommendation; (d) the Company’s board of directors or any committee thereof shall recommend, adopt or approve or publicly propose to recommend, adopt or approve any Acquisition Proposal; or (e) any of the Acquired Companies shall have materially breached the provisions set forth in Section 4.4 or Section 5.2.
“Company Warrant Agreement” means that certain Warrant Agreement dated as of February 21, 2019, by and between the Company and American Stock Transfer & Trust Company, LLC.
“Company Warrants” means, collectively, the Company Public Warrants and the Company Private Warrants.
“Confidentiality Agreement” means that certain Confidentiality Agreement dated as of September 20, 2022, by and between Parent and the Company, as it has been or may be supplemented, modified or amended from time to time.
“Consent” means any approval, consent, ratification, permission, waiver or authorization of or from, or registration, declaration or filing with, or notice to any Governmental Authority (including any Governmental Authorization).
“Contemplated Transactions” means all actions and transactions contemplated by the Agreement, including the Merger.
“Continuation Period” has the meaning set forth in Section 5.4(c).

“Contract” means any legally binding written or oral agreement, contract, subcontract, lease, mortgage, indenture, guarantee, understanding, arrangement, settlement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan, commitment or undertaking of any nature, whether express or implied.
“Contract Worker” means any independent contractor, consultant or retired person or service provider who is a natural person and is or was hired, retained, engaged or used by any of the Acquired Companies or Parent or any of its Subsidiaries, as applicable, and who is not: (a) classified by an Acquired Company or Parent or any of its Subsidiaries, as applicable, as an employee; or (b) compensated by an Acquired Company through wages reported on a form W-2.
“Continuing Employee” has the meaning set forth in Section 5.4(c).
“COVID-19” means SARS-CoV-2 or COVID-19 (and all related strains and sequences), and any evolutions or mutations thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, delay, shut down (including, the shutdown of air cargo routes), closure, sequester, safety or similar Applicable Law, in each case, in connection with or in response to COVID-19.
“DGCL” means the General Corporation Law of the State of Delaware.
“DOL” means the United States Department of Labor.
“EDGAR” means the SEC’s Electronic Data Gathering Analysis and Retrieval System.
“Effective Time” has the meaning set forth in Section 1.3.
“Encumbrance” means any lien (statutory or other), pledge or other deposit arrangement, hypothecation, charge, assessment, levy, assignment, mortgage, deed of trust, easement, encroachment, imperfection of title, title exception, title defect, title retention, right of possession, lease, tenancy license, security interest, arrangement or agreement, executory seizure, attachment, garnishment, encumbrance (including any exception, reservation or limitation, right of way, and the like), conditional sale, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).
“Enforceability Exceptions” means: (a) legal limitations on enforceability arising from applicable bankruptcy and other similar Applicable Laws affecting the rights of creditors generally; (b) legal limitations on enforceability arising from rules of law governing specific performance, injunctive relief and other equitable remedies; and (c) legal limitations on the enforceability of provisions requiring indemnification against Liabilities under securities laws in connection with the offering, sale or issuance of securities.
“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or other legal entity.

“Environmental Authorization” means any Governmental Authorization required under Environmental Laws to own or operate the business of the Acquired Companies as owned and operated.
“Environmental Law” means any Applicable Law, including any Governmental Authorization required thereunder, relating to: (a) pollution or the regulation, protection, preservation, cleanup or restoration of the environment (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant or animal life, or any other natural resource); (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, manufacture, import distribution, sale, labeling, production, Release or disposal of Hazardous Substances; or (c) the protection of human health or safety (to the extent relating to exposure to Hazardous Substances).
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agent” has the meaning set forth in Section 1.7(a).
“Exchange Fund” has the meaning set forth in Section 1.7(a).
“Exchange Ratio” means 0.692158; provided, however, that as of immediately prior to the Effective Time the Exchange Ratio shall be adjusted to the following ratio (rounded to six decimal places): the quotient obtained by dividing (a) the Company Merger Shares by (b) the Company Outstanding Shares.
“file” has the meaning set forth in Section 2.6(a).
“Filed SEC Reports” has the meaning set forth in Section 2.
“Foreign Plan” means any: (a) plan, program, policy, practice, Contract or other arrangement of any Acquired Company mandated by a Governmental Authority outside the United States and covering any Company Associates; (b) Company Employee Plan that is subject to any of the Applicable Laws of any jurisdiction outside the United States; or (c) Company Employee Plan that covers or has covered any Company Associate whose services are or have been performed primarily outside of the United States.
“Form S-4” means the registration statement on Form S-4 to be filed with the SEC pursuant to Section 5.1.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any federal, state or local, domestic or foreign government or any court, administrative agency or commission or other governmental, quasi-governmental or regulatory authority or agency, domestic or foreign.
“Governmental Authorization” means: (a) any permit, license, certificate, certification, franchise, approval, concession, permission, variance, clearance, registration, qualification, identification number, approval, or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Applicable Law; or (b) any right under any Contract with any Governmental Authority, and shall also include the expiration of the waiting period under the HSR Act and any required approval or clearance of any Governmental Authority pursuant to any other applicable Antitrust Law.

“Hazardous Substances” means (a) any substance, material, radiation or waste that is listed, regulated, or defined, or that forms the basis of Liability under, any Environmental Law, and (b) petroleum, or any fraction thereof, asbestos or asbestos-containing materials, radioactive materials, per-and poly-fluoroalkyl substances and polychlorinated biphenyls.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.
“IAC Merger Agreement” means that certain Agreement and Plan of Merger dated as of June 29, 2020, by and among Parent, IAC Merger Sub, Inc. and Shift Technologies, Inc.

“Implied Company Closing Stock Price” means the product of (i) the Exchange Ratio and (ii) the Parent Closing Stock Price.

“Indebtedness” means, with respect to any Person at the time of determination, without duplication and regardless of the maturity or when due or payable, (a) any extension of credit and all indebtedness for borrowed money or in respect of loans or advances or the issuance and sale of debt securities, (b) any capitalized lease obligations as determined in accordance with GAAP and any obligations under synthetic lease obligations and sale leaseback obligations, whether secured or unsecured, (c) any indebtedness under any credit agreement or facility or obligations evidenced by bonds, debentures, notes or other similar instruments, (d) any obligations to pay the deferred purchase price of assets, equity, property or services, contingent or otherwise, except trade accounts payable and other current Liabilities arising in the ordinary course of business so long as such trade accounts or other current Liabilities are payable and paid within 60 days of the date the payment is due, (e) all obligations pursuant to securitization or factoring programs or arrangements, (f) any obligations under any agreement in respect of any cap, swap, collar, future, derivative or similar transactions, or any option or similar agreement involving, or settled by reference to, any rate, currency, commodity, price of any equity or debt security or instrument, or economic, financial or pricing index or measure of economic, financial or pricing risk or value, or any similar transaction or combination of the foregoing transactions, (g) any obligations, to the extent drawn, in respect of letters of credit or similar instruments issued or accepted by banks or financial institutions for the account of any Person (including surety bonds and off-balance sheet financing arrangements), (h) all interest, indemnities, premiums, penalties, breakage costs, fees and other obligations related to any of the foregoing and (i) all direct or indirect guarantees or other financial accommodations (or arrangements having the economic effect of a guarantee or financial accommodation) in respect of any of the foregoing for the benefit of another Person; provided that any operating leases, as such instruments would be determined in accordance with GAAP on the Closing Date, shall be deemed not to constitute Indebtedness.

“Indemnified Persons” has the meaning set forth in Section 5.6(a).
“Information Privacy and Security Laws” means all Applicable Laws relating to the processing, use, disclosure, collection, privacy, processing, transfer or security of Protected Information.
“In-the-Money Company Stock Option” means a Company Stock Option that is unexpired, unexercised and outstanding immediately prior to the Effective Time and has a per share exercise price for the Company Common Stock subject to such Company Stock Option that is less than the Implied Company Closing Stock Price.
“Intellectual Property” means any or all of the following: (a) inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, methods, processes, know-how; (b) business, technical and know-how information, non-public information, confidential information, databases and data collections; (c) works of authorship

(including Software (whether in source code, object code, firmware or other form)); (d) domain names; and (e) logos and marks (including brand names, product names, and slogans).
“Intellectual Property Rights” means all rights of the following types, which may exist or be created under the Applicable Laws of any jurisdiction in the world: (a) patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, certificates of invention and statutory invention registrations, continued prosecution applications, requests for continued examination, reexaminations, continuations and continuations-in-part thereof (“Patents”); (b) copyrights, and registrations and applications therefor, mask works, whether registered or not, and all other rights corresponding thereto throughout the world including moral and economic rights of authors and inventors, however denominated; (c) rights in industrial designs and any registrations and applications therefor; (d) trade names, trade dress, slogans, all identifiers of source, fictitious business names (D/B/As), domain names, logos, trademarks and service marks, including all goodwill therein, and any and all common law rights, registrations and applications therefor; (e) rights in trade secrets (including, those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory and common law), business, technical and know-how information, non-public information, and confidential information, including source code, documentation, processes, technology, formulae, customer lists, inventions (whether or not patentable) and marketing information; and (f) any other proprietary rights similar or equivalent to any of the foregoing.
“IRS” means the United States Internal Revenue Service.
“IT System” means any software, hardware, network or systems owned or controlled by or on behalf of any of the Acquired Companies, including any server, workstation, router, hub, switch, data line, desktop application, server-based application, mobile application, cloud service hosted or provided by any of the Acquired Companies, mail server, firewall, database, source code or object code.
“Joint Proxy Statement” means the joint proxy statement relating to the Parent Stockholders Meeting and the Company Stockholders Meeting, as amended or supplemented from time to time.
“Knowledge” as it relates to any Entity means the actual knowledge of a fact or other matter, after reasonable inquiry, of in the case of Parent, George Arison, Jeff Clementz, Oded Shein and Jason Curtis, and, in case of the Company, Lev Peker, Ozan Kaya, Eugene Kosvshilovsky, Elizabeth Sanders and Tom Stoltz.
“Leased Real Property” means all real property leased, subleased or licensed to the Acquired Companies, including all buildings, structures, fixtures and other improvements thereon leased, subleased or licensed to the Acquired Companies.
“Leases” has the meaning set forth in Section 2.10(b).
“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, claim, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.
“Liability” means any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued, unasserted, contingent, indirect, conditional, implied, vicarious, derivative, joint, several or secondary liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.
“Loss” means any loss, damage, claim, cost and expense, interest, award, judgment or penalty actually suffered or incurred.
“Made Available to Parent” means that such information, document or material was: (a) filed with the SEC and publicly available on EDGAR at least one (1) Business Day before the date of the Agreement; or (b) made available for review by Parent or Parent’s Representatives, as of 5:00 p.m. Eastern Time, on August 8, 2022, in the “Project Lightning” virtual data room maintained by the Company with Intralinks in connection with the Merger.
“Made Available to the Company” means that such information, document or material was: (a) filed with the SEC and publicly available on EDGAR at least one (1) Business Day before the date of the Agreement; or (b) made available for review by the Company or the Company’s Representatives, as of 5:00 p.m. Eastern Time, on August 8 , 2022, in the “Project Camaro” virtual data room maintained by Parent with Datasite in connection with the Merger.
“Major Customer” has the meaning set forth in Section 2.14(a).
“Major Supplier” has the meaning set forth in Section 2.14(b).
“Material Contract” means the Company Material Contracts and Parent Material Contracts.
“Maximum Premium” has the meaning set forth in Section 5.6(b).
“Measurement Time” has the meaning set forth in Section 2.3(a).
“Merger” has the meaning set forth in the Recitals.
“Merger Consideration” means the consideration that a holder of shares of Company Common Stock is entitled to receive in exchange for such shares of Company Common Stock pursuant to Section 1.5 of the Agreement (excluding, for the avoidance of doubt, any payments in the form of dividends or other distributions on Company Common Stock pursuant to Section 1.7(c)).
“Merger Sub Common Stock” means the common stock, par value $0.0001 per share, of Merger Sub.
“Nasdaq” means The Nasdaq Capital Market.
“Open Source Software” means software that is distributed or made available under “open source” or “free software” terms, including any software distributed or made available under the GPL, LGPL, Mozilla License, Apache License, Common Public License, BSD license or similar terms and including any Software distributed or made available with any license term or condition that imposes or purports to impose a requirement or condition that a licensee grant a license or immunity under its Intellectual Property Rights or that any of its Software or part thereof be: (a) disclosed, distributed or made available in source code form; (b) licensed for the purpose of making modifications or derivative works; or (c) redistributable at no or nominal charge.
“Order” means any order, writ, injunction, stipulation, award, judgment or decree.

“Owned Real Property” has the meaning set forth in Section 2.10(a).
“Parent Alternative Acquisition Agreement” has the meaning set forth in Section 8.1(i).
“Parent Associate” means any current or former employee, Contract Worker, officer, member of the board of directors or managers (or similar body) or other individual service provider of or to Parent or any Affiliate of Parent.
“Parent Balance Sheet” means the consolidated balance sheet of the Parent and its consolidated subsidiaries as of March 31, 2022 included in the Parent’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the SEC on May 10, 2022.
“Parent Board Recommendation” has the meaning set forth in Section 5.3(b).
“Parent 401(k) Plan” has the meaning set forth in Section 5.4(a).
“Parent Cash Amount” means an amount equal to (a) the aggregate cash, cash equivalents and marketable investments (including restricted cash) of Parent and its Subsidiaries as of immediately prior to the Closing, on a consolidated basis, minus (b) the aggregate amount of Indebtedness outstanding pursuant to the Parent Floorplan Agreement (and any Contract entered into in respect of a refinancing, amendment or amendment and restatement of the Parent Floorplan Agreement) as of immediately prior to the Closing.
“Parent Change in Circumstances” has the meaning set forth in Section 5.3(d)(ii).
“Parent Closing Statement” has the meaning set forth in Section 1.11(b).
“Parent Closing Stock Price” means the average of the volume-weighted average sales price per share of Parent Common Stock on NASDAQ (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties) for the consecutive period of fifteen (15) trading days ending on (and including) the trading day that is four trading days prior to the Closing Date, taken to four decimal places.
“Parent Common Stock” means the Class A common stock, par value $0.0001 per share, of Parent.
“Parent Common Stock Issuance” means the issuance of shares of Parent Common Stock in connection with the Merger pursuant to this Agreement.
“Parent Contract” means any Contract: (a) to which Parent or any of its Subsidiaries is a party; (b) by which Parent or any of its Subsidiaries or any Company IP or any other asset of any of Parent or any of its Subsidiaries is or may become bound or under which Parent or any of its Subsidiaries has, or may become subject to, any obligation; or (c) under which Parent or any of its Subsidiaries has or may acquire any asset, right or interest.
“Parent Disclosure Schedule” means the disclosure schedule that has been prepared by Parent in accordance with the requirements of Section 9.6 of the Agreement and has been delivered by Parent to the Company on the date of the Agreement.
“Parent Earnout Acquiror RSU” has the meaning set forth in Section 1.5(b)(v)(B).
“Parent Earnout Share” has the meaning set forth in Section 1.5(b)(iv)(B).

“Parent Employee Agreement” means any management, employment, severance, transaction bonus, retention, change of control, consulting, relocation, repatriation or expatriation agreement or other Contract between Parent or any Affiliate of Parent and any Parent Associate, other than any such Contract that is terminable “at will” without any obligation on the part of Parent or any Affiliate of Parent to make any severance, change in control or similar payment or provide any benefit.
“Parent Employee Plan” means: (a) each “employee benefit plan” (as defined in Section 3(3) of ERISA), whether or not subject to ERISA; and (b) any other employment, consulting, salary, bonus, commission, other remuneration, stock option, restricted stock, restricted stock unit, performance stock unit, stock appreciation rights, stock purchase or other equity-based award (whether payable in cash, securities or otherwise), benefit, incentive compensation, profit sharing, savings, pension, retirement (including early retirement and supplemental retirement), disability, insurance (including life and health insurance), vacation, deferred compensation, supplemental retirement (including termination indemnities and seniority payments), severance, termination, redundancy, retention, change of control, transaction-based, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, and similar fringe, welfare or other employee benefit plan, program, agreement, contract, policy or binding arrangement (whether or not in writing) maintained or contributed to or required to be contributed to by Parent or any of its Subsidiaries or any Affiliate of Parent or any of its Subsidiaries for the benefit of or relating to any Parent Associate (or the beneficiaries or dependents of any such individual) or any Parent ERISA Affiliate, or with respect to which Parent or any of its Subsidiaries has any current Liability or is reasonably likely to have any future Liability.
“Parent Equity Awards” means, collectively, Parent RSU Awards, Parent PSU Awards and Parent Stock Options.
“Parent Equity Plans” means, collectively, the Shift Technologies, Inc. 2020 Omnibus Equity Compensation Plan, the Shift Technologies, Inc. 2022 Employment Inducement Plan and the Amended and Restated Shift Technologies 2014 Stock Incentive Plan.
“Parent ERISA Affiliate” means any Person under common control with Parent or any of its Subsidiaries within the meaning of Sections 414(b), (c), (m) and (o) of the Code, and the regulations thereunder.
“Parent Floorplan Agreement” means that certain Inventory Financing and Security Agreement dated as of December 9, 2021, by and among the Company, Shift Operations LLC, Ally Bank, a Utah chartered state bank, and Ally Financial, Inc., a Delaware corporation.
“Parent Inbound License” means any Contract in effect as of the date of this Agreement pursuant to which any Person has licensed any Intellectual Property or Intellectual Property Rights (whether or not currently exercisable and including a right to receive a license) to Parent or any of its Subsidiaries or granted to Parent or any of its Subsidiaries a covenant not to sue or other right or immunity under, in or to any Intellectual Property or Intellectual Property Right (other than commercially available “shrink wrap” or similar licenses for unmodified “off-the-shelf” software).
“Parent IP” means all Intellectual Property and Intellectual Property Rights in which Parent or any of its Subsidiaries has (or purports to have) an ownership interest.
“Parent Leased Real Property” means all real property leased, subleased or licensed to Parent or any of its Subsidiaries, including all buildings, structures, fixtures and other improvements thereon leased, subleased or licensed to Parent or any of its Subsidiaries.

“Parent Material Adverse Effect” means any effect, change, development, event or circumstance that, considered individually or together with all other effects, changes, developments, events and circumstances, has had or resulted in, or reasonably could be expected to have or result in, a material adverse effect on: (a) the business, condition (financial or otherwise), results of operations or operations of Parent and its Subsidiaries taken as a whole; or (b) the ability of Parent to timely consummate the Merger or any of the other Contemplated Transactions; provided, however, that, with respect to clause (a) above, an effect, change, development, event or circumstance shall not be taken into account in determining whether there has been or would reasonably be expected to be a “Parent Material Adverse Effect” if such effect, change, development, event or circumstance (by itself or when aggregated or taken together with any and all other effect, change, development, event or circumstance) directly or indirectly results or arises from or relates to: (i) any adverse change in general business or economic, financial, capital market, political or social conditions in the United States or in other locations in which Parent and its Subsidiaries have material operations; (ii) changes in the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country or region in the world and changes in exchange rates for the currencies of any countries; (iii) changes or proposed changes after the date of the Agreement in Applicable Laws or other legal or regulatory conditions or changes or proposed changes after the date of the Agreement in GAAP or other accounting standards (or the interpretation thereof); (iv) any changes after the date of the Agreement in political conditions in the United States or any other country in the world, or acts of war or hostilities (whether or not pursuant to the declaration of a national emergency or war), sabotage or terrorism, civil unrest, cyberterrorism, curfews, riots or any escalation or worsening thereof in the United States or any other country in the world; (v) any “force majeure” events, acts of God, natural disasters, any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, weather conditions or other calamities occurring after the date of the Agreement or any escalation of the foregoing; or (vi) the negotiation, execution delivery or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the identity of, or any facts or circumstances relating to Parent or any of its Subsidiaries and the impact thereof on the relationships, contractual or otherwise, of any Acquired Company with customers, suppliers, distributors, investors, lenders, licensors, licensees, payors or other business partners or employees that are directly attributable to the announcement or pendency of the Agreement, (vii) any failure by Parent or its Subsidiaries to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi), and (viii) through (xii)); (viii) any epidemics, pandemics, disease outbreaks or quarantines, including COVID-19 or any COVID-19 Measures or any change in such COVID-19 Measures or interpretations thereof, (ix) the taking of any action expressly required by the terms of this Agreement, (x) any actions taken or omitted to be taken by Parent at the express written request or with the express prior written consent of the Company, (xi) any breach of this Agreement by the Company, (xii) any matter set forth in the Parent Disclosure Schedule, or (xiii) any claims, actions, suits or proceedings arising from allegations of a breach of fiduciary duty or violation of Applicable Law relating to this Agreement or the transactions contemplated hereby (including the Merger); provided, however, that any effect, change, development, event or circumstance resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Parent Material Adverse Effect has occurred or is reasonably likely to occur to the extent such effect, change, development, event or circumstance has or has had or would reasonably be expected to have a disproportionate adverse effect on Parent, taken as a whole, relative to other participants operating in the industries in which Parent operates.
“Parent Material Contract” has the meaning set forth in Section 3.9(a).

“Parent Minimum Cash Amount” means (a) with respect to a Closing Date to occur at any date on or prior to December 31, 2022, an amount equal to $(10,416,596), or -$10,416,596, (b) with respect to a Closing Date to occur at any date during the month of January, 2023, an amount equal to $(15,416,596), or -$15,416,596, (c) with respect to a Closing Date to occur at any date during the month of February, 2023, an amount equal to $(20,416,596), or -$20,416,596, (d) with respect to a Closing Date to occur at any date during the month of March, 2023, an amount equal to $(25,416,596), or -$25,416,596, (e) with respect to a Closing Date to occur at any date during the month of April, 2023, an amount equal to $(30,416,596), or -$30,416,596, (f) with respect to a Closing Date to occur at any date during the month of May, 2023, an amount equal to $(35,416,596), or -$35,416,596, and (g) with respect to a Closing Date to occur at any date during a subsequent month, an amount equal to $5,000,000 less than the amount applicable to the prior month.
“Parent Outbound License” means any Contract in effect as of the date of this Agreement pursuant to which Parent or any of its Subsidiaries has granted any Person a license, covenant not to sue, or other right or immunity under, in or to any Parent IP, other than a Contract entered into by Parent or any of its Subsidiaries in the ordinary course of business on a standard form used by Parent or any of its Subsidiaries, pursuant to which Parent or any of its Subsidiaries grants to its customer a nonexclusive license to use a Parent Product or to incorporate the Parent Product into the customer’s own product as a component thereof.
“Parent Outstanding Shares” means the issued and outstanding shares of Parent Common Stock as of immediately prior to the Effective Time; provided that “Parent Outstanding Shares” shall exclude any Parent Common Stock issuable upon conversion or exchange of any securities, including Parent RSU Awards, Parent PSU Awards, Parent Stock Options and any convertible notes issued by Parent, in each case outstanding as of immediately prior to the Effective Time.
“Parent Preferred Stock” means the preferred stock, par value $0.0001 per share, of Parent.
“Parent Product” means any model or version of any product that is being, or since January 1, 2017 has been, designed, developed, distributed, provided, licensed or sold by or on behalf of Parent or any of its Subsidiaries.
“Parent PSU Award” means an award of performance-based vesting restricted stock units relating to Parent Common Stock.
“Parent Recommendation Change” has the meaning set forth in Section 5.3(c)(i).
“Parent Recommendation Change Notice” has the meaning set forth in Section 5.3(d)(i).
“Parent RSU Award” means an award of time-based vesting restricted stock units relating to Parent Common Stock.
“Parent SEC Reports” has the meaning set forth in Section 3.6(a).
“Parent Stockholders Meeting” has the meaning set forth in Section 5.3(a).
“Parent Stock Option” means an option to purchase shares of Parent Common Stock from Parent.
“Parent Superior Offer” means an unsolicited, bona fide, written Acquisition Proposal for a majority of the outstanding shares of Parent Common Stock or consolidated assets of the Parent, that: (a) is not subject to a financing contingency; and (b) is on terms and conditions that

Parent’s board of directors determines in good faith, after having taken into account the advice of an independent financial advisor and Parent’s outside legal counsel and the likelihood and timing of consummation of the transaction contemplated by such offer, to be more favorable from a financial point of view to the Parent’s stockholders than the Merger.
“Parent Triggering Event” shall be deemed to have occurred if: (a) Parent’s board of directors or any committee thereof shall have taken any of the actions referred to in Section 5.3(c) of the Agreement; (b) Parent shall have failed to include the Parent Board Recommendation in the Joint Proxy Statement; (c) a tender or exchange offer relating to shares of Parent Common Stock shall have been commenced and Parent shall not have sent to its securityholders, within ten (10) Business Days after the commencement of such tender or exchange offer (or, if earlier, prior to the Parent Stockholders Meeting), a statement disclosing that Parent recommends rejection of such tender or exchange offer and reaffirming the Parent Board Recommendation; (d) Parent’s board of directors or any committee thereof shall recommend, adopt or approve or publicly propose to recommend, adopt or approve any Acquisition Proposal; or (e) Parent or any of its Subsidiaries shall have materially breached the provisions set forth in Section 4.5 or Section 5.3.
“Parent Warrant” has the meaning set forth in Section 1.5(b)(vi).
“PBGC” means the Pension Benefit Guaranty Corporation.
“PCI DSS” means the Payment Card Industry Data Security Standard, issued by the Payment Card Industry Security Standards Council.
“Permit” means all certificates, permits, licenses, franchises, approvals, concessions, qualifications, registrations, certifications and similar authorizations from any Governmental Authority.
“Permitted Encumbrance” means any of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced and as to which no Acquired Company is subject to civil or criminal liability due to its existence: (a) liens for Taxes not yet due and payable or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (b) materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s liens and other similar liens arising in the ordinary course of business underlying obligations with respect to which are not due and payable or that are being contested in good faith by appropriate proceedings, or, if due and payable, are not delinquent; (c) pledges or deposits arising in the ordinary course of business to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations; (d) liens, leases, subleases, licenses and sublicenses pursuant to (i) any Company Contract listed in Part 2.12(a) of the Company Disclosure Schedule or (ii) any liens granted pursuant to any Contract entered into for the purpose of refinancing, replacement, amendment, or amending and restating the Company Floorplan Agreement; (e) liens, leases, subleases, licenses and sublicenses pursuant to (i) any Parent Contract listed in Part 3.12(a) of the Parent Disclosure Schedule or (ii) any liens granted pursuant to any Contract entered into for the purpose of refinancing, amendment, or amending and restating the Parent Floorplan Agreement; (f) liens arising in the ordinary course of business in favor of a customer in respect of customer advances; and (g) minor liens that have arisen in the ordinary course of business and that do not, individually or in the aggregate, materially adversely affect the value of or the use of such property for its current and anticipated purposes.
“Person” means any individual, Entity or Governmental Authority.
“Pre-Closing Period” has the meaning set forth in Section 4.1(a).

“Prime Rate” means the rate of interest quoted in the print edition of The Wall Street Journal, “Money Rates” section, as the prime rate, as in effect from time to time.
“principal financial officer” has the meaning set forth in Section 2.6(a).
“principal executive officer” has the meaning set forth in Section 2.6(a).
“Protected Information” means any information that: (a) relates to or is capable of being linked to an identified or identifiable individual; (b) is governed, regulated or protected by any Information Privacy and Security Law; (c) is covered by the PCI DSS; or (e) is subject to a confidentiality obligation under a Company Contract or in which any Acquired Company has Intellectual Property Rights.
“Proxy Statement” means the proxy statement to be sent to the Company’s stockholders in connection with the Company Stockholders Meeting.
“Registered IP” means all Intellectual Property Rights that are registered, filed or issued with, by or under the authority of any Governmental Authority, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.
“Release” means any presence emission, spill, seepage, leak, escape, leaching, discharge, injection, pumping, pouring, emptying, dumping, disposal, migration, threatened release or release of Hazardous Substances from any source into, through or upon the indoor or outdoor environment.
“Representatives” means directors, officers, other employees, agents, attorneys, accountants and financial and other advisors and representatives.
“Required Company Stockholder Vote” has the meaning set forth in Section 2.22.
“Required Parent Stockholder Vote” has the meaning set forth in Section 3.13.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.
“SEC” means the United States Securities and Exchange Commission.
“Section 409A” has the meaning set forth in Section 2.3(c).
“Securities Act” means the Securities Act of 1933, as amended.
“Significant Subsidiary” means, with respect to an Entity, any Subsidiary of such Entity that owns assets that constitute or account for 10% or more of the consolidated net revenues, consolidated net income or consolidated assets of such Entity and all of its Subsidiaries taken as a whole.
“Software” means, collectively, computer software (including drivers), firmware and other code incorporated or embodied in hardware devices, data files, source code and object codes, tools, user interfaces, manuals and other specifications and documentation and all know-how relating thereto.
“Source Material” means, collectively, any Software or integrated-circuit, hardware, or component design or programming materials, or related documentation, expressed in source code or other human-readable form, and any elements of design or programming in netlist, hardware description language, or photomask form, including any design databases, GDSII files and circuit schematics and simulations.
“SPAC Merger Agreement” means that certain Agreement and Plan of Merger dated as of October 21, 2020, by and among the Company, Acamar Partners Sub, Inc. and CarLotz, Inc.
“Specified Company Representations” means the representations and warranties of the Company contained in Sections 2.3, 2.4, the first sentence of 2.7, 2.20, 2.21, 2.22 and 2.23 of the Agreement.
“Specified Parent Representations” means the representations and warranties of Parent and Merger Sub contained in Sections 3.3, 3.4, the first sentence of 3.7, 3.16, 3.21, 3.22 and 3.23 of the Agreement.
“Subsidiary” of an Entity shall mean another Person if such Person directly or indirectly owns or purports to own, beneficially or of record: (a) an amount of voting securities or other interests in the Entity that is sufficient to enable the Person to elect at least a majority of the members of the Entity’s board of directors or other governing body; or (b) at least 50% of the outstanding equity, voting or financial interests in the Entity.
“Support Agreement” has the meaning set forth in the Recitals.
“Surviving Corporation” has the meaning set forth in Section 1.1.
“Takeover Statue” has the meaning set forth in Section 2.20.
“Tax” means any federal, state, local, foreign or other tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Authority. For purposes of this Agreement, “Tax” also includes any obligations under any agreements or arrangements with any person with respect to the Liability for, or sharing of, taxes (including pursuant to Treasury Regulations Section 1.1502-6 or comparable provisions of state, local or foreign tax law) and including any Liability for taxes as a transferee or successor, by contract or otherwise.
“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Applicable Law relating to any Tax.
“Tenant Lease” has the meaning set forth in Section 2.10(d).
“Transaction Expenses” means, with respect to any Person, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, or otherwise payable by, such Person in connection with the negotiation, preparation or execution of this Agreement, the performance of its covenants or agreements in this Agreement or the consummation of the Contemplated Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, placement agents, brokers, investment bankers, consultants, or other agents or service providers of such Person, and (b) any success, change of control, retention, transaction bonus, severance or other similar payment or amount to any Person as a result of, or in connection with, this Agreement or the Contemplated Transactions and the employer portion of employment, payroll or similar Taxes payable as a result of the foregoing.
“Treasury Regulations” means the regulations promulgated under the Code.
“Uncertificated Share” has the meaning set forth in Section 1.6.
“Union” means any labor organization, union, works council, or similar entity, or other body representing one or more Company Associates or Parent Associates, as applicable.
“WARN Act” has the meaning set forth in Section 2.19(d).

Exhibit B-1
Company Stockholders Entering into Support Agreements
1.    TRP Capital Partners
2.    LP and Acamar Partners Acquisition Corp.
3.    Luis Solorzano

EXHIBIT B-2
Parent Stockholders Entering into Support Agreements
1.    George Arison, Irakly George LLC and IGA Holdings, LLC
2.    DCM VIII, L.P. and DCM Affiliates Fund VIII, L.P.
3.    Threshold Ventures I, L.P. and Threshold Ventures I Partner Fund, LLC
4.     G2VP, LLC
5    Tobias Russell

B-2

Exhibit C
Form of A&R Sponsor Letter Agreement
Shift Technologies, Inc.
[Address]

CarLotz, Inc.
[Address]

CarLotz Group, Inc.
[Address]

Re: Amended and Restated Sponsor Letter Agreement
Ladies and Gentlemen:

This letter (this “Sponsor Letter Agreement”) is being delivered to you in accordance with that certain Agreement and Plan of Merger dated as of the date hereof (the “Merger Agreement”), by and among Shift Technologies, Inc., a Delaware corporation (“Parent”), Shift Remarketing Operations, Inc., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), and CarLotz, Inc., a Delaware corporation (the “Company”), and hereby amends and restates in its entirety that certain letter dated October 21, 2020 (the “Prior Letter Agreement”), from Acamar Partners Sponsor I LLC, a Delaware limited liability company (the “Sponsor”) to the Company and CarLotz Group, Inc., a Delaware corporation (“CarLotz OpCo”). Certain capitalized terms used herein are defined in paragraph 9 hereof. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. Pursuant to the Merger Agreement (and subject to the terms and conditions set forth therein), Merger Sub will merge with and into the Company, with the Company surviving the merger (the “Merger”).

The Sponsor is currently, and as of immediately prior to the Closing will be, the record and beneficial owner of 3,819,665 shares of Company Common Stock that are subject to restrictions on Transfer set forth in the Prior Letter Agreement (the “Restricted Founder Shares”), which Restricted Founder Shares shall be exchanged for shares of Parent Common Stock issued as Merger Consideration in connection with the Closing of the Merger (any shares of Parent Common Stock issued in respect of the Restricted Founder Shares, and any shares issued in respect thereof including by means of or as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any such securities, the “Restricted Parent Shares”).

In accordance with paragraph 2 and paragraph 20 of the Prior Letter Agreement, the Parties hereto intend to amend and restate the Prior Letter Agreement to give effect to the Merger, and, intending to be legally bound, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor hereby agrees with the Company, Parent, Merger Sub and CarLotz OpCo as follows:

1. The Sponsor hereby agrees and acknowledges that (i) the Company, Parent and Merger Sub would be irreparably injured in the event of a breach by the Sponsor of its obligations under paragraphs 2 and 4 of this Sponsor Letter Agreement, (ii) monetary damages may not be an adequate remedy for such breach and (iii) the non-breaching party shall be entitled to injunctive relief, in addition to any other remedy that such party may have in law or in equity, in the event of such breach.

    C-1

2. The Sponsor agrees that it shall not Transfer any Restricted Parent Shares until (collectively, the “Lock-up Period”):

Section 1.with respect to 50% of such Restricted Parent Shares, the date on which the closing trading price of the Parent Common Stock has been greater than a per-share amount equal to $12.50, divided by the Exchange Ratio (in each case, as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Parent Common Stock) over any twenty (20) Trading Days within any thirty (30) Trading Day period from the Closing of the Merger; and

Section 2.with respect to 50% of such Restricted Parent Shares, the date on which the closing trading price of the Parent Common Stock has been greater than a per-share amount equal to $15.00, divided by the Exchange Ratio (in each case, as equitably adjusted for stock splits, stock dividends, special cash dividends, reorganizations, combinations, recapitalizations and similar transactions affecting the Parent Common Stock) over any twenty (20) Trading Days within any thirty (30) Trading Day period from the Closing of the Merger(the date on which such condition is satisfied the “Final Release Date”).

3. The certificates evidencing the Restricted Parent Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES EVIDENCED HEREIN ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS, SET FORTH IN THE AMENDED AND RESTATED SPONSOR LETTER AGREEMENT DATED AS OF AUGUST 9, 2022, BY AND AMONG THE HOLDER HEREOF AND THE OTHER PARTIES THERETO.

4. Notwithstanding the provisions set forth in paragraph 2, Transfers of the Restricted Parent Shares that are held by the Sponsor or any of its permitted transferees (that have complied with this paragraph 4) are permitted (a) to Parent’s officers or directors, any affiliates and its employees or family member of any of Parent’s officers or directors, (b) to any members of the Sponsor or any affiliates of the Sponsor; (c) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) by private sales transfer made in connection with the consummation of the Merger; provided, however, that in the case of clauses (a) through (f) these permitted transferees must enter into a written agreement with Parent agreeing to be bound by the transfer restrictions in and other provisions contained in this Agreement.

6. Forfeiture of Restricted Parent Shares. In the event of the failure to achieve the trading price threshold set forth in Section 2(a) on or prior to January 21, 2026 (the first Business Day following the end of such period, the “Forfeiture Date”), or the failure to achieve the trading price threshold set forth in Section 2(b) on or prior to the Forfeiture Date, the portion of the Restricted Parent Shares, the release of the lockup of which is subject to the achievement of the applicable threshold, shall be forfeited and transferred to Parent by the holder that Beneficially Owns such Restricted Parent Shares without any consideration for such Transfer. For the avoidance of doubt, prior to the Forfeiture Date, all of the holders of Restricted Parent Shares shall have the right to vote such shares and to receive dividends with respect to such shares.

7. The Sponsor represents and warrants that it has never been suspended or expelled from membership in any securities or commodities exchange or association or had a securities or commodities license or registration denied, suspended or revoked. The Sponsor represents and warrants that it is not subject to, or a respondent in, any legal action for any injunction, cease-and-desist order or order or stipulation to desist or refrain from any act or practice relating to the offering of securities in any jurisdiction; it, he or she has never been convicted of, or pleaded guilty to, any crime (i) involving fraud, (ii) relating to any financial transaction or handling of funds of another person or (iii) pertaining to any dealings in any securities and it is not currently a defendant in any such criminal proceeding.

8. The Sponsor has full right and power, without violating any agreement to which it is bound (including, without limitation, any non-competition or non-solicitation agreement with any employer or former employer), to enter into this Sponsor Letter Agreement.

9. As used herein:

(i) “Beneficially Own” has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii) “Transfer” shall mean the (a) direct or indirect transfer, sale of, offer to sell, contract or any agreement to sell, hypothecate, pledge, encumber grant of any option to purchase or otherwise dispose of, either voluntarily or involuntarily, or any agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

10. This Sponsor Letter Agreement and the other agreements referenced herein constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersede all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby, including, without limitation, with respect to the Sponsor, the Company and CarLotz Opco, the Prior Letter Agreement. This Sponsor Letter Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by the Company and Parent, or after the Closing, by Parent, and the other parties charged with such change, amendment, modification or waiver. In the event of any valid termination of the Merger Agreement, this Sponsor Letter Agreement shall be null and void and of no further force or effect in accordance with Section 16.

11. No party hereto may, except as set forth herein, assign either this Sponsor Letter Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties. Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Sponsor Letter Agreement shall be binding on, and inure to the benefit of, the Sponsor, Parent, the Company and CarLotz OpCo and their respective successors, heirs, personal representatives and assigns and permitted transferees.

12. This Sponsor Letter Agreement may be executed in any number of original, electronic or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

13. This Sponsor Letter Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Sponsor Letter Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Sponsor Letter Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

14. This Sponsor Letter Agreement, and all claims or causes of action based upon, arising out of, or related to this Sponsor Letter Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Applicable Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Applicable Laws of another jurisdiction. Any Legal Proceeding based upon, arising out of or related to this Sponsor Letter Agreement or the transactions contemplated hereby shall be heard and determined exclusively in the Delaware Court of Chancery; provided, however, that if jurisdiction is not then available in the Delaware Court of Chancery, then any such Legal Proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or convenience of forum, agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court, and agrees not to bring any Legal Proceeding arising out of or relating to this Sponsor Letter Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Applicable Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding brought pursuant to this paragraph. The prevailing party in any such Legal Proceeding (as determined by a court of competent jurisdiction) shall be entitled to be reimbursed by the non-prevailing party for its reasonable expenses, including reasonable attorneys’ fees, incurred with respect to such Legal Proceeding. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED UPON, ARISING OUT OF OR RELATED TO THIS SPONSOR LETTER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

15. Any notice, consent or request to be given in connection with any of the terms or provisions of this Sponsor Letter Agreement shall be in writing and shall be sent or given in accordance with the terms of Section 9.8 of the Merger Agreement to the applicable party at its principal place of business.

16. This Sponsor Letter Agreement shall terminate on the earlier of (a) the Final Release Date occurring on or before the Forfeiture Date and (b) the Forfeiture Date. In the event of a valid termination of the Merger Agreement, this Sponsor Letter Agreement shall be of no force and effect and shall revert to the Prior Letter Agreement. No such termination or reversion shall relieve the Sponsor, Parent or the Company from any obligation accruing, or liability resulting from a breach of this Sponsor Letter Agreement occurring prior to such termination or reversion.

17. The Sponsor hereby represents and warrants to Parent and the Company as follows: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, and the execution, delivery and performance of this Sponsor Letter Agreement and the consummation of the transactions contemplated hereby are within the Sponsor’s limited liability company powers and have been duly authorized by all necessary limited liability company actions on the part of the Sponsor; (ii) this Sponsor Letter Agreement has been duly executed and delivered by the Sponsor and, assuming due authorization, execution and delivery by the other parties to this Sponsor Letter Agreement, this Sponsor Letter Agreement constitutes a legally valid and binding obligation of the Sponsor, enforceable against the Sponsor in accordance with the terms hereof (subject to Enforceability Exceptions); (iii) the execution and delivery of this Sponsor Letter Agreement by the Sponsor does not, and the performance by the Sponsor of its obligations hereunder will not,

(A) conflict with or result in a violation of the organizational documents of the Sponsor, or (B) require any consent or approval that has not been given or other action that has not been taken by any third party (including under any Contract binding upon the Sponsor or the Sponsor’s Restricted Founder Shares or Restricted Parent Shares), in each case, to the extent such consent, approval or other action would prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Letter Agreement; (iv) there are no Legal Proceedings pending against the Sponsor or, to the knowledge of the Sponsor, threatened against the Sponsor, before (or, in the case of threatened Legal Proceedings, that would be before) any arbitrator or any Governmental Authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by the Sponsor of its obligations under this Sponsor Letter Agreement; (v) no financial advisor, investment banker, broker, finder or other similar intermediary is entitled to any fee or commission from the Sponsor, any of its Subsidiaries or any of its respective Affiliates in connection with the Merger Agreement or this Sponsor Letter Agreement or any of the respective transactions contemplated thereby and hereby, in each case, based upon any arrangement or agreement made by or, to the knowledge of the Sponsor, on behalf of the Sponsor, for which Parent, the Company or any of their respective Affiliates would have any obligations or liabilities of any kind or nature; (vi) the Sponsor has had the opportunity to read the Merger Agreement and this Sponsor Letter Agreement and has had the opportunity to consult with its tax and legal advisors; (vii) the Sponsor has not entered into, and shall not enter into, any agreement that would restrict, limit or interfere with the performance of the Sponsor’s obligations hereunder; and (viii) the Sponsor has good title to all such Restricted Founder Shares.

18. If, and as often as, there are any changes in Parent or the Restricted Parent Shares by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Sponsor Letter Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to Parent or Parent’s successor or the surviving entity of such transaction and the Restricted Parent Shares, each as so changed. For avoidance of doubt, such equitable adjustment shall be made to the performance criteria set forth in paragraph 2.

19. Each of the parties hereto agrees to execute and deliver hereafter any further document, agreement or instrument of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof and as may be reasonably requested in writing by another party hereto.

[signature page follows]

Sincerely,
ACAMAR PARTNERS SPONSOR I LLC

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

By: _______________________________________
Name:
Title:

Acknowledged and Agreed:
SHIFT TECHNOLOGIES, INC.

By: _______________________________________
Name:
Title:

Acknowledged and Agreed:
CARLOTZ, INC.

By: _______________________________________
Name:
Title:

Acknowledged and Agreed:
CARLOTZ GROUP, INC.

By: _______________________________________
Name:
Title:

Exhibit D
Form of Amended and Restated Certificate of Incorporation of Surviving Corporation

THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
CARLOTZ, INC.

ARTICLE I.
The name of the corporation is CarLotz, Inc. (the “Corporation”).
ARTICLE II.
The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange St., City of Wilmington, in the County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE III.
The nature of the business of the Corporation and the objects or purposes to be transacted, promoted or carried on by it are as follows: To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE IV.
The Corporation shall have perpetual existence.
ARTICLE V.
The total number of shares of all classes of stock that the Corporation is authorized to issue is TEN THOUSAND (10,000) shares of Common Stock with a par value of $0.0001 per share.
ARTICLE VI.
The Board of Directors of the Corporation (the “Board”) is expressly authorized to make, alter or repeal the Bylaws of the Corporation.
ARTICLE VII.
Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.
ARTICLE VIII.
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
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ARTICLE IX.
Section 1. Right to Indemnification of Directors and Officers. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (an “Indemnified Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Indemnified Person in such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 3 of this Article IX, the Corporation shall be required to indemnify an Indemnified Person in connection with a Proceeding (or part thereof) commenced by such Indemnified Person only if the commencement of such Proceeding (or part thereof) by the Indemnified Person was authorized in advance by the Board.

Section 2. Prepayment of Expenses of Directors and Officers. The Corporation shall pay the expenses (including attorneys' fees) incurred by an Indemnified Person in defending any Proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the Indemnified Person to repay all amounts advanced if it should be ultimately determined that the Indemnified Person is not entitled to be indemnified under this Article IX or otherwise.

Section 3. Claims by Directors and Officers. If a claim for indemnification or advancement of expenses under this Article IX is not paid in full within 30 days after a written claim therefor by the Indemnified Person has been received by the Corporation, the Indemnified Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action, the Corporation shall have the burden of proving that the Indemnified Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. Indemnification of Employees and Agents. The Corporation may indemnify and advance expenses to any person who was or is made or is threatened to be made or is otherwise involved in any Proceeding by reason of the fact that such person, or a person for whom such person is the legal representative, is or was an employee or agent of the Corporation or, while an employee or agent of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, limited liability company, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person in connection with such Proceeding. The ultimate determination of entitlement to indemnification of persons who are non-director or officer employees or agents shall be made in such manner as is determined by the Board in its sole discretion. Notwithstanding the foregoing sentence, the Corporation shall not be required to indemnify a person in connection with a Proceeding initiated by such person if the Proceeding was not authorized in advance by the Board.

Section 5. Advancement of Expenses of Employees and Agents. The Corporation may pay the expenses (including attorneys’ fees) incurred by an employee or agent in defending any Proceeding in advance of its final disposition on such terms and conditions as may be determined by the Board.
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Section 6. Non-Exclusivity of Rights. The rights conferred on any person by this Article IX shall not be exclusive of any other rights that such person may have or hereafter acquire under any statute, provision of this Third Amended and Restated Certificate of Incorporation, by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer or employee of another corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, limited liability company, joint venture, trust, organization or other enterprise.

Section 8. Insurance. The Board may, to the full extent permitted by applicable law as it presently exists, or may hereafter be amended from time to time, authorize an appropriate officer or officers to purchase and maintain at the Corporation’s expense insurance: (i) to indemnify the Corporation for any obligation that it incurs as a result of the indemnification of directors, officers and employees under the provisions of this Article IX; and (ii) to indemnify or insure directors, officers and employees against liability in instances in which they may not otherwise be indemnified by the Corporation under the provisions of this Article IX.
Section 9. Amendment or Repeal. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification. The rights provided hereunder shall inure to the benefit of any Indemnified Person and such person’s heirs, executors and administrators.
Section 10. Severability. If any provision or provisions of this Article IX shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Section 11. Contract Rights. The rights provided to Indemnified Persons pursuant to this Article IX shall be contract rights and such rights shall continue as to an Indemnified Person who has ceased to be a director, officer, agent or employee and shall inure to the benefit of such Indemnified Person’s heirs, executors and administrators.
Any amendment, repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.
ARTICLE X.
    The Corporation shall not be governed by Section 203 of the Delaware General Corporation Law.
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IN WITNESS WHEREOF, the undersigned has executed this Third Amended and Restated Certificate of Incorporation on this ___ day of __________, 2022.

Name: [●]
Title: Authorized Person

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